As filed with the Securities and Exchange Commission on February 13, 2017

Registration No. 333-202724

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSHARES TRUST II

(Exact name of registrant as specified in its charter)

Delaware	6221	87-6284802
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, MD 20814

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 to the Registration Statement (the “Registration Statement”) of ProShares Trust II (the “Registrant”) is being filed to update the Registration Statement by updating the Registrant’s Financial Statements after the filing of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

PROSHARES TRUST II

Common Units of Beneficial Interest

Fund	Benchmark	Proposed Maximum Aggregate Offering Price
ProShares VIX Mid-Term Futures ETF (VIXM)	S&P 500® VIX Mid-Term Futures Index	$555,231,376
ProShares Ultra Bloomberg Natural Gas (BOIL)	Bloomberg Natural Gas SubindexSM	$427,459,640
ProShares UltraShort Bloomberg Natural Gas (KOLD)	Bloomberg Natural Gas SubindexSM	$344,275,705
ProShares UltraShort Silver (ZSL)	The daily performance of silver bullion as measured by the London Silver Price	$1,950,297,178
ProShares UltraShort Australian Dollar (CROC)	The U.S. dollar price of the Australian dollar	$172,771,084
ProShares Ultra Euro (ULE)	The U.S. dollar price of the euro	$119,594,796
ProShares Short Euro (EUFX)	The U.S. dollar price of the euro	$153,418,934
ProShares Ultra Yen (YCL)	The U.S. dollar price of the Japanese yen	$138,726,333

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of any or all of the eight series of the Trust listed above (each, a “Fund” and collectively, the “Funds”) or other series of the Trust, which represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. Please note that the Trust has series other than the Funds. Each Fund’s Shares will be offered on a continuous basis from time to time.

The Shares of ProShares VIX Mid-Term Futures ETF (the “VIX Futures Fund”), ProShares Ultra Bloomberg Natural Gas and ProShares UltraShort Bloomberg Natural Gas (each, a “Natural Gas Fund” and collectively, the “Natural Gas Funds”) , ProShares UltraShort Silver (the “Silver Fund”), ProShares UltraShort Australian Dollar, ProShares Ultra Euro, ProShares Short Euro and ProShares Ultra Yen (each a “Currency Fund” and collectively, the “Currency Funds”) are listed on NYSE Arca Equities, Inc. (the “Exchange”) under the ticker symbols shown above.

Each of the Funds, other than the VIX Futures Fund, is “geared” (each, a “Geared Fund” and collectively, the “Geared Funds”) in the sense that each has an investment objective to correspond (before fees and expenses) to a multiple (i.e., 2x), the inverse (i.e., -1x) or an inverse multiple (i.e., -2x) of the performance of a benchmark for a single day, not for any other period. The VIX Futures Fund seeks exposure to forward implied equity market volatility as measured by the S&P 500 VIX Mid-Term Futures Index (the “VIX Mid-Term Futures Index”). The VIX Futures Fund is a matching fund (the “Matching Fund”) which seeks results (before fees and expenses) that, both for a single day and over time, match the performance of the VIX Mid-Term Futures Index. A “single day” is measured from the time a Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation times for the Funds typically range from 7:00 a.m. to 4:15 p.m. (Eastern Time); please see the section entitled “Summary-Creation and Redemption Transactions” on page 3 for additional details on the NAV calculation times for the Funds.

The Funds do not currently intend to invest directly in spot volatility or currencies. Rather, the Funds will attempt to gain exposure to the applicable benchmark through investments in Financial Instruments (i.e., instruments whose value is derived from the value of an underlying asset, rate or benchmark, including futures contracts, swap agreements, forward contracts and other instruments).

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 5.

Each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Fund.

The Geared Funds are not appropriate for all investors and present different risks than other funds. The Geared Funds that use leverage are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Geared Fund if he or she understands the consequences of seeking daily leveraged, daily inverse or daily inverse leveraged investment results.

Each Geared Fund seeks to return (before fees and expenses) a multiple (2x), the inverse (-1x) or an inverse multiple (-2x) of the performance of its benchmark for a single day, not for any other period. The return of a Geared Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from the Geared Fund’s multiple times the return of the Geared Fund’s benchmark for the same period. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Geared Fund’s return for a period as the return of the Geared Fund’s underlying benchmark. Each Geared Fund uses leverage and should produce daily returns that are more volatile than that of its benchmark. For example, the return for a single day of each Ultra Fund with its 2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the same benchmark. The return for a single day of each UltraShort Fund with its -2x inverse multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the same benchmark. The Inverse Fund is designed to return for a single day the inverse (-1x) of the return that would be expected of a fund with an objective of matching the same benchmark for such day.

The VIX Futures Fund is not appropriate for all investors and presents many different risks than other types of funds, including risks relating to investing in VIX.

An investor should only consider an investment in the VIX Futures Fund if he or she understands the consequences of seeking exposure to VIX futures contracts. The VIX Futures Fund is benchmarked to the S&P 500 VIX Mid-Term Futures Index, an investable index of VIX futures contracts. The VIX Futures Fund is a matching fund (the “Matching Fund”) which seeks results (before fees and expenses) that, both for a single day and over time, match the performance of the VIX Mid-Term Futures Index. The VIX Futures Fund is not benchmarked to the VIX Index (which is commonly referred to as the “VIX”). The VIX is a non-investable index that measures the implied volatility of the S&P 500. For these purposes, “implied volatility” is a measure of the expected volatility (i.e., the rate and magnitude of variations in performance) of the S&P 500 over the next 30 days. The VIX does not represent the actual volatility of the S&P 500. The VIX is calculated based on the prices of a constantly changing portfolio of S&P 500 put and call options. The Index underlying the VIX Futures Fund consists of mid-term VIX futures contracts. As such, the performance of the Index and the VIX Futures Fund can be expected to be very different from the actual volatility of the S&P 500 or the performance of the VIX Index.

The VIX Futures Fund’s investments can be highly volatile and the Fund may experience large losses from buying, selling or holding such investments. Unlike certain other asset classes that, in general, have historically increased in price over long periods of time, the volatility of the S&P 500 as measured by the VIX has historically reverted to a long-term average level over time. As such, the potential upside of long or short exposure to VIX futures contracts may be limited. In addition, gains of the VIX Futures Fund, if any, may be subject to significant and unexpected reversals. The VIX Futures Fund generally is intended to be used only for short-term investment horizons. As with all investments, an investor in any of the Funds could potentially lose the full principal value of his/her investment, even over periods as short as one day. However, investors holding Shares of the VIX Futures Fund beyond short-term periods have an increased risk of losing a substantial portion of their investment. Historically, the longer an investor’s holding period in the VIX Futures Fund, the greater the potential of loss.

Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

Each Fund continuously offers and redeems Shares in blocks of 50,000 Shares (25,000 Shares with respect to the VIX Futures Fund only) (each such block, a “Creation Unit”). Only Authorized Participants may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). Shares of the Funds are offered to Authorized Participants in Creation Units at each Fund’s respective NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

            , 2017

The Shares are neither interests in nor obligations of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGES 55 THROUGH 57, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 55 THROUGH 57.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 6 THROUGH 27.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY, IN CERTAIN INSTANCES, BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

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THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF THE FUNDS ARE MAINTAINED AS FOLLOWS:

•	All marketing materials are maintained at the offices of:

SEI Investments Distribution Co. (“SEI” or the “Distributor”)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

•	Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of:

Brown Brothers Harriman & Co. (“BBH&Co.” or the “Custodian”)

50 Post Office Square

Boston, Massachusetts 02110

•	All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The main business telephone number of each of the Funds and the Sponsor is (240) 497-6400.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.PROSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

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PROSHARES TRUST II

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PART ONE:

OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information in this Prospectus before investing in any Shares, including the information under the caption “Risk Factors,” and all exhibits to this Prospectus, as well as the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Reports on Form 10-K, as amended, Quarterly Reports on Form 10-Q, as amended, and Current Reports, if any, on Form 8-K. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary in Appendix A.

Important Information About the Funds

The Geared Funds are not appropriate for all investors and present different risks than other types of funds. The Geared Funds that use leverage are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Geared Fund if he or she understands the consequences of seeking daily leveraged, daily inverse or daily inverse leveraged investment results.

Each Geared Fund seeks to return (before fees and expenses) a multiple (2x), the inverse (-1x) or an inverse multiple (-2x) times of the performance of its benchmark daily, not for any other period. The return of a Geared Fund for a period longer than a single day is the result of its return for each day compounded over the extended period and usually will differ from the Geared Fund’s multiple times the return of the Geared Fund’s benchmark for the same period. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Geared Fund’s return for a period as the return of the Geared Fund’s underlying benchmark. Each Geared Fund uses leverage and should produce daily returns that are more volatile than that of its benchmark. For example, the return for a single day of Ultra Fund with its 2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the same benchmark. The return for a single day of each UltraShort Fund with its -2x inverse multiple should be approximately two times as volatile for a single day as the return of a fund with an objective matching the same benchmark for such a day. The Inverse Fund is designed to return for a single day the inverse (-1x) of the return that would be expected of a fund with an objective of matching the same benchmark.

The VIX Futures Fund is not appropriate for all investors and present many different risks than other types of funds, including risks relating to investing in VIX future.

An investor should only consider an investment in the VIX Futures Fund if he or she understands the consequences of seeking exposure to VIX futures contracts. The VIX Futures Fund is benchmarked to the S&P 500 VIX Mid-Term Futures Index, an investable index of VIX futures contracts. The VIX Futures Fund is a matching fund (the “Matching Fund”) which seeks results (before fees and expenses) that, both for a single day and over time, match the performance of the VIX Mid-Term Futures Index. The VIX Futures Fund is not benchmarked to the VIX Index (which is commonly referred to as the “VIX”). The VIX is a non-investable index that measures the implied volatility of the S&P 500. For these purposes, “implied volatility” is a measure of the expected volatility (i.e., the rate and magnitude of variations in performance) of the S&P 500 over the next 30 days. The VIX does not represent the actual volatility of the S&P 500. The VIX is calculated based on the prices of a constantly changing portfolio of S&P 500 put and call options. The Index underlying the VIX Futures Fund consists of mid-term VIX futures contracts. As such, the performance of the Index and the VIX Futures Fund can be expected to be very different from the actual volatility of the S&P 500 or the performance of the VIX.

The VIX Futures Fund’s investments can be highly volatile and the Fund may experience large losses from buying, selling or holding such investments. Unlike certain other asset classes that, in general, have historically increased in price over long periods of time, the volatility of the S&P 500 as measured by the VIX has historically reverted to a long-term average level over time. As such, the potential upside of long or short exposure to VIX futures contracts may be limited. In addition, gains of the VIX Futures Fund, if any, may be subject to significant and unexpected reversals. The VIX Futures Fund generally is intended to be used only for short-term investment horizons. As with all investments, an investor in any of the Funds could potentially lose the full principal value of his/her investment, even over periods as short as one day. However, investors holding Shares of the VIX Futures Fund beyond short-term periods have an increased risk of losing a substantial portion of their investment. Historically, the longer an investor’s holding period in the VIX Futures Fund, the greater the potential of loss.

Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

Overview

The Matching Fund

The VIX Futures Fund offers investors the opportunity to obtain “matching” (i.e., not leveraged, inverse or inverse leveraged) exposure to the benchmark, as described herein.

The Geared Funds

The Geared Funds offer investors the opportunity to obtain leveraged, inverse or inverse leveraged exposure to a particular benchmark. The Geared Funds currently include the Natural Gas Index Funds (the “Natural Gas Funds”), which are funds linked to futures-based commodity indexes, the Silver fund, which is a fund linked to the daily performance of silver bullion, and Currency Funds, which are funds linked to individual currency exchange rates. Each Geared Fund targets a multiple, the inverse or an inverse multiple of the return for a single day of such benchmarks, rather than targeting a multiple, the inverse or an inverse multiple of the benchmark returns over any other period. The “Short Fund” seeks, over a single day, results that correspond (before fees and expenses) to the inverse (-1x) of its corresponding benchmark. Each “Ultra Fund” and “UltraShort Fund” seeks, for a single day, results that correspond (before fees and expenses) to two times (2x) or two times the inverse (-2x), respectively, of the performance of its corresponding benchmark. The Geared Funds do not seek to achieve their stated objective over a period greater than a single day. A “single day” is measured from the time the Fund calculates its net asset value (NAV) to the time of the Fund’s next NAV calculation.

Each Geared Fund seeks to engage in daily rebalancing to position its portfolio so that its exposure to its benchmark is consistent with such Geared Fund’s daily investment objective. The impact of the benchmark’s movements during the day will affect whether a particular Geared Fund’s portfolio needs to be repositioned. For example, if the Short or an UltraShort Fund’s benchmark has risen on a given day, net assets of such Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if the Short or an UltraShort Fund’s benchmark has fallen on a given day, net assets of such Fund should rise. As a result, inverse exposure will need to be increased. For Ultra Funds, the Fund’s long exposure will need to be increased on days when such Fund’s benchmark rises and decreased on days when such Fund’s benchmark falls. Daily rebalancing and the compounding of each day’s return over time means that the return of each Geared Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from a multiple (2x), the inverse (-1x) or an inverse multiple (-2x) of the return of the Geared Fund’s benchmark for the same period. A Geared Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Geared Fund to lose money over time regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding.

All Funds

Each of the Funds generally invests in Financial Instruments (i.e., instruments whose value is derived from the value of an underlying asset, rate or benchmark (such asset, rate or benchmark, a “Reference Asset”)), including futures contracts, swap agreements, forward contracts and other instruments, in order to gain exposure to its applicable benchmark. Financial Instruments also are used to produce economically “leveraged,” “inverse” or “inverse leveraged” investment results for the Geared Funds.

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective. The mathematical model is engineered during the product development phase prior to a Fund’s launch and is adjusted, when necessary, in order to help the Funds achieve their investment objective. Changes to the mathematical model may occur at any time without notice to shareholders.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct conventional commodity, currency or volatility research or analysis, or forecast market movement or trends in managing the assets of the Funds. Each Fund generally seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to its underlying benchmark consistent with its investment objective without regard to market conditions, trends or direction.

ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor and commodity pool operator. The principal office of the Sponsor and the Funds is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Funds is (240) 497-6400.

Each Fund is listed below along with its corresponding benchmark:

The VIX Futures Fund*

Fund Name	Benchmark
ProShares VIX Mid-Term Futures ETF	S&P 500 VIX Mid-Term Futures Index (the “Mid-Term VIX Index”)

*	The VIX Futures Fund is benchmarked to an index comprised of VIX futures contracts and not to the VIX (as defined herein), which is calculated based on the prices of put and call options on the S&P 500. As such, the VIX Futures Fund can be expected to perform very differently from the VIX.

The Natural Gas Funds

Fund Name	Benchmark
ProShares Ultra Bloomberg Natural Gas	Bloomberg Natural Gas SubindexSM
ProShares UltraShort Bloomberg Natural Gas

The Silver Fund

Fund Name	Benchmark
ProShares UltraShort Silver	The daily performance of silver bullion as measured by the London Silver Price

The Currency Funds

Fund Name	Benchmark
ProShares UltraShort Australian Dollar	The U.S. dollar price of the Australian dollar
ProShares Ultra Euro	The U.S. dollar price of the euro
ProShares Short Euro
ProShares Ultra Yen	The U.S. dollar price of the Japanese yen

Purchases and Sales in the Secondary Market on NYSE Arca

The Shares of each Fund are listed on NYSE Arca (the Exchange) under the ticker symbols shown on the front cover of this Prospectus. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Creation Units in the Funds. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between the NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by SEI, generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not redeemable. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Handbook. The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with BBH&Co., the custodian of the Funds.

Creation and redemption transactions must be placed each day with SEI by the create/redeem cut-off time (stated below), or earlier if the Exchange or other exchange material to the valuation or operation of such Fund closes before such cut-off time, to receive that day’s NAV. Because the primary trading session for the commodities and/or futures contracts underlying certain of the Funds have different closing (or fixing) times than U.S. Equity markets, the NAV calculation times typically range from 7:00 a.m. to 4:15 p.m. Eastern Time.

Underlying Benchmark	Create/Redeem Cut-off	NAV Calculation Time
S&P 500 VIX Mid-Term Futures Index	2:00 p.m. (Eastern Time)	4:15 p.m. (Eastern Time)
Bloomberg Natural Gas Subindex	2:00 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)
Silver	6:30 a.m. (Eastern Time)	7:00 a.m. (Eastern Time)
Australian dollar	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Euro	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Yen	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

Breakeven Amounts

A Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amounts represent the estimated amount of trading income that each Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. It is not possible to predict whether a Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page 55, for more detailed tables showing Breakeven Amounts.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*
ProShares VIX Mid-Term Futures ETF	0.62	$80.00	0.49
ProShares Ultra Bloomberg Natural Gas	1.10	$40.00	0.44
ProShares UltraShort Bloomberg Natural Gas	1.32	$40.00	0.53
ProShares UltraShort Silver	1.37	$25.00	0.35
ProShares UltraShort Australian Dollar	0.79	$40.00	0.32
ProShares Ultra Euro	0.77	$25.00	0.20
ProShares Short Euro	0.77	$40.00	0.31
ProShares Ultra Yen	0.75	$25.00	0.20

*	The breakeven analysis set forth in this table assumes that the Shares have a constant month-end NAV, and assumes that the selling price per Share will equal the NAV. The analysis is based on an assumed NAV per Share of each Fund as listed in the table above under Assumed Selling Price Per Share. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01.

Important Tax Information

Please note that each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of the Fund. The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.

RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before they decide to purchase any Shares.

Key Risks Related to the Geared Funds

Due to the compounding of daily returns, the Geared Funds’ returns over periods longer than a single day will likely differ in amount and possibly even direction from the Geared Fund multiple times the benchmark return for the period.

Each of the Geared Funds is “geared” in the sense that each has an investment objective to correspond (before fees and expenses) to a multiple (i.e., 2x), the inverse (i.e., -1x) or an inverse multiple (i.e., -2x) of the performance of a benchmark for a single day. Each Geared Fund seeks investment results for a single day only, as measured from NAV calculation time to NAV calculation time, and not for any other period (see “Summary–Creation and Redemption Transactions” for the typical NAV calculation time of each Fund). The return of a Geared Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from a multiple (2x), the inverse (-1x) or an inverse multiple (-2x) of the return of the Geared Fund’s benchmark for the same period. A Geared Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Geared Fund to lose money over time regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding. Longer holding periods, higher benchmark volatility, inverse exposure and greater leverage each affect the impact of compounding on a Geared Fund’s returns. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Geared Fund’s return for a period as the return of the Geared Fund’s underlying benchmark.

Each Ultra Fund or UltraShort Fund uses leverage and should produce returns for a single day that are more volatile than that of its benchmark. For example, the return for a single day of an Ultra Fund with a 2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the same benchmark. Each Short or UltraShort Fund is designed to return for a single day the inverse (-1x) or two times the inverse (-2x), respectively, of the return for such day that would be expected of a fund with an objective of matching the same benchmark. The Geared Funds are not appropriate for all investors and present different risks than other funds. The Geared Funds that use leverage are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Geared Fund if he or she understands the consequences of seeking daily leveraged, daily inverse or daily inverse leveraged investment results for a single day. Daily objective geared funds, if used properly and in conjunction with the investor’s view on the future direction and volatility of the markets, can be useful tools for investors who want to manage their exposure to various markets and market segments and who are willing to monitor and/or periodically rebalance their portfolios. Shareholders who invest in the Geared Funds should actively manage and monitor their investments, as frequently as daily.

The hypothetical examples below illustrate how daily geared fund returns can behave for periods longer than a single day. Each involves a hypothetical fund XYZ that seeks to double the daily performance of benchmark XYZ. On each day, fund XYZ performs in line with its objective (two times (2x) the benchmark’s daily performance before fees and expenses). Notice that, in the first example (showing an overall benchmark loss for the period), over the entire seven-day period, the fund’s total return is more than two times the loss of the period return of the benchmark. For the seven-day period, benchmark XYZ lost 3.26% while fund XYZ lost 7.01% (versus -6.52% (or 2 x -3.26%)).

	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	97.00	-3.00%	-6.00%	$94.00
Day 2	99.91	3.00%	6.00%	$99.64
Day 3	96.91	-3.00%	-6.00%	$93.66
Day 4	99.82	3.00%	6.00%	$99.28
Day 5	96.83	-3.00%	-6.00%	$93.32
Day 6	99.73	3.00%	6.00%	$98.92
Day 7	96.74	-3.00%	-6.00%	$92.99

Total Return		-3.26%	-7.01%

Similarly, in another example (showing an overall benchmark gain for the period), over the entire seven-day period, the fund’s total return is considerably less than double that of the period return of the benchmark. For the seven-day period, benchmark XYZ gained 2.72% while fund XYZ gained 4.86% (versus 5.44% (or 2 x 2.72%)).

	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	103.00	3.00%	6.00%	$106.00
Day 2	99.91	-3.00%	-6.00%	$99.64
Day 3	102.91	3.00%	6.00%	$105.62
Day 4	99.82	-3.00%	-6.00%	$99.28
Day 5	102.81	3.00%	6.00%	$105.24
Day 6	99.73	-3.00%	-6.00%	$98.92
Day 7	102.72	3.00%	6.00%	$104.86

Total Return		2.72%	4.86%

These effects are caused by compounding, which exists in all investments, but has a more significant impact in geared funds. In general, during periods of higher benchmark volatility, compounding will cause an Ultra Fund’s results for periods longer than a single day to be less than two times (2x) the return of the benchmark (or less than the inverse (-1x) or two times the inverse (-2x) times the return of the benchmark for the Short and UltraShort Funds, respectively). This effect becomes more pronounced as volatility increases. Conversely, in periods of lower benchmark volatility (particularly when combined with higher benchmark returns), an Ultra Fund’s returns over longer periods can be higher than two times (2x) the return of the benchmark. Actual results for a particular period, before fees and expenses, are also dependent on the magnitude of the benchmark return in addition to the benchmark volatility. Similar effects exist for the Short and UltraShort Funds, and the significance of these effects may be even greater with such inverse or inverse leveraged funds.

The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one-year performance of a benchmark compared with the performance of a geared fund that perfectly achieves its geared daily investment objective. The graphs demonstrate that, for periods greater than a single day, a geared fund is likely to underperform or overperform (but not match) the benchmark performance (or the inverse of the benchmark performance) times the multiple stated as the daily fund objective. Investors should understand the consequences of holding daily rebalanced funds for periods longer than a single day and should actively manage and monitor their investments, as frequently as daily. A one-year period is used solely for illustrative purposes. Deviations from the benchmark return (or the inverse of the benchmark return) times the fund multiple can occur over periods as short as two days (each day as measured from NAV to NAV) and may also occur in periods shorter than a single day (when measured intraday as opposed to NAV to NAV). See “—Intraday Price/Performance Risk” below for additional details. To isolate the impact of daily leveraged, inverse or inverse leveraged exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates (to obtain required leveraged, inverse or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (2x, -1x or -2x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses greater than zero percent were included, the fund’s performance would also be different than shown. Each of the graphs also assumes a volatility rate of 40% which is an approximate average of the five-year historical volatility rate of the most volatile benchmark referenced herein (the Bloomberg Natural Gas SubindexSM) as of December 31, 2016. A benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in its returns.

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., provides a return of 0% over the course of the year), but the Short Fund (-1x) is down.

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is down over the year, but the Short Fund (-1x) is up less than the inverse of the benchmark.

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is up over the year, but the Short Fund (-1x) is down more than the inverse of the benchmark.

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., provides a return of 0% over the course of the year), but the Ultra Fund (2x) and the UltraShort Fund (-2x) are both down.

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is down over the year, but the Ultra Fund (2x) is down less than two times the benchmark and the UltraShort Fund (-2x) is up less than two times the inverse of the benchmark.

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is up over the year, but the Ultra Fund (2x) is up less than two times the benchmark and the UltraShort Fund (-2x) is down more than two times the inverse of the benchmark.

The historical five-year average volatility of the benchmarks utilized by the Funds ranges from 8.58% to 40.11%, as set forth in the table below.

Benchmark	Historical Five-Year Average December 31, 2016
S&P 500 VIX Mid-Term Futures Index	31.92%
Bloomberg Natural Gas Subindex	40.11%
The daily performance of silver bullion as measured by the London Silver Price	27.27%
The U.S. dollar price of the Australian dollar	10.06%
The U.S. dollar price of the euro	8.58%
The U.S. dollar price of the Japanese yen	9.80%

The tables below illustrate the impact of two factors that affect a geared fund’s performance: benchmark volatility and benchmark return. Benchmark volatility is a statistical measure of the magnitude of fluctuations in the returns of a benchmark and is calculated as the standard deviation of the natural logarithms of one plus the benchmark return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of benchmark volatility and benchmark return over a one-year period. To isolate the impact of daily leveraged, inverse or inverse leveraged exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged, inverse or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (2x, -1x or -2x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses were included, the fund’s performance would be different than shown. The first table below shows an example in which a geared fund has an investment objective to correspond (before fees and expenses) to two times (2x) the daily performance of a benchmark. The geared fund could incorrectly be expected to achieve a 20% return on a yearly basis if the benchmark return was 10%, absent the effects of compounding. However, as the table shows, with a benchmark volatility of 40%, such a fund would return 3.1%. In the charts below, shaded areas represent those scenarios where a geared fund with the investment objective described will outperform (i.e., return more than) the benchmark performance times the stated multiple in the fund’s investment objective; conversely areas not shaded represent those scenarios where the fund will underperform (i.e., return less than) the benchmark performance times the multiple stated as the daily fund objective.

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Two Times (2x) the Daily Performance of a benchmark.

One Year Benchmark Performance	Two Times (2x) One Year Benchmark Performance			Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	-120%	-84.0%	-84.0%	-84.2%	-84.4%	-84.6%	-85.0%	-85.4%	-85.8%	-86.4%	-86.9%	-87.5%	-88.2%	-88.8%	-89.5%	-90.2%
-55%	-110%	-79.8%	-79.8%	-80.0%	-80.2%	-80.5%	-81.0%	-81.5%	-82.1%	-82.7%	-83.5%	-84.2%	-85.0%	-85.9%	-86.7%	-87.6%
-50%	-100%	-75.0%	-75.1%	-75.2%	-75.6%	-76.0%	-76.5%	-77.2%	-77.9%	-78.7%	-79.6%	-80.5%	-81.5%	-82.6%	-83.6%	-84.7%
-45%	-90%	-69.8%	-69.8%	-70.1%	-70.4%	-70.9%	-71.6%	-72.4%	-73.2%	-74.2%	-75.3%	-76.4%	-77.6%	-78.9%	-80.2%	-81.5%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%	-70.6%	-72.0%	-73.4%	-74.9%	-76.4%	-77.9%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%	-65.5%	-67.1%	-68.8%	-70.5%	-72.3%	-74.1%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%	-60.0%	-61.8%	-63.8%	-65.8%	-67.9%	-70.0%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%	-54.1%	-56.2%	-58.4%	-60.8%	-63.1%	-65.5%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%	-47.7%	-50.2%	-52.7%	-55.3%	-58.1%	-60.8%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%	-41.0%	-43.7%	-46.6%	-49.6%	-52.6%	-55.7%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%	-33.8%	-36.9%	-40.1%	-43.5%	-46.9%	-50.4%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%	-26.3%	-29.7%	-33.3%	-37.0%	-40.8%	-44.7%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%	-34.5%	-38.7%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%	-10.0%	-14.1%	-18.5%	-23.1%	-27.7%	-32.5%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%	-1.2%	-5.8%	-10.6%	-15.6%	-20.7%	-25.9%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%	8.0%	3.0%	-2.3%	-7.7%	-13.3%	-19.0%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%	17.6%	12.1%	6.4%	0.5%	-5.6%	-11.8%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%	27.6%	21.7%	15.5%	9.0%	2.4%	-4.3%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%	38.0%	31.6%	24.9%	17.9%	10.8%	3.5%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%	48.8%	41.9%	34.7%	27.2%	19.4%	11.7%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%	60.1%	52.6%	44.8%	36.7%	28.5%	20.1%
45%	90%	110.3%	109.7%	108.2%	105.6%	102.0%	97.5%	92.2%	86.0%	79.2%	71.7%	63.7%	55.4%	46.7%	37.8%	28.8%
50%	100%	125.0%	124.4%	122.8%	120.0%	116.2%	111.4%	105.6%	99.1%	91.7%	83.8%	75.2%	66.3%	57.0%	47.5%	37.8%
55%	110%	140.3%	139.7%	137.9%	134.9%	130.8%	125.7%	119.6%	112.6%	104.7%	96.2%	87.1%	77.5%	67.6%	57.5%	47.2%
60%	120%	156.0%	155.4%	153.5%	150.3%	146.0%	140.5%	134.0%	126.5%	118.1%	109.1%	99.4%	89.2%	78.6%	67.8%	56.8%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to the Inverse (-1x) of the Daily Performance of a benchmark.

One Year Benchmark Performance	Inverse of One Year Benchmark Performance			Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	60%	150.0%	149.4%	147.5%	144.4%	140.2%	134.9%	128.5%	121.2%	113.0%	104.2%	94.7%	84.7%	74.4%	63.9%	53.2%
-55%	55%	122.2%	121.7%	120.0%	117.3%	113.5%	108.8%	103.1%	96.6%	89.4%	81.5%	73.1%	64.2%	55.0%	45.6%	36.1%
-50%	50%	100.0%	99.5%	98.0%	95.6%	92.2%	87.9%	82.8%	76.9%	70.4%	63.3%	55.8%	47.8%	39.5%	31.1%	22.5%
-45%	45%	81.8%	81.4%	80.0%	77.8%	74.7%	70.8%	66.2%	60.9%	54.9%	48.5%	41.6%	34.4%	26.9%	19.2%	11.4%
-40%	40%	66.7%	66.3%	65.0%	63.0%	60.1%	56.6%	52.3%	47.5%	42.0%	36.1%	29.8%	23.2%	16.3%	9.2%	2.1%
-35%	35%	53.8%	53.5%	52.3%	50.4%	47.8%	44.5%	40.6%	36.1%	31.1%	25.6%	19.8%	13.7%	7.3%	0.8%	-5.7%
-30%	30%	42.9%	42.5%	41.4%	39.7%	37.3%	34.2%	30.6%	26.4%	21.7%	16.7%	11.3%	5.6%	-0.3%	-6.4%	-12.5%
-25%	25%	33.3%	33.0%	32.0%	30.4%	28.1%	25.3%	21.9%	18.0%	13.6%	8.9%	3.8%	-1.5%	-7.0%	-12.6%	-18.3%
-20%	20%	25.0%	24.7%	23.8%	22.2%	20.1%	17.4%	14.2%	10.6%	6.5%	2.1%	-2.6%	-7.6%	-12.8%	-18.1%	-23.4%
-15%	15%	17.6%	17.4%	16.5%	15.0%	13.0%	10.5%	7.5%	4.1%	0.3%	-3.9%	-8.4%	-13.1%	-17.9%	-22.9%	-27.9%
-10%	10%	11.1%	10.8%	10.0%	8.6%	6.8%	4.4%	1.5%	-1.7%	-5.3%	-9.3%	-13.5%	-17.9%	-22.5%	-27.2%	-31.9%
-5%	5%	5.3%	5.0%	4.2%	2.9%	1.1%	-1.1%	-3.8%	-6.9%	-10.3%	-14.0%	-18.0%	-22.2%	-26.6%	-31.0%	-35.5%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%	-34.5%	-38.7%
5%	-5%	-4.8%	-5.0%	-5.7%	-6.9%	-8.5%	-10.5%	-13.0%	-15.7%	-18.8%	-22.2%	-25.8%	-29.6%	-33.6%	-37.6%	-41.7%
10%	-10%	-9.1%	-9.3%	-10.0%	-11.1%	-12.7%	-14.6%	-16.9%	-19.6%	-22.5%	-25.8%	-29.2%	-32.8%	-36.6%	-40.4%	-44.3%
15%	-15%	-13.0%	-13.3%	-13.9%	-15.0%	-16.5%	-18.3%	-20.5%	-23.1%	-25.9%	-29.0%	-32.3%	-35.7%	-39.3%	-43.0%	-46.7%
20%	-20%	-16.7%	-16.9%	-17.5%	-18.5%	-19.9%	-21.7%	-23.8%	-26.3%	-29.0%	-31.9%	-35.1%	-38.4%	-41.9%	-45.4%	-48.9%
25%	-25%	-20.0%	-20.2%	-20.8%	-21.8%	-23.1%	-24.8%	-26.9%	-29.2%	-31.8%	-34.7%	-37.7%	-40.9%	-44.2%	-47.6%	-51.0%
30%	-30%	-23.1%	-23.3%	-23.8%	-24.8%	-26.1%	-27.7%	-29.7%	-31.9%	-34.5%	-37.2%	-40.1%	-43.2%	-46.3%	-49.6%	-52.9%
35%	-35%	-25.9%	-26.1%	-26.7%	-27.6%	-28.8%	-30.4%	-32.3%	-34.5%	-36.9%	-39.5%	-42.3%	-45.3%	-48.3%	-51.5%	-54.6%
40%	-40%	-28.6%	-28.7%	-29.3%	-30.2%	-31.4%	-32.9%	-34.7%	-36.8%	-39.1%	-41.7%	-44.4%	-47.2%	-50.2%	-53.2%	-56.2%
45%	-45%	-31.0%	-31.2%	-31.7%	-32.6%	-33.7%	-35.2%	-37.0%	-39.0%	-41.2%	-43.7%	-46.3%	-49.0%	-51.9%	-54.8%	-57.7%
50%	-50%	-33.3%	-33.5%	-34.0%	-34.8%	-35.9%	-37.4%	-39.1%	-41.0%	-43.2%	-45.6%	-48.1%	-50.7%	-53.5%	-56.3%	-59.2%
55%	-55%	-35.5%	-35.6%	-36.1%	-36.9%	-38.0%	-39.4%	-41.0%	-42.9%	-45.0%	-47.3%	-49.8%	-52.3%	-55.0%	-57.7%	-60.5%
60%	-60%	-37.5%	-37.7%	-38.1%	-38.9%	-40.0%	-41.3%	-42.9%	-44.7%	-46.7%	-49.0%	-51.3%	-53.8%	-56.4%	-59.0%	-61.7%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Two Times the Inverse (-2x) of the Daily Performance of a benchmark.

One Year Benchmark Performance	Two Times Inverse (-2x) of One Year Benchmark Performance			Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	120%	525.0%	520.3%	506.5%	484.2%	454.3%	418.1%	377.1%	332.8%	286.7%	240.4%	195.2%	152.2%	112.2%	76.0%	43.7%
-55%	110%	393.8%	390.1%	379.2%	361.6%	338.0%	309.4%	277.0%	242.0%	205.6%	169.0%	133.3%	99.3%	67.7%	39.0%	13.5%
-50%	100%	300.0%	297.0%	288.2%	273.9%	254.8%	231.6%	205.4%	177.0%	147.5%	117.9%	88.9%	61.4%	35.8%	12.6%	-8.0%
-45%	90%	230.6%	228.1%	220.8%	209.0%	193.2%	174.1%	152.4%	128.9%	104.6%	80.1%	56.2%	33.4%	12.3%	-6.9%	-24.0%
-40%	80%	177.8%	175.7%	169.6%	159.6%	146.4%	130.3%	112.0%	92.4%	71.9%	51.3%	31.2%	12.1%	-5.7%	-21.8%	-36.1%
-35%	70%	136.7%	134.9%	129.7%	121.2%	109.9%	96.2%	80.7%	63.9%	46.5%	28.9%	11.8%	-4.5%	-19.6%	-33.4%	-45.6%
-30%	60%	104.1%	102.6%	98.1%	90.8%	81.0%	69.2%	55.8%	41.3%	26.3%	11.2%	-3.6%	-17.6%	-30.7%	-42.5%	-53.1%
-25%	50%	77.8%	76.4%	72.5%	66.2%	57.7%	47.4%	35.7%	23.1%	10.0%	-3.2%	-16.0%	-28.3%	-39.6%	-49.9%	-59.1%
-20%	40%	56.3%	55.1%	51.6%	46.1%	38.6%	29.5%	19.3%	8.2%	-3.3%	-14.9%	-26.2%	-36.9%	-46.9%	-56.0%	-64.1%
-15%	30%	38.4%	37.4%	34.3%	29.4%	22.8%	14.7%	5.7%	-4.2%	-14.4%	-24.6%	-34.6%	-44.1%	-53.0%	-61.0%	-68.2%
-10%	20%	23.5%	22.5%	19.8%	15.4%	9.5%	2.3%	-5.8%	-14.5%	-23.6%	-32.8%	-41.7%	-50.2%	-58.1%	-65.2%	-71.6%
-5%	10%	10.8%	10.0%	7.5%	3.6%	-1.7%	-8.1%	-15.4%	-23.3%	-31.4%	-39.6%	-47.7%	-55.3%	-62.4%	-68.8%	-74.5%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%	-45.5%	-52.8%	-59.6%	-66.0%	-71.8%	-77.0%
5%	-10%	-9.3%	-10.0%	-12.0%	-15.2%	-19.6%	-24.8%	-30.8%	-37.2%	-43.9%	-50.6%	-57.2%	-63.4%	-69.2%	-74.5%	-79.1%
10%	-20%	-17.4%	-18.0%	-19.8%	-22.7%	-26.7%	-31.5%	-36.9%	-42.8%	-48.9%	-55.0%	-61.0%	-66.7%	-71.9%	-76.7%	-81.0%
15%	-30%	-24.4%	-25.0%	-26.6%	-29.3%	-32.9%	-37.3%	-42.3%	-47.6%	-53.2%	-58.8%	-64.3%	-69.5%	-74.3%	-78.7%	-82.6%
20%	-40%	-30.6%	-31.1%	-32.6%	-35.1%	-38.4%	-42.4%	-47.0%	-51.9%	-57.0%	-62.2%	-67.2%	-72.0%	-76.4%	-80.4%	-84.0%
25%	-50%	-36.0%	-36.5%	-37.9%	-40.2%	-43.2%	-46.9%	-51.1%	-55.7%	-60.4%	-65.1%	-69.8%	-74.2%	-78.3%	-82.0%	-85.3%
30%	-60%	-40.8%	-41.3%	-42.6%	-44.7%	-47.5%	-50.9%	-54.8%	-59.0%	-63.4%	-67.8%	-72.0%	-76.1%	-79.9%	-83.3%	-86.4%
35%	-70%	-45.1%	-45.5%	-46.8%	-48.7%	-51.3%	-54.5%	-58.1%	-62.0%	-66.0%	-70.1%	-74.1%	-77.9%	-81.4%	-84.6%	-87.4%
40%	-80%	-49.0%	-49.4%	-50.5%	-52.3%	-54.7%	-57.7%	-61.1%	-64.7%	-68.4%	-72.2%	-75.9%	-79.4%	-82.7%	-85.6%	-88.3%
45%	-90%	-52.4%	-52.8%	-53.8%	-55.5%	-57.8%	-60.6%	-63.7%	-67.1%	-70.6%	-74.1%	-77.5%	-80.8%	-83.8%	-86.6%	-89.1%
50%	-100%	-55.6%	-55.9%	-56.9%	-58.5%	-60.6%	-63.2%	-66.1%	-69.2%	-72.5%	-75.8%	-79.0%	-82.1%	-84.9%	-87.5%	-89.8%
55%	-110%	-58.4%	-58.7%	-59.6%	-61.1%	-63.1%	-65.5%	-68.2%	-71.2%	-74.2%	-77.3%	-80.3%	-83.2%	-85.9%	-88.3%	-90.4%
60%	-120%	-60.9%	-61.2%	-62.1%	-63.5%	-65.4%	-67.6%	-70.2%	-73.0%	-75.8%	-78.7%	-81.5%	-84.2%	-86.7%	-89.0%	-91.0%

The foregoing tables are intended to isolate the effect of benchmark volatility and benchmark performance on the return of leveraged, inverse or inverse leveraged funds. The Funds’ actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the below risk factor describing correlation risks.

Correlation Risks Specific to the Geared Funds.

In order to achieve a high degree of correlation with their applicable underlying benchmarks, the Geared Funds seek to rebalance their portfolios daily to keep exposure consistent with their investment objectives. Being materially under- or overexposed to the benchmarks may prevent such Geared Funds from achieving a high degree of correlation with their applicable underlying benchmarks. Market disruptions or closures, large movements of assets into or out of the Geared Funds, regulatory restrictions or extreme market volatility will adversely affect such Geared Funds’ ability to adjust exposure to requisite levels. The target amount of portfolio exposure is impacted dynamically by the benchmarks’ movements during each day. Because of this, it is unlikely that the Geared Funds will be perfectly exposed (i.e., 2x, -1x or -2x, as applicable) at the end of each day, and the likelihood of being materially under- or overexposed is higher on days when the benchmark levels are volatile near the close of the trading day.

In addition, unlike other funds that do not rebalance their portfolios as frequently, each Geared Fund may be subject to increased trading costs associated with daily portfolio rebalancings in order to maintain appropriate exposure to the underlying benchmarks. Such costs include commissions paid to the FCMs, and may vary by FCM. The effects of these trading costs have been estimated and included in the Breakeven Table. See “Charges–Breakeven Table” below.

For general correlation risks of all Funds, please see “Correlation Risks for all Funds.” below.

Intraday Price/Performance Risk.

Each Geared Fund is typically rebalanced at or about the time of its NAV calculation time (which may be other than at the close of the U.S. equity markets). As such, the intraday position of the Geared Fund will generally be different from the Geared Fund’s stated daily investment objective (i.e., 2x, -1x or -2x). When Shares are bought intraday, the performance of a Geared Fund’s Shares until the Fund’s next NAV calculation will generally be greater than or less than the Fund’s stated daily multiple, inverse or inverse multiple.

The use of leveraged, inverse and/or inverse leveraged positions could result in the total loss of an investor’s investment.

Each of the Ultra and UltraShort Funds utilize leverage in seeking to achieve their respective investment objectives and will lose more money in market environments adverse to their respective daily investment objectives than funds that do not employ leverage. The use of leveraged and/or inverse leveraged positions could result in the total loss of an investor’s investment.

For example, because the Ultra and UltraShort Funds offered hereby include a two times (2x) or a two times the inverse (-2x) multiplier, a single-day movement in the relevant benchmark approaching 50% at any point in the day could result in the total loss or almost total loss of an investor’s investment if that movement is contrary to the investment objective of the Fund in which an investor has invested, even if such Fund’s benchmark subsequently moves in an opposite direction, eliminating all or a portion of the movement. This would be the case with downward single-day or intraday movements in the underlying benchmark of an Ultra Fund or upward single day or intraday movements in the benchmark of an UltraShort Fund, even if the underlying benchmark maintains a level greater than zero at all times.

Inverse positions can also result in the total loss of an investor’s investment. For the Short Fund, a single-day or intraday increase in the level of the Fund’s benchmark approaching 100% could result in the total loss or almost total loss of an investor’s investment, even if such Fund’s benchmark subsequently moves lower.

Key Risks Related to All Funds

Correlation Risks for all Funds.

While the Funds seek to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlates to a Fund’s objective; (2) an imperfect correlation between the performance of the Financial Instruments held by a Fund and the performance of the applicable benchmark; (3) bid-ask spreads on such Financial Instruments; (4) fees, expenses, transaction costs, financing costs associated with the use of Financial Instruments and commission costs; (5) holding Financial Instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to a benchmark that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; (10) accounting standards; and (11) differences caused by a Fund obtaining exposure to only a representative sample of the components of a benchmark, overweighting or underweighting certain components of a benchmark or obtaining exposure to assets that are not included in a benchmark.

Being materially under- or overexposed to its benchmark may prevent such Funds from achieving a high degree of correlation with their applicable underlying benchmark. Market disruptions or closures, large movements of assets into or out of a Fund, regulatory restrictions or extreme market volatility will adversely affect such Fund’s ability to maintain a high degree of correlation. The number of components included in the applicable benchmark index across which a Fund needs to allocate, and the frequency at which it rebalances its portfolio (and related costs), may also impact correlation.

Each Fund seeks to provide investment results that correspond (before fees and expenses) to the performance of, or a multiple, the inverse or an inverse multiple of the performance of a benchmark for a single day at all times, even during periods when the applicable benchmark is flat as well as when the benchmark is moving in a manner which causes the Fund’s NAV to decline, thereby causing losses to such Fund.

Other than for cash management purposes, the Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Rather, the Sponsor seeks to cause the NAV to track the performance of a benchmark for a single day in accordance with each Fund’s investment objective, even during periods in which the benchmark is flat or moving in a manner which causes the NAV of a Fund to decline. It is possible to lose money over time regardless of the performance of an underlying benchmark, due to the effects of daily rebalancing, volatility and compounding, as applicable (see the risk factors above for additional details).

The assets that the Funds invest in can be highly volatile and the Funds may experience large losses when buying, selling or holding such instruments.

Investments linked to volatility, commodity, currency or fixed income markets can be highly volatile compared to investments in traditional securities and the Funds may experience large losses. The value of these investments may be affected by changes in overall market movements, commodity or currency benchmarks (as the case may be), volatility, changes in interest rates, changes in inflation rates and investors’ expectations concerning inflation rates, or factors affecting a particular industry, commodity or currency. For example, commodity futures contracts (as may be held by the Natural Gas Funds) may be affected by numerous factors, including fires, weather, pipeline ruptures or spills, embargoes, tariffs and international, economic, political or regulatory developments. In particular, trading in VIX futures contracts and trading in natural gas futures contracts (or other Financial Instruments linked to natural gas) have been very volatile and can be expected to be very volatile in the future. High volatility may have an adverse impact on the Funds beyond the impact of any performance-based losses of the underlying benchmark.

The number of underlying components included in a Fund’s benchmark may impact volatility, which could adversely affect an investment in the Shares.

The number of underlying components in a Fund’s benchmark may also impact volatility, which could adversely affect an investment in the Shares. For example, certain of the benchmarks are concentrated in terms of the number and type of commodities represented, and some of the subindexes are solely concentrated in a single commodity futures contract. Investors should be aware that other benchmarks are more diversified in terms of both the number and variety of investments included. Concentration in fewer underlying components may result in a greater degree of volatility in a benchmark and the NAV of the Fund which corresponds to that benchmark under specific market conditions and over time.

Potential negative impact from rolling futures positions.

The VIX Futures Fund and the Natural Gas Funds invest in or have exposure to futures contracts and are subject to risks related to rolling. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of settlement. Once this date is reached, the futures contract “expires.” As the futures contracts held by these Funds near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” Such Funds do not intend to hold futures contracts through expiration, but instead to “roll” their respective positions. Accordingly, the Funds are subject to risks related to rolling.

When the market for these contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is lower than the price of the more distant contract. This pattern of higher futures prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is higher than the price of the more distant contract. This pattern of higher futures prices for shorter expiration futures contracts is referred to as “backwardation.” The presence of contango in certain futures contracts at the time of rolling would be expected to adversely affect the relevant Funds with long positions, and positively affect the Funds with short positions. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Funds with short positions and positively affect the Funds with long positions.

There have been extended periods in which contango or backwardation has existed in the futures contract markets for various types of futures contracts, and such periods can be expected to occur in the future. These extended periods have in the past and can in the future cause significant losses for the Funds, and these periods can have as much or more impact over time than movements in the level of a Fund’s benchmark.

Credit and liquidity risks associated with collateralized repurchase agreements.

A portion of each Fund’s assets may be held in cash and/or U.S. Treasury securities, agency securities, or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements). These securities may be used as collateral for such Fund’s trading in Financial Instruments and may include collateralized repurchase agreements or pending a Fund’s investment in Financial Instruments. Collateralized repurchase agreements involve an agreement to purchase a security and to sell that security back to the original seller at an agreed-upon price. The resale price reflects the purchase price plus an agreed-upon incremental amount which is unrelated to the coupon rate or maturity of the purchased security. As protection against the risk that the original seller will not fulfill its obligation, the buyer receives collateral marked-to-market daily, and maintained at a value at least equal to the sale price plus the accrued incremental amount. Although the collateralized repurchase agreements that the Funds enter into require that counterparties (which act as original sellers) overcollateralize the amount owed to a Fund with U.S. Treasury securities and/or agency securities, there is a risk that such collateral could decline in price at the same time that the counterparty defaults on its obligation to repurchase the security. If this occurs, a Fund may incur losses or delays in receiving proceeds. To minimize these risks, the Funds typically enter into transactions only with major, global financial institutions. As of the date of this prospectus, it is expected that each Fund will hold less than 1% of its assets in collateralized repurchase agreements, however, such amounts may change from time to time.

Possible illiquid markets may exacerbate losses.

Financial Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position or find a swap or forward contract counterparty at a reasonable cost.

Market illiquidity may cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Funds will typically invest in Financial Instruments related to one benchmark, which in many cases is highly concentrated.

It may not be possible to gain exposure to the benchmarks using exchange-traded Financial Instruments in the future.

The Funds may utilize exchange-traded Financial Instruments. It may not be possible to gain exposure to the benchmarks with these Financial Instruments in the future. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act, as amended (the “CEA”), or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in a benchmark, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Fees are charged regardless of a Fund’s returns and may result in depletion of assets.

The Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns, as well as the effects of commissions, trading spreads, and embedded financing, borrowing costs and fees associated with swaps, forwards, futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. Additional charges may include other fees as applicable.

For the Funds linked to an index, changes implemented by an index provider or the CBOE that affect the composition and valuation of the index could adversely affect the value of an investment in a Fund’s Shares.

The VIX Futures Fund and the Natural Gas Funds are linked to indexes maintained by an index provider, either Standard & Poor’s (“S&P”) or Bloomberg, as applicable, each of which is unaffiliated with the Funds or the Sponsor. The policies implemented by each index provider concerning the calculation of the level of an index or the composition of an index could affect the level of an index and, therefore, the value of the corresponding Fund’s Shares. An index provider may change the composition of the indexes, or make other methodological changes that could change the level of an index. Additionally, an index provider may alter, discontinue or suspend calculation or dissemination of an index. Any of these actions could adversely affect the value of Shares of a Fund using that index as a benchmark. An index provider has no obligation to consider Fund shareholder interests in calculating or revising an index. In addition, for the VIX Futures Fund, the CBOE can make methodological changes to the calculation of the VIX that could affect the value of VIX futures contracts and, consequently, the value of the VIX Futures Fund’s Shares. There can be no assurance that the CBOE will not change the VIX calculation methodology in a way which may affect the value of the VIX Futures Fund’s Shares. The CBOE may also alter, discontinue or suspend calculation or dissemination of the VIX and/or exercise settlement value. Any of these actions could adversely affect the value of such Fund’s Shares.

Calculation of an index may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the index and/or the Shares, as applicable. Additionally, index calculations may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of the Shares.

The Funds may be subject to counterparty risks.

ProShares UltraShort Silver, ProShares Ultra Euro and ProShares Ultra Yen will use swap agreements and/or forward contracts as a means to achieve their respective investment objectives. Such Funds will primarily use either swap agreements and/or forward contracts referencing their respective benchmarks or in other swap agreements or forward contracts if such instruments tend to exhibit trading prices or returns that correlate with its benchmark or a component of the benchmark and will further the investment objective of the Fund. Each of the other Funds may invest in swap agreements (for the VIX Futures Fund and the Natural Gas Funds) or forward contracts (for the other Currency Funds: ProShares UltraShort Australian Dollar and ProShares Short Euro) if position accountability rules or position limits are reached with respect to specific futures contracts or the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent such Fund from obtaining the appropriate amount of investment exposure to the affected futures contract or certain other futures contracts. Although unlikely, the Funds, under these circumstances, could have 100% exposure to swap agreements or forward contracts, as applicable.

Swap agreements and forward contracts are generally traded in over-the-counter (“OTC”) markets and have only recently become subject to regulation by the CFTC. CFTC rules, however, do not cover all types of swap agreements and forward contracts. Investors, therefore, may not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s swap agreements or forward contracts. The lack of regulation in these markets could expose investors to significant losses under certain circumstances, including in the event of trading abuses or financial failure by participants.

The Funds will be subject to credit risk with respect to the counterparties to the derivatives contracts (whether a clearing corporation in the case of cleared instruments or another third party in the case of OTC uncleared instruments). Unlike in futures contracts, the counterparty to uncleared swap agreements or forward contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a Fund is subject to increased credit risk with respect to the amount it expects to receive from counterparties to uncleared swaps and forward contracts entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

The Funds have sought to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however there are no limitations on the percentage of its assets each Fund may invest in swap agreements or forward contracts with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The Funds typically enter into transactions only with major, global financial institutions.

OTC swaps and forward contracts of the type that may be utilized by the Funds are less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. These agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed the party under the agreement. For example, if the level of the Fund’s benchmark has a dramatic intraday move that would cause a material decline in the Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for the Fund to enter into another swap agreement or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the Fund from achieving its investment objective, particularly if the level of the Fund’s benchmark reverses all or part of its intraday move by the end of the day. In addition, cleared derivatives transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Funds to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Funds to suffer a loss.

As of the date of this Prospectus, the Funds’ approved counterparties for OTC swap agreements and forward contracts are: Deutsche Bank AG, UBS AG, Goldman Sachs International, Citibank NA and Société Générale. The Sponsor regularly reviews the performance of its counterparties for, among other things, creditworthiness and execution quality. In addition, the Sponsor periodically considers the addition of new counterparties. Thus, the list of counterparties noted above may change at any time. See pages 41 through 42 for more information about the Funds’ swap agreements and forward contracts. Each day, the Funds disclose their portfolio holdings as of the prior Business Day (as such term is defined in “Creation and Redemption of Shares–Creation Procedures” below). Each Fund’s portfolio holdings identifies its counterparties, as applicable. This portfolio holdings information may be accessed through the web on the Sponsor’s website at www.ProShares.com.

More information about Deutsche Bank AG, including its current financial statements, may be found on the SEC’s EDGAR website under Central Index Key No (“CIK No.”) 0001159508 (for Deutsche Bank AG). More information about UBS AG, including its current financial statements, may also be found on the SEC’s EDGAR website under CIK No. 0001114446 (for UBS AG). More information about Goldman Sachs International, a U.K. broker-dealer and subsidiary of The Goldman Sachs Group, Inc., may also be found on the SEC’s EDGAR website under CIK No. 0000886982 (for The Goldman Sachs Group, Inc.). The Goldman Sachs Group, Inc. consolidates the financial statements of each of its subsidiaries, including Goldman Sachs International, with its own. More information about Citibank NA, including its current financial statements, may be found on the SEC’s EDGAR website under CIK No. 0000036684. More information about Société Générale, a French public limited company, including its current financial statements as filed with the AMF (the French securities regulator), may be found on Société Générale’s website. Please note that the references to third-party websites have been provided solely for informational purposes. Neither the Funds nor the Sponsor endorses or is responsible for the content or information contained on any third-party website, including with respect to any financial statements. In addition, neither the Funds nor the Sponsor makes any warranty, express or implied or assumes any legal liability or responsibility for the accuracy, completeness or usefulness of any such information.

Each counterparty and/or any of its affiliates may be an Authorized Participant or shareholder of a Fund, subject to applicable law.

The counterparty risk for cleared derivatives transactions is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivatives contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.

Historical correlation trends between Fund benchmarks and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.

To the extent that an investor purchases a Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the returns of that Fund or its underlying benchmark and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or non-existent.

Risks Specific to the VIX Futures Fund

The VIX Futures Fund is benchmarked to the S&P 500 VIX Mid-Term Futures Index (the “VIX Mid-Term Futures Index” or “Index”). It is not benchmarked to the VIX or actual realized volatility of the S&P 500.

The level of the VIX Mid-Term Futures Index is based on the value of the VIX mid-term futures contracts that comprise the Index. While there is a relationship between the performance of the Index and future levels of the VIX, the performance of the Index is not directly linked to the performance of the VIX, to the realized volatility of the S&P 500® or to the options that underlie the calculation of the VIX. As a result, the Index and the VIX Futures Fund should be expected to perform very differently from the VIX over all periods of time. In many cases, the Index (and thus the VIX Futures Fund) will significantly underperform the VIX. Further, the performance of the Index and the VIX Futures Fund should not be expected to represent the realized volatility of the S&P 500®.

The VIX seeks to measure the market’s current expectation of 30-day volatility of the S&P 500® Index, as reflected by the prices of near-term S&P 500® options. The market’s current expectation of the possible rate and magnitude of movements in an index is commonly referred to as the “implied volatility” of the index. Because S&P 500® options derive value from the possibility that the S&P 500® may experience movement before such options expire, the prices of near-term S&P 500® options are used to calculate the implied volatility of the S&P 500®.

Unlike many indexes, the VIX is not an investable index. It is not practical to invest in the VIX as it is comprised of a constantly changing portfolio of options on the S&P 500®. Rather, the VIX is designed to serve as a market volatility forecast. The VIX Futures Fund is not benchmarked to the performance of the VIX or the realized volatility of the S&P 500® and, in fact, can be expected to perform very differently from the VIX and the realized volatility of the S&P 500® over all periods of time.

As noted, the VIX Futures Fund is benchmarked against an underlying index of VIX mid-term futures contracts. The value of VIX futures contracts is based on the expected value of the VIX at a future point in time, specifically the expiration date of the VIX futures contracts. Therefore, VIX futures contracts represent the forward implied volatility of the VIX, and therefore the forward implied volatility of the S&P 500®, over the 30-day period following the expiration of such contract. As a result, a change in the VIX today will not necessarily result in a corresponding movement in the price of VIX futures contracts since the price of VIX futures contracts is based on expectations of the performance of the VIX at a future point in time. For example, a VIX futures contract purchased in March that expires in May, in effect, is a forward contract on what the level of the VIX, as a measure of 30-day implied volatility of the S&P 500®, will be on the May expiration date. The forward volatility reading of the VIX may not correlate directly to the current volatility reading of the VIX because the implied volatility of the S&P 500® at a future expiration date may be different from the current implied volatility of the S&P 500®. As a result, the Index and the VIX Futures Fund should be expected to perform very differently from the VIX over all periods of time.

The level of the VIX has historically reverted to a long-term mean (i.e., average) level and any increase or decrease in the level of the VIX will likely continue to be constrained.

In the past, the level of the VIX has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. As such, the potential upside of long or short exposure to VIX futures contracts may be limited. In addition, any gains may be subject to significant and unexpected reversals as the VIX reverts to its long-term mean.

When economic uncertainty increases and there is an associated increase in expected volatility, the value of VIX futures contracts will likely also increase. Similarly, when economic uncertainty recedes and there is an associated decrease in expected volatility, the value of VIX futures contracts will likely also decrease.

The value of the Shares of the VIX Futures Fund relates directly to the value of, and realized profit or loss from, the Financial Instruments and other assets held by that Fund. Fluctuations in the price of these Financial Instruments or assets could materially adversely affect an investment in such Fund’s Shares.

Several factors may affect the price and/or liquidity of VIX futures contracts and other assets, if any, owned by the VIX Futures Fund, including, but not limited to:

•	Prevailing market prices and forward volatility levels of the U.S. stock markets, the S&P 500, the equity securities included in the S&P 500 and prevailing market prices of options on the S&P 500, the VIX, options on the VIX, the relevant VIX futures contracts, or any other financial instruments related to the S&P 500 and the VIX or VIX futures contracts;

•	Interest rates;

•	Inflation rates and investors’ expectations concerning inflation rates;

•	Economic, financial, political, regulatory, geographical, biological or judicial events that affect the level of the Mid-Term VIX Index or the market price or forward volatility of the U.S. stock markets, the equity securities included in the S&P 500, the S&P 500, the VIX or the relevant futures or option contracts on the VIX;

•	Supply and demand as well as hedging activities in the listed and OTC equity derivatives markets;

•	Disruptions in trading of the S&P 500, futures contracts on the S&P 500 or options on the S&P 500; and

•	The level of contango or backwardation in the VIX futures contract market.

These factors interrelate in complex ways, and the effect of one factor on the market value of the VIX Futures Fund may offset or enhance the effect of another factor.

The VIX Futures Fund generally is intended to be used as a trading tool for short-term investment horizons and investors holding shares of the Fund over longer-term periods may be subject to increased risk of loss.

The VIX Futures Fund generally is intended to be used only for short-term investment horizons. As with all investments, an investor in the Fund can lose the full principal value of his or her investment. Specifically, investors holding Shares of the Fund beyond a short-term period are subject to increased risk of loss. The longer an investor’s holding period in the Fund, the greater the potential for loss.

The assets that the VIX Futures Fund invests in can be highly volatile and the Fund may experience large losses when buying, selling or holding such instruments.

Investments linked to equity market volatility, including VIX futures contracts, can be highly volatile and may experience large losses. High volatility may have an adverse impact on the Fund.

Potential negative impact from rolling futures positions. There have been extended periods in the past where the strategies utilized by the VIX Futures Fund have caused significant and sustained losses.

The VIX Futures Fund invests in or has exposure to VIX futures contracts and is subject to risks related to rolling these positions. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract. As the futures contracts held by the Fund near expiration, they are generally closed out and replaced by futures contracts with a later expiration. This process is referred to as “rolling.” The Fund does not intend to hold futures contracts through expiration, but instead intends to “roll” their respective positions. Accordingly, the Funds are subject to risks relating to rolling.

When the market for these futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby futures contract would take place at a price that is lower than the price of the more distant futures contract. This pattern of higher futures prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby futures contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher futures prices for shorter expiration futures contracts is referred to as “backwardation.” The presence of contango in the relevant futures contracts at the time of rolling would be expected to adversely affect the Fund. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to positively affect the Funds.

There have been extended periods in which contango or backwardation has existed in the VIX futures contract markets, and such periods can be expected to occur in the future. These extended periods have in the past, and may in the future, cause significant and sustained losses. Since the non-investable VIX Index is based on the price of a constantly changing portfolio of option contracts, rather than futures contracts subject to contango and backwardation, the VIX Index may experience less severe downturns or may even provide positive performance during periods where the Fund is experiencing poor performance.

Risks Specific to the Natural Gas Funds, Currency Funds and Silver Fund

With regard to the Natural Gas Funds and the Silver Fund, several factors may affect the price of the underlying commodities and, in turn, the Financial Instruments and other assets, if any, owned by such a Fund, including, but not limited to:

•	Significant increases or decreases in the available supply of natural gas or silver due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for natural gas or silver or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing natural gas processing plants), also materially influence the supply of natural gas.

•	Significant increases or decreases in the demand for natural gas or silver due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for natural gas or silver. Technological factors may include such developments as substitutes for natural gas or silver.

•	A significant change in the attitude of speculators and investors towards natural gas or silver. Should the speculative community take a negative or positive view towards natural gas or silver, it could cause a change in world prices and the price of Shares based upon a benchmark related to natural gas or silver will be affected.

•	Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world precious metals holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized energy production organizations may control large physical quantities of certain commodities. If one or more of these institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the price of Shares based upon a benchmark related to that commodity will be affected.

•	Political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection and/or war may greatly influence natural gas prices.

•	A significant increase or decrease in natural gas or silver hedging activity by producers. Should there be an increase or decrease in the level of hedge activity of natural gas or silver producing companies, countries and/or organizations, it could cause a change in world prices of natural gas or silver, causing the price of Shares based upon a benchmark related to that commodity to be affected.

•	The recent proliferation of commodity-linked products and their unknown effect on the commodity markets.

With regard to the Currency Funds, several factors may affect the value of foreign currencies or the U.S. dollar and, in turn, Financial Instruments and other assets, if any, owned by a Fund, including, but not limited to:

•	Debt level and trade deficit of the relevant foreign countries;

•	Inflation rates of the United States and the relevant foreign countries and investors’ expectations concerning inflation rates;

•	Interest rates of the United States and the relevant foreign countries and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations;

•	Sovereign action to set or restrict currency conversion; and

•	Monetary policies and other related activities of central banks within the U.S. and other relevant foreign markets.

These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor. In addition, the impact of changes in the level of a natural gas index or the value of a commodity or currency will affect investors differently depending upon the Silver Fund, the Natural Gas Fund or the Currency Fund in which an investor invests. Daily increases in the level of natural gas or the value of a commodity or currency will negatively impact the daily performance of Shares of the Natural Gas Funds, Currency Funds or Silver Fund.

The Natural Gas Funds are linked to indexes comprised of commodity futures contracts and/or financial futures contracts, and are not directly linked to the “spot” prices of the underlying physical commodities or financial assets. Futures contracts may perform very differently from the spot price of the underlying physical commodities or financial assets.

The Natural Gas Funds are designed to correspond (before fees and expenses) to the performance of, or a multiple or an inverse multiple of, the daily performance of its benchmark, which is intended to reflect the performance of the prices of futures contracts on certain physical commodities and/or financial assets. The Natural Gas Funds are not directly linked to the “spot” price of the physical commodities. While prices of swaps, futures contracts and other derivatives contracts are, as a rule, related to the prices of an underlying cash market, they are not perfectly correlated and often can perform very differently. It is possible that during certain time periods, the performance of different derivatives contracts may be substantially lower or higher than cash market prices for the underlying commodity or financial asset due to differences in derivatives contract terms or as supply, demand or other economic or regulatory factors become more pronounced in either the cash or derivatives markets.

For example, during the one-year period from January 1, 2015 to December 31, 2015, the Bloomberg Natural Gas SubindexSM underperformed the spot price of natural gas by 17.21% (the level of the Subindex decreased 39.98%, while the spot price of natural gas decreased by 22.79%). During a similar one-year period from January 1, 2014 to December 31, 2014, the Bloomberg Natural Gas SubindexSM outperformed the spot price of natural gas by 0.32% (the level of the Subindex decreased 30.73%, while the spot price of natural gas decreased by 31.06%).

Depending upon the direction and level of the benchmark changes, the Funds may underperform or outperform a portfolio of cash market commodities or financial assets.

The Silver Fund does not invest in bullion itself as certain other exchange-traded products do. Rather, the Silver Fund uses Financial Instruments to gain exposure to these precious metals. Not investing directly in bullion may introduce additional tracking error and the Silver Fund is subject to the effects of contango and backwardation as described above.

Using Financial Instruments such as forwards and futures in an effort to replicate the inverse performance of silver bullion may introduce additional tracking error to the performance of the Silver Fund. While prices of Financial Instruments are, as a rule, related to the prices of an underlying cash market, they are not perfectly correlated. In addition, the use of Financial Instruments causes the need to roll futures or forward contracts as described above and the resulting possibility that contango or backwardation can occur. Silver historically exhibits contango markets during most periods. The existence of backwardated markets, however, would be expected to adversely impact the Silver Fund.

Risks specific to the Currency Funds.

Foreign financial markets may be closed in observance of a national holiday on a day when US domestic markets are open for trading. As a result, liquidity and/or pricing may be affected by the absence of trading in a specific currency.

Risks specific to ProShares Ultra Euro and ProShares Short Euro.

The European financial markets and the value of the euro have experienced significant volatility, in part related to unemployment, budget deficits and economic downturns. In addition, several member countries of the Economic and Monetary Union of the European Union (the “EU”) have experienced credit rating downgrades, rising government debt levels and, for certain EU member countries (including Greece, Spain, Portugal, Poland and Italy), weaknesses in sovereign debt. In a referendum held on June 23, 2016, the UK resolved to leave the EU. The referendum may introduce significant new uncertainties and instability in the financial markets as the UK negotiates its exit from the EU. These events, along with decreasing imports or exports, changes in governmental or EU regulations on trade, the default or threat of default by an EU member country on its sovereign debt and/or an economic recession in an EU member country may continue to cause prolonged volatility in euro-related investments.

In addition, given recent events, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. If this were to occur, the value of the euro could fluctuate or decline drastically, causing losses to ProShares Ultra Euro. Increased volatility related to the euro could exacerbate the effects of daily compounding on the performance of each of ProShares Ultra Euro and ProShares Short Euro over periods longer than a single day. If the euro is abandoned by all countries that have adopted its use, the Funds may be forced to switch benchmarks or liquidate.

Risks Related to All Funds

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

The lack of active trading markets for any of the Shares of the Funds may result in losses on investors’ investments at the time of disposition of such Shares.

Although the Shares of the Funds are publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares of any Fund will develop or be maintained. In this regard, if a Fund is not able to meet the continued listing standards of NYSE Arca and is delisted, there will not be an active trading market for such Fund’s Shares. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist. In addition, if there is no active trading market for the Shares of a Fund for an extended period of time, the Fund would likely be forced to liquidate.

A Fund may terminate and liquidate at a time that is disadvantageous to shareholders.

If a Fund lacks the demand necessary to remain open, then the Fund will likely be terminated and liquidated. For example, the ProShares Managed Futures Strategy Fund was terminated and liquidated in March 2016 because it lacked the demand necessary to remain open. Termination and liquidation of a Fund could occur at a time that is disadvantageous to shareholders. When the Fund’s assets are sold as part of the Fund’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations of the Funds, is closed, or when trading is restricted or suspended or restricted on such exchanges in any of the Funds’ futures contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per Share of a Fund changes as fluctuations occur in the market value of a Fund’s portfolio. Investors should be aware that the public trading price per Share of a Fund may be different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a premium or discount to NAV). Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per Share of that Fund.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share of the Funds closely over time.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and the market in which the Financial Instruments (or related Reference Assets) held by a Fund are traded. The Shares of each Fund trade on the Exchange, from 9:30 a.m. to 4:00 p.m. (Eastern Time). The Financial Instruments (and/or the related Reference Assets) held by a particular Fund, however, may have different fixing or settlement times. Consequently, liquidity in the Financial Instruments (and/or the Reference Assets) may be reduced after such fixing or settlement time. As a result, during the time when the Exchange is open but after the applicable fixing or settlement time of an underlying component, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, may increase the difference between the price of the Shares of a Fund and the NAV of such Shares. Furthermore, the NAVs for the Natural Gas Funds are determined prior to the close of the Exchange, and the NAV for the VIX Futures Fund is determined at 4:15 p.m. (Eastern Time) after the close of the Exchange. Consequently, for these Funds, the closing market price per Share may differ from the NAV per Share at the end of each day. Also, during the time when the Exchange is open but the Fund’s NAV has already been determined (or, in the case of the VIX Futures Fund, closed but before the determination of its NAV), there could be market developments or other events that cause or exacerbate the difference between the price of the Shares of such Funds and the NAV of such Shares.

Trading on exchanges outside the United States is generally not subject to U.S. regulation and may result in different or diminished investor protections.

Some of the Funds’ trading may be conducted on exchanges outside the United States. Trading on such exchanges is generally not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

Although the Sponsor does not anticipate that such claims will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Funds due to the valuation method employed on the date of the NAV calculation.

Calculating the NAV of the Funds includes, in part, any unrealized profits or losses on open Financial Instrument positions. Under normal circumstances, the NAV of a Fund reflects the value of the Financial Instruments held by a Fund, as of the time the NAV is calculated. However, if any of the Financial Instruments held by a Fund could not be purchased or sold on a day when a Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of an exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, a Fund may attempt to calculate the fair value of such Financial Instruments. In such a situation, there is a risk that the calculation of the relevant benchmark, and therefore, the NAV of the applicable Fund on such day, may not accurately reflect the realizable market value of the Financial Instruments underlying such benchmark.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to NAV per Share.

The Exchange may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the price of a Fund’s Shares. Additionally, the ability to short sell a Fund’s Shares may be restricted when there is a 10% or greater change from the previous day’s official closing price. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

None of the Funds are subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Funds may enact splits or reverse splits without shareholder approval and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor.

The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee.

Under the Amended and Restated Trust Agreement of the Trust, as may be further amended and restated from time to time (the “Trust Agreement”), the Trustee has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more of the Funds.

Although the Shares of the Funds are limited liability investments, certain circumstances such as bankruptcy of a Fund will increase a shareholder’s liability.

The Shares of the Funds are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Failure of the FCMs to segregate assets may increase losses in the Funds.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of the Funds as margin with the FCMs may, in certain circumstances, be used to satisfy losses of other clients of the FCMs. If an FCM fails to segregate the funds received from the Sponsor, the assets of the Funds might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of an FCM’s bankruptcy, Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the FCM, and it is possible that such Fund may not be able to recover any funds in the event of the FCM’s bankruptcy. Each FCM may, from time to time, be the subject of certain regulatory and private causes of action.

Similarly, the CEA requires a clearing organization approved by the CFTC as a derivatives clearing organization to segregate all funds and other property received from a clearing member’s clients in connection with domestic futures and options contracts from any funds held at the clearing organization to support the clearing member’s proprietary trading. Nevertheless, customer funds held at a clearing organization in connection with any futures or options contracts may be held in a commingled omnibus account, which may not identify the name of the clearing member’s individual customers. With respect to futures and options contracts, a clearing organization may use assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. As a result, in the event of a default of the clearing FCM’s other clients or the clearing FCM’s failure to extend its own funds in connection with any such default, a Fund may not be able to recover the full amount of assets deposited by the clearing FCM on behalf of the Fund with the clearing organization.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in a Fund to the liabilities of another series of the Trust.

Each series of the Trust is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act, as amended (the “DSTA”), provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each series and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of a Fund to the liabilities of another series of the Trust.

There may be circumstances that could prevent a Fund from being operated in a manner consistent with its investment objective and principal investment strategies.

There may be circumstances outside the control of the Sponsor and/or a Fund that make it, for all practical purposes, impossible to re-position such Fund and/or to process a purchase or redemption order. Examples of such circumstances include: natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the purchase process; and similar extraordinary events. Accordingly, while the Sponsor has implemented and tested a business continuity plan that transfers functions of any disrupted facility to another location and has effected a disaster recovery plan, circumstances, such as those above, may prevent a Fund from being operated in a manner consistent with its investment objective and/or principal investment strategies.

Due to the increased use of technologies, intentional and unintentional cyber attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Funds are susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of a Fund’s third party service provider (including, but not limited to, index providers, the administrator and transfer agent) or the issuers of securities in which the Funds invest, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Funds and their shareholders could be negatively impacted as a result. While the Funds have established business continuity plans and systems to prevent such cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Funds cannot control the cyber security plans and systems put in place by issuers in which the Funds invest.

Shareholders’ tax liability will exceed cash distributions on the Shares.

Shareholders of each Fund are subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Each Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, shareholders of a Fund will not receive cash distributions equal to their share of the Fund’s taxable income or the tax liability that results from such income. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

The U.S. Internal Revenue Service (the “IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Fund.

U.S. federal income tax rules applicable to partnerships, which each Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Funds apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations (as defined below). It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Funds will distribute to shareholders, will contain information regarding the income items and expense items of the Funds. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 20%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time.

Shareholders of each Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Funds, the Funds may realize and pass through to shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

The U.S. derivatives markets and market participants have been subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the NFA and the exchanges on which the derivatives contracts are traded and/or cleared. As with any regulated activity, changes in regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in derivatives contracts are required to provide to secure their open positions, or in the limits on number or size of positions that a trader may have open at a given time, may adversely affect the ability of the Funds to enter into certain transactions that could otherwise present lucrative opportunities. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps, forwards and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act has made and will continue to make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for OTC derivatives, including certain Financial Instruments, such as swaps, in which certain of the Funds may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and, pursuant to regulations that have been and will continue to be adopted by the regulators, requires the clearing and exchange trading of many types of OTC derivatives transactions.

Provisions in the Dodd-Frank Act include the requirement that position limits on commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the mandatory use of clearinghouse mechanisms for many OTC derivatives transactions.

The CFTC, the SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. While certain regulations have been promulgated and are already in effect, the full impact of the Dodd-Frank Act on any of the Funds remains uncertain. The legislation and the related regulations that have been and may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of OTC derivatives transactions, which may increase derivative counterparties’ costs and are expected to generally be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearinghouse account maintenance fees, may increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors.

Regulatory and exchange accountability levels may restrict the creation of Creation Units and the operation of the Trust.

Many U.S. commodities exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in derivatives traded on such exchanges.

In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. In December 2016, the CFTC re-proposed rules on position limits with respect to the 25 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts. The re-proposed position limits would apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, the CFTC proposed amendments to the requirement of U.S. commodities exchanges to establish corresponding speculative position limits (the “Position Limit Rules”). The re-proposed Position Limit Rules are based on the position limit rules previously proposed in 2013 by the CFTC. In December 2016, the CFTC also adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes (the “Aggregation Rules”). The re-proposed Position Limit Rules were published in the Federal Register on December 30, 2016, and final Aggregation Rules were published in the Federal Register December 16, 2016 and became effective on February 14, 2017.

Although it is unclear what futures position limit rules will be, the Sponsor is subject to current position and accountability limits established by the CFTC and exchanges. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for the Fund or not trade certain markets on behalf of the Fund in order to comply with those limits or any futures limits established by the CFTC and the relevant exchanges. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of derivatives positions and potentially subjecting the Fund to substantial losses or periods in which the Fund does not create additional Creation Units. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and significantly limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the relevant Funds. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of any of the Funds at unfavorable prices, such Funds may incur substantial losses and the value of the Shares may be adversely affected.

Further, in October 2012, CFTC rules became effective, which require each registered FCM to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required to reduce their internal limits on the size of the positions they will execute or clear for the Funds, and the Trust may seek to use additional FCMs, which may increase the costs for the Funds and adversely affect the value of the Shares.

The Trust may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Trust is unable to obtain such relief, a Fund’s ability to issue new Creation Units, or the Fund’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Trust to exceed applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on an exchange, and the net asset value of the Fund. Accordingly, the inability to create additional Creation Units or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.

Margin for Non-cleared Swap and Forward Transactions

In 2015 and 2016, the CFTC and various bank regulators adopted new mandatory margin requirements for non-cleared swap and foreign currency forwards transactions and new requirements for the holding of collateral by derivatives dealers. These requirements, which are still pending final implementation, may increase the amount of collateral a Fund is required to provide derivatives dealers for non-cleared swaps and foreign currency forwards.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF THE MID-TERM VIX INDEX

The S&P 500 VIX Mid-Term Futures Index

The VIX Futures Fund is designed to correspond (before fees and expenses) to the performance of the S&P 500 VIX Mid-Term Futures Index (the “Mid-Term VIX Futures Index”) both for a single day and over time. The VIX Fund seeks to offer exposure to forward equity market volatility by obtaining exposure to the Mid-Term VIX Futures Index, which is based on publicly traded VIX futures contracts. The Mid-Term VIX Futures Index is intended to reflect the returns that are potentially available through an unleveraged investment in the VIX futures contracts comprising the Mid-Term VIX Futures Index. The VIX, which is not the index underlying the VIX Futures Fund, is calculated based on the prices of put and call options on the S&P 500. The VIX Futures Fund can be expected to perform very differently from the VIX.

The Mid-Term VIX Futures Index employs rules for selecting its VIX futures contracts comprising the Mid-Term VIX Futures Index and a formula to calculate a level for that Index from the prices of these VIX futures contracts. Specifically, the VIX futures contracts comprising the Mid-Term VIX Futures Index represent the prices for four contract months of VIX futures contracts, representing a rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts. The Mid-Term VIX Futures Index rolls continuously throughout each month while maintaining positions in the fifth and sixth month contracts. This results in a constant weighted average maturity of five months.

The level of the Mid-Term VIX Futures Index is calculated in accordance with the method described in “Composition and Calculation of the Index–Composition of the Index” below. The level of the Index will be published by Bloomberg Finance L.P. in real time and at the close of trading on each Index business day under the Bloomberg ticker symbol below:

Index	Bloomberg Ticker Symbol
S&P 500 VIX Mid-Term Futures Index	SPVXMPID

The performance of the Mid-Term Futures VIX Index is influenced by the S&P 500 (and options thereon) and the VIX. A description of VIX futures contracts, the VIX and S&P 500 follows.

VIX Futures Contracts

The Mid-Term VIX Futures Index is comprised of VIX futures contracts. VIX futures contracts were first launched for trading by the CBOE in 2004. VIX futures contracts have expirations ranging from the front month consecutively out to the tenth month. VIX futures contracts allow investors to invest based on their view of the forward implied market volatility of the S&P 500. Investors that believe the forward implied market volatility of the S&P 500 will increase may buy VIX futures contracts. Conversely, investors that believe that the forward implied market volatility of the S&P 500 will decline may sell VIX futures contracts. VIX futures contracts are reported by Bloomberg Finance L.P. under the ticker symbol “VX.”

While the VIX represents a measure of the current expected volatility of the S&P 500 over the next 30 days, the prices of VIX futures contracts are based on the current expectation of the expected 30-day volatility of the S&P 500 at a particular time in the future (on the expiration date). Therefore, the VIX and VIX futures contracts generally behave quite differently. To illustrate, on July 29, 2016, the VIX was 11.87 and the price of the August 2016 VIX futures contracts expiring on August 17, 2016 was 13.825. In this example, the price of the VIX represented the 30-day implied, or “spot,” volatility (the volatility expected for the period from July 29, 2016 to August 29, 2016) of the S&P 500 and the August VIX futures contracts represented forward implied volatility (the volatility expected for the period from July17, 2016 to August 17, 2016) of the S&P 500. The spot/forward relationship between the VIX and VIX futures contracts has two noteworthy consequences: (1) the price of a VIX futures contract can be lower, equal to or higher than the VIX, depending on whether the market expects volatility to be lower, equal to or higher in the 30-day forward period covered by the VIX futures contract than in the 30-day spot period covered by the VIX; and (2) you cannot create a position equivalent to one in VIX futures contracts by buying the VIX and holding the position to the futures expiration date while financing the transaction.

An important consequence of the spot/forward relationship between the VIX and VIX futures contracts that investors should understand is that the price of a VIX futures contract can be lower, equal to or higher than the VIX, depending on whether the market expects volatility to be lower, equal to or higher in the 30-day forward period covered by the VIX futures contract than in the 30-day spot period covered by the VIX and therefore the performance of VIX Futures contracts should be expected to be very different than the performance of the VIX. As a result, since the performance of the VIX Futures Fund is linked to the performance of the VIX futures contracts included in the Mid-Term VIX Futures Index, the VIX Futures Fund can be expected to perform very differently from the VIX.

The VIX

The VIX is an index designed to measure the implied volatility of the S&P 500 over 30 days in the future. The VIX is reflective of the premium paid by investors for certain options linked to the level of the S&P 500. During periods of rising investor uncertainty, including periods of market instability, the implied level of volatility of the S&P 500 typically increases and, consequently, the prices of options linked to the S&P 500 typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to increase. The VIX has historically had a negative correlation to the S&P 500. The VIX was developed by the CBOE and is calculated, maintained and published by the CBOE. The CBOE has no obligation to continue to publish, and may discontinue the publication of, the VIX. The VIX is reported by Bloomberg under the ticker symbol “VIX.”

The calculation of the VIX involves a formula that uses the prices of a weighted series of out-of-the-money put and call options on the level of the S&P 500 (“SPX Options”) with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility. The VIX is calculated independent of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions. Although the VIX measures the 30-day forward volatility of the S&P 500 as implied by the SPX Options, 30-day options are only available once a month. To arrive at the VIX level, a broad range of out-of-the-money SPX Options expiring on the two closest nearby months (“near term options” and “next term options,” respectively) are selected in order to bracket a 30-day calendar period. SPX Options having a maturity of less than eight days are excluded at the outset and, when the near term options have eight days or less left to expiration, the VIX rolls to the second and third contract months in order to minimize pricing anomalies that occur close to expiration. The model-free implied volatility using prices of the near term options and next term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each month. The results of each of the two months are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration.

The S&P 500

The S&P 500 is an index that measures large-cap U.S. stock market performance. It is a float-adjusted, market capitalization-weighted index of 500 U.S. operating companies and real estate investment trusts selected by the S&P U.S. Index Committee through a non-mechanical process that factors in criteria such as liquidity, price, market capitalization and financial viability. Reconstitution occurs both on a quarterly and ongoing basis. S&P publishes the S&P 500. The daily calculation of the current value of the S&P 500 is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average initial market value of the common stocks of 500 similar companies at the time of the inception of the S&P 500. The 500 companies are not the 500 largest publicly traded companies and not all 500 companies are listed on NYSE. S&P chooses companies for inclusion in the S&P 500 with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company.

Composition and Calculation of the Mid-Term VIX Futures Index

Composition of the Mid-Term VIX Futures Index

The Mid-Term VIX Futures Index represents an unleveraged, rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts. The Mid-Term VIX Futures Index rolls continuously throughout each month from the fourth month contract into the seventh month contract while maintaining positions in the fifth month and sixth month contracts.

The Mid-Term VIX Futures Index rolls a portion of its positions on a daily basis. One of the effects of daily rolling is to maintain a constant weighted average maturity for the underlying futures contracts. Certain futures contracts, like those on the VIX, specify a date for settlement in cash based on the price of the underlying asset or index. Once this date is reached, the futures contract “expires.” As described in more detail below, the Mid-Term VIX Futures Index operates by, on a daily basis, selling VIX futures contracts with a nearby settlement date and purchasing VIX futures contracts which settle on a later date. The roll for each contract occurs on each Mid-Term VIX Futures Index business day according to a pre-determined schedule that has the effect of keeping constant the weighted average maturity of the relevant futures contracts. The constant weighted average maturity for the futures underlying the Mid-Term VIX Futures Index is five months. Rolling futures contracts may have certain adverse consequences as described in the section entitled “Risk Factors- Potential negative impact from rolling futures positions” on page 15.

Calculation of the Mid-Term VIX Futures Index

On any business day, t, the Mid-Term VIX Index is calculated as follows:

where:

IndexERt-1	= The Index Excess Return on the preceding business day, defined as any date on which the index is calculated.

CDRt = Contract Daily Return, as determined by the following formula:

where:

        t-1 = the preceding business day.

TDWO t	= Total Dollar Weight Obtained on t, as determined by the following formula for the Mid-Term VIX Futures Index:

TDWI t-1	= Total Dollar Weight Invested on t-1, as determined by the following formula for the Mid-Term VIX Futures Index:

where:

CRWi,t = Contract Roll Weight of the ith VIX futures contract on date t.

DCRPi,t = Daily Contract Reference Price of the ith VIX futures contract on date t.

m = For the S&P 500 VIX Mid-Term Futures Index m = 4.

n = For the S&P 500 VIX Mid-Term Futures Index n = 7.

Contract Rebalancing

The roll period starts on the Tuesday prior to the monthly VIX futures settlement date (the Wednesday falling 30 calendar days before the S&P 500 option expiration for the following month), and runs through the Tuesday prior to the subsequent month’s VIX futures settlement date. Thus, the Mid-Term VIX Index is rolling on a continual basis. On the business date after the current roll period ends, the following roll period will begin.

In calculating the Excess Return of the Mid-Term VIX Index, the Contract Roll Weights (CRWi,t) of each of the contracts in the Mid-Term VIX Index, on a given day, t, are determined as follows:

S&P 500 VIX Mid-Term Futures Index

where:

CRWi,t	= Contract Roll Weight of the ith VIX futures contract on date t.

dt =	The total number of business days in the current roll period beginning with, and including, the starting VIX futures settlement date and ending with, but excluding, the following VIX futures settlement date. The number of business days stays constant in cases of a new holiday introduced intra-month or an unscheduled market closure.

dr =	The total number of business days within a roll period beginning with, and including, the following business day and ending with, but excluding, the following VIX futures settlement date. The number of business days includes a new holiday introduced intra-month up to the business day preceding such a holiday.

At the close on the Tuesday corresponding to the start of the roll period, an equal weight is allocated to the fourth, fifth and sixth month contracts. Then, on each subsequent business day a fraction of the fourth month VIX futures holding is sold and an equal notional amount of the seventh month VIX futures is bought. The fraction, or quantity, is proportional to the number of fourth month VIX futures contracts as of the previous index roll day, and inversely proportional to the length of the current roll period. In this way, the initial position in the fourth month contract is progressively moved to the seventh month contract over the course of the month, until the following roll period starts when the old fifth month VIX futures contract becomes the new fourth month VIX futures contract and gets sold every day afterwards as the process begins again.

In addition to the transactions described above, the weight of each VIX futures contract comprising the Mid-Term VIX Futures Index is also adjusted every day to ensure that the change in total dollar exposure for the Mid-Term VIX Futures Index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

Information about the Index Licensor

PROSHARES VIX MID-TERM FUTURES ETF (THE VIX FUTURES FUND) IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND ITS AFFILIATES OR CBOE. S&P AND CBOE MAKE NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE VIX FUTURES FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE VIX FUTURES FUND PARTICULARLY OR THE ABILITY OF THE S&P 500 VIX MID-TERM FUTURES INDEX (THE MID-TERM VIX FUTURES INDEX) TO TRACK MARKET PERFORMANCE AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES AND/OR TO ACHIEVE ITS STATED OBJECTIVE AND/OR TO FORM THE BASIS OF A SUCCESSFUL INVESTMENT STRATEGY, AS APPLICABLE. S&P’S AND CBOE’S ONLY RELATIONSHIP TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE MID-TERM VIX FUTURES INDEX WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE VIX FUTURES FUND. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE OWNERS OF THE VIX FUTURES FUND INTO CONSIDERATION IN

DETERMINING, COMPOSING OR CALCULATING THE MID-TERM VIX FUTURES INDEX. S&P AND CBOE ARE NOT ADVISORS TO THE VIX FUTURES FUND AND ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE VIX FUTURES FUND OR THE TIMING OF THE ISSUANCE OR SALE OF THE VIX FUTURES FUND OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE VIX FUTURES FUND SHARES ARE TO BE CONVERTED INTO CASH. S&P AND CBOE HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE VIX FUTURES FUND.

NEITHER S&P, ITS AFFILIATES NOR THIRD PARTY LICENSORS, INCLUDING CBOE, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE MID-TERM VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN AND S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P AND CBOE MAKE NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC, OWNERS OF THE VIX FUTURES FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MID-TERM VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIM ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE MID-TERM VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE MID-TERM VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

DESCRIPTION OF THE BLOOMBERG NATURAL GAS SUBINDEX

Bloomberg Natural Gas SubindexSM

ProShares Ultra Bloomberg Natural Gas and ProShares UltraShort Bloomberg Natural Gas are designed to correspond (before fees and expenses) to two times (2x) or two times the inverse (-2x), respectively, of the daily performance of the Bloomberg Natural Gas SubindexSM. The Bloomberg Natural Gas SubindexSM is intended to reflect the performance of a rolling position in natural gas futures contracts traded on the NYMEX without regard to income earned on cash positions. An investment in natural gas futures contracts may often perform very differently than the price of physical natural gas (e.g., the wellhead or end-user price of natural gas). See “Risk Factors—The Natural Gas Funds are linked to an index comprised of commodity futures contracts and/or financial futures contracts, and are not directly linked to the ‘spot’ prices of the underlying physical commodities or financial assets. Futures contracts may perform very differently from the spot price of the underlying physical commodities or financial assets.” Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent.

The Subindex is based on the Natural Gas component of the Bloomberg Commodity Index and tracks what is known as a rolling futures position. The Subindex is a “rolling index,” which means that the Subindex does not take actual physical possession of the commodity; rather, it tracks a rolling futures position. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) the underlying physical commodity while maintaining exposure to the commodity. The roll occurs over a period of five Bloomberg Commodity Index business days in certain months according to a pre-determined schedule, generally beginning on the fifth business day of the month and ending on the ninth business day. Each day, approximately 20% of each rolling futures position that is included in the month’s roll is rolled, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. The Index will reflect the performance of its underlying natural gas contracts, including the impact of rolling, without regard to income earned on cash positions. For more information about the risks associated with rolling futures positions, see “Risk Factors—Potential negative impact from rolling futures positions.”

In consultation with the Bloomberg Commodity Index Advisory Committee, the Bloomberg Commodity Index Supervisory Committee meets annually to determine the composition (and other related matters) of the index (including the Subindex) in accordance with the rules established in the Bloomberg Handbook. The Supervisory Committee consists of employees of Bloomberg, Bloomberg Commodity Index Advisory Committee members are drawn from the academic, financial and legal communities.

The Subindex is a proprietary index that Bloomberg calculates. The methodology for determining the composition of the Subindex and for calculating its level is subject to modification at any time. Bloomberg disseminates the Subindex level at least every 15 seconds from 8:00 a.m. to 3:00 p.m. (Eastern Time), and publishes a daily Subindex level at approximately 5:00 p.m. (Eastern Time) each business day.

Information About the Index Licensor

“BLOOMBERG®” AND “BLOOMBERG NATURAL GAS SUBINDEXSM” ARE SERVICE MARKS OF BLOOMBERG FINANCE L.P. AND ITS AFFILIATES (COLLECTIVELY, “BLOOMBERG”) AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PROSHARES TRUST II (“LICENSEE”).

ProShares Ultra Bloomberg Natural Gas and ProShares UltraShort Bloomberg Natural Gas (collectively, the “Products”) are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS Securities”) or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the Products or any member of the public regarding the advisability of investing in securities or commodities generally or in the Products particularly. The only relationship of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Commodity IndexSM and Bloomberg Natural Gas SubindexSM which are determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to the Licensee or the Products. Bloomberg and UBS Securities have no obligation to take the needs of the Licensee or the owners of the Products into consideration in determining, composing or calculating the Bloomberg Commodity IndexSM or Bloomberg Natural Gas SubindexSM. None of Bloomberg, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Products to be issued or in the determination or calculation of the equation by which the Products are to be converted into cash. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Products’ customers, in connection with the administration, marketing or trading of the Products. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Products currently being issued by Licensee, but which may be similar to and competitive with the Products. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg Commodity IndexSM and Bloomberg Natural Gas SubindexSM),

as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Bloomberg Commodity IndexSM, Bloomberg Natural Gas SubindexSM and Products.

The Prospectus relates only to the Products and does not relate to the exchange-traded physical commodities underlying any of the Bloomberg Commodity IndexSM or Bloomberg Natural Gas SubindexSM components. Purchasers of the Products should not conclude that the inclusion of a futures contract in the Bloomberg Commodity IndexSM or Bloomberg Natural Gas SubindexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. The information in the Prospectus regarding the Bloomberg Commodity IndexSM and Bloomberg Natural Gas SubindexSM components has been derived solely from publicly available documents. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Bloomberg Commodity IndexSM or Bloomberg Natural Gas SubindexSM components in connection with the Products. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Bloomberg Commodity IndexSM or Bloomberg Natural Gas SubindexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG COMMODITY INDEXSM, BLOOMBERG NATURAL GAS SUBINDEXSM OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG COMMODITY INDEXSM, BLOOMBERG NATURAL GAS SUBINDEXSM OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG COMMODITY INDEXSM, BLOOMBERG NATURAL GAS SUBINDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE ARISING IN CONNECTION WITH THE PRODUCTS OR THE BLOOMBERG COMMODITY INDEXSM, BLOOMBERG NATURAL GAS SUBINDEXSM OR ANY DATA OR VALUES RELATING THERETO WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG, UBS SECURITIES AND THE LICENSEE, OTHER THAN UBS AG.

DESCRIPTION OF THE SILVER BENCHMARK

Silver

ProShares UltraShort Silver is designed to correspond (before fees and expenses) to two times the inverse (-2x) of the daily performance of silver bullion as measured by the London Silver Price, which serves as the Fund’s benchmark. The Fund does not directly or physically hold the underlying silver to pursue its investment objective, but instead, seeks exposure to silver through the use of Financial Instruments whose value is based on the underlying London Silver Price.

On August 14, 2014, the company that ran the London silver fixing ceased running the process. The LBMA selected the CME Group and Thomson Reuters to calculate the price, which was renamed the London Silver Price, based on an electronic, auction-based methodology effective August 15, 2014. Like gold, the silver market is a global marketplace consisting of both OTC transactions and exchange-traded products. The OTC market generally consists of transactions in spot, forwards, options and other derivatives, while exchange-traded transactions consist of futures and options.

The London Silver Price is determined each trading day at 12:00 p.m. London time, providing a reference silver price for that day’s trading. Many long-term contracts are priced on the basis of the London Silver Price and market participants will usually refer to the London Silver Price when looking for a basis for valuation.

ProShares Ultra Silver (the “Product”) is not sponsored, endorsed, sold or promoted by the LMBA or any of their subsidiaries or affiliates. None of the LMBA or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the Product or any member of the public regarding the advisability of investing in securities or commodities generally or in the Product particularly.

DESCRIPTION OF THE CURRENCY BENCHMARKS

ProShares UltraShort Australian Dollar, ProShares Ultra Euro, ProShares Short Euro, and ProShares Ultra Yen are designed to correspond (before fees and expenses) to a multiple (2x), the inverse (-1x) or an inverse multiple (-2x) of the daily performance of the spot price of the applicable currency versus the U.S. dollar. The spot price of each currency is measured by the 4:00 p.m. (Eastern Time) spot prices as provided by Bloomberg, expressed in terms of U.S. dollars per unit of foreign currency. The Currency Funds do not necessarily directly or physically hold the underlying currency and will instead seek exposure through the use of certain Financial Instruments whose value is based on the price of the underlying currency to pursue its investment objective.

Australian dollar

ProShares UltraShort Australian Dollar is designed to correspond (before fees and expenses) to two times the inverse (-2x), of the daily performance of the Australian dollar spot price versus the U.S. dollar. The Fund uses the 4:00 p.m. (Eastern Time) Australian dollar/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of foreign currency, as the basis for the underlying benchmark.

The Australian dollar is the national currency of Australia and the currency of the accounts of the Reserve Bank of Australia, the Australian central bank. The official currency code for the Australian dollar is “AUD.” The Australian dollar is referred to in Australia as “dollar.” As with U.S. currency, 100 Australian cents are equal to one Australian dollar. In Australia, unlike most other countries, cash transactions are rounded to the nearest five cents. The most commonly used symbol used to represent the Australian dollar is “A$.”

In 1913, the Commonwealth Bank of Australia issued the first Australian currency notes. In 1915, the Commonwealth Bank of Australia became the exclusive issuer of currency in Australia. From 1930 through the 1960s, the Australian banking system underwent substantial transformation. In 1960, the Reserve Bank of Australia was established. In 1966, a new decimalized currency was introduced. At various times throughout the 1900s, the value of Australian currency was based on a fixed quantity of gold; at other times, the Australian dollar was pegged to foreign currencies, including the U.S. dollar. Beginning in 1983, the Australian dollar’s value was allowed to float, with the result that its value now depends almost entirely on market forces. The foregoing information is compiled from the Reserve Bank of Australia’s website (www.rba.gov.au).

Euro

ProShares Ultra Euro and ProShares Short Euro are designed to correspond (before fees and expenses) to two times (2x) or the inverse (-1x) of the daily performance of the euro spot price versus the U.S. dollar, respectively. These Funds use the 4:00 p.m. (Eastern Time) euro/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of foreign currency, as the basis for the underlying benchmark.

In 1998, the European Central Bank in Frankfurt was organized by Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain in order to establish a common currency-the euro. Unlike the U.S. Federal Reserve System, the Bank of Japan and other comparable central banks, the European Central Bank is a central authority that conducts monetary policy for an economic area consisting of many otherwise largely autonomous states.

At its inception on January 1, 1999, the euro was launched as an electronic currency used by banks, foreign exchange dealers and stock markets. In 2002, the euro became cash currency for approximately 300 million citizens of 12 European countries (the eleven countries mentioned above, in addition to Greece). Today, 25 countries use the euro, including Andorra, Cyprus, Estonia, Kosovo, Malta, Monaco, Montenegro, San Marino, Slovakia, Slovenia and the Vatican City.

Although the European countries that have adopted the euro are members of the European Union, the United Kingdom, Denmark and Sweden are European Union members that have not adopted the euro as their national currency.

Japanese Yen

ProShares Ultra Yen is designed to correspond (before fees and expenses) to two times (2x) of the daily performance of the Japanese yen spot price versus the U.S. dollar. This Fund uses the 4:00 p.m. (Eastern Time) Japanese yen/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of foreign currency, as the basis for the underlying benchmark.

The Japanese yen has been the official currency of Japan since 1871. The Bank of Japan has been operating as the central bank of Japan since 1882.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Each Geared Fund seeks, on a daily basis, to provide investment results that correspond (before fees and expenses) to the performance of (1x) or two times (2x) the performance of, the inverse (-1x) or two times the inverse (-2x) of the performance of a benchmark. The Geared Funds do not seek to achieve their stated objective over a period greater than a single day. Because the Geared Funds seek investment results for a single day only (as measured from the time a Fund calculates its NAV to the time of the Fund’s next NAV calculation) and on a leveraged, inverse or inverse leveraged basis, each Geared Fund is different from most exchange-traded funds.

Investment Objective of the “Matching Fund”: The VIX Futures Fund seeks results that, both for a single day and over time, match (before fees and expenses) the performance of its index. If the VIX Futures Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately as much on a percentage basis as the level of the Mid-Term VIX Futures Index when the index rises. Conversely, its value (before fees and expenses) should lose approximately as much on a percentage basis as the level of the Mid-Term VIX Futures Index when the index declines. The VIX Futures Fund seeks to obtain investment exposure to its benchmark through the relevant futures contracts.

Investment Objective of the “Ultra Funds”: The “Ultra” Funds seek results for a single day that match (before fees and expenses) two times (2x) the daily performance of a benchmark. The Ultra Funds do not seek to achieve their stated objective over a period greater than a single day. A “single day” is measured from the time the Ultra Fund calculates its NAV to the time of the Ultra Fund’s next NAV calculation. If an Ultra Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Conversely, its value on a given day (before fees and expenses) should lose approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Each Ultra Fund acquires long exposure through any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Ultra Fund’s benchmark, such that each Ultra Fund has exposure intended to approximate two times (2x) its corresponding benchmark at the time of its NAV calculation.

Investment Objective of the “Short Fund”: The “Short” Fund seeks results for a single day that match (before fees and expenses) the inverse (-1x) of the daily performance of a benchmark. The Short Fund does not seek to achieve its stated objective over a period greater than a single day. A “single day” is measured from the time the Short Fund calculates its NAV to the time of the Short Fund’s next NAV calculation. If the Short Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day (before fees and expenses) should lose approximately as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. The Short Fund acquires inverse exposure through futures contracts, and under certain circumstances, forward contracts , such that the Short Fund has exposure intended to approximate the inverse (-1x) of its corresponding benchmark at the time of its NAV calculation.

Investment Objective of the “UltraShort Funds”: The “UltraShort” Funds seek results for a single day that match (before fees and expenses) two times the inverse (-2x) of the daily performance of a benchmark. The UltraShort Funds do not seek to achieve their stated objectives over a period greater than a single day. A “single day” is measured from the time the UltraShort Fund calculates its NAV to the time of the UltraShort Fund’s next NAV calculation. If an UltraShort Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day (before fees and expenses) should lose approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Each UltraShort Fund acquires inverse exposure through any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable UltraShort Fund’s benchmark, such that each UltraShort Fund has exposure intended to approximate two times the inverse (-2x) of its corresponding benchmark at the time of its NAV calculation.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Geared Funds do not seek to achieve their stated investment objective over a period of time greater than a single day because mathematical compounding prevents the Geared Funds from achieving such results. Results for the Geared Funds over periods of time greater than a single day should not be expected to be a simple multiple (2x), inverse (-1x) or inverse multiple (-2x) of the period return of the corresponding benchmark and will likely differ significantly from such. A Geared Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Geared Fund to lose money over time regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Geared Fund’s return for a period as the return of the Geared Fund’s underlying benchmark. The VIX Futures Fund seeks to achieve its stated investment objective both for a single day and over time.

The VIX Futures Fund is benchmarked to an index comprised of VIX futures contracts and not to the VIX, which is calculated based on a constantly changing portfolio of S&P 500 put and call option. As such, the performance of the VIX Futures Fund can be expected to be very different from the actual volatility of the S&P 500 or the performance of the VIX.

The corresponding benchmark for each Fund is listed below:

The VIX Futures Fund:*

ProShares VIX Mid-Term Futures ETF: the S&P 500 VIX Mid-Term Futures Index (the Mid-Term VIX Futures Index) (Bloomberg Ticker: SPVXMID). The Mid-Term VIX Futures Index seeks to offer exposure to market volatility through publicly traded futures markets and is designed to measure the return from a rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts.

The Natural Gas Index Funds:

ProShares Ultra Bloomberg Natural Gas and ProShares UltraShort Bloomberg Natural Gas: the Bloomberg Natural Gas SubindexSM (the “Natural Gas Index”) (Bloomberg Ticker: BCOMNGTR). The Natural Gas Index is designed to track the price of natural gas futures contracts traded on the NYMEX.

The Silver Fund:

ProShares UltraShort Silver: the daily performance of silver bullion as measured by the London Silver Price (Bloomberg Ticker: SLVRLND).

The Currency Funds:

ProShares UltraShort Australian Dollar: the 4:00 p.m. (Eastern Time) spot price of the Australian dollar versus the U.S. dollar using the Australian dollar exchange rate, expressed in terms of U.S. dollars per unit of foreign currency (Bloomberg Ticker: AUDUSD).

*	The VIX Futures Fund is benchmarked to an index comprised of VIX futures contracts and not to the VIX, which is calculated based on the prices of put and call options on the S&P 500. As such, the VIX Futures Fund can be expected to perform very differently from the VIX.

ProShares Ultra Euro and ProShares Short Euro: the 4:00 p.m. (Eastern Time) spot price of the euro versus the U.S. dollar using the euro/U.S. dollar exchange rate, expressed in terms of U.S. dollars per unit of foreign currency (Bloomberg Ticker: EURUSD).

ProShares Ultra Yen: the 4:00 p.m. (Eastern Time) spot price of the Japanese yen versus the U.S. dollar using the Japanese yen/U.S. dollar exchange rate, expressed in terms of U.S. dollars per unit of foreign currency (Bloomberg Ticker: JPYUSD).

The following charts illustrate exchange rates for the Australian dollar, the euro, and the Japanese yen, respectively, as measured against the U.S. dollar from December 31, 2013 to December 31, 2016:

Principal Investment Strategies

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective.

Investment Strategies of ProShares VIX Mid-Term Futures ETF:

The VIX Futures Fund intends to meet its investment objective by taking long or short positions in VIX futures contracts. In the event position accountability rules or position limits are reached with respect to VIX futures contracts, the Sponsor may, in its commercially reasonable judgment, cause the VIX Futures Fund to obtain exposure to its index through swaps referencing the Mid-Term VIX Index or particular VIX futures contracts comprising the Mid-Term VIX Index, or invest in other futures contracts or swaps not based on the particular VIX futures contracts comprising the Mid-Term VIX Index if such instruments tend to exhibit trading prices or returns that correlate with the Mid-Term VIX Index or any VIX futures contract and will further the investment objective of the VIX Futures Fund. The VIX Futures Fund may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) to prevent the VIX Futures Fund from obtaining the appropriate amount of investment exposure to the affected VIX futures contracts directly or other futures contracts. The VIX Futures Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) for direct investment or as collateral for Financial Instruments. The VIX Futures Fund may invest up to 100% of its assets in any of these types of cash or cash equivalent securities.

Investment Strategies of ProShares UltraShort Silver, ProShares Ultra Euro and ProShares Ultra Yen:

ProShares UltraShort Silver, ProShares Ultra Euro and ProShares Ultra Yen invest principally in any one of or combinations of Financial Instruments, including swap agreements, futures contracts or forward contracts with respect to the applicable Fund’s benchmark to the extent determined appropriate by the Sponsor. The types of commodity or currency interests in which these Funds invest may vary daily. The Funds do not currently intend to invest directly in any commodity or currency. The Funds will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) for direct investment or as collateral for Financial Instruments. Each of these Funds may invest up to 100% of its assets in any of these types of cash or cash equivalent securities.

Investment Strategies of ProShares Ultra Bloomberg Natural Gas and ProShares UltraShort Bloomberg Natural Gas:

Each Natural Gas Fund intends to meet its investment objective by taking long or short positions in natural gas futures contracts. In the event position accountability rules or position limits are reached with respect to natural gas futures contracts, the Sponsor may, in its commercially reasonable judgment, cause the Natural Gas Funds to obtain exposure to the Natural Gas Index through swaps referencing the Natural Gas Index or particular natural gas futures contracts comprising the Natural Gas Index, or invest in other futures contracts or swaps not based on the particular natural gas futures contracts comprising the Natural Gas Index if such instruments tend to exhibit trading prices or returns that correlate with the Natural Gas Index or any natural gas futures contract and will further the investment objective of the applicable Natural Gas Fund. The Natural Gas Funds may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent the Natural Gas Fund from obtaining the appropriate amount of investment exposure to the affected natural gas futures contracts directly or other futures contracts. The Natural Gas Funds will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) for direct investment or as collateral for Financial Instruments. Each Natural Gas Fund may also invest up to 100% of its assets in any of these types of cash or cash equivalent securities.

Investment Strategies of ProShares UltraShort Australian Dollar and ProShares Short Euro:

Each of ProShares UltraShort Australian Dollar and ProShares Short Euro intends to meet its investment objective by obtaining long or short exposures to its benchmark through futures contracts on its underlying currency. In the event position accountability rules or position limits are reached with respect to futures contracts, the Sponsor may in its commercially reasonable judgment, cause such Fund to obtain exposure to its benchmark through forward contracts referencing the benchmark, or invest in other forward contracts if such instruments tend to exhibit trading prices or returns that correlate with the benchmark or a component of the benchmark and will further the investment objective of the Fund. The Funds may also invest in forward contracts if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent the Funds from obtaining the appropriate amount of investment exposure to the affected futures contracts directly. Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) for direct investment or as collateral for Financial Instruments. Each Fund may invest up to 100% of its assets in any of these types of cash or cash equivalent securities.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct conventional volatility, commodity or currency research or analysis, or forecast market movement or trends, in managing the assets of the Funds. Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to its underlying benchmark consistent with its investment objective without regard to market conditions, trends or direction.

Certain of the Funds may obtain exposure through Financial Instruments to a representative sample of the components in its underlying index, which have aggregate characteristics similar to those of the underlying index. This “sampling” process typically involves selecting a representative sample of components in an index principally to enhance liquidity and reduce transaction costs while seeking to maintain high correlation with, and similar aggregate characteristics (e.g., underlying commodities and valuations) to, the underlying index. In addition, the Funds may obtain exposure to components not included in its underlying index, invest in assets that are not included in its underlying index or may overweight or underweight certain components contained in the underlying index.

As of the NAV calculation time each trading day, each Geared Fund will seek to position its portfolio so that its exposure to its benchmark is consistent with its investment objective. The impact of a benchmark’s movements during the day will affect whether the Geared Fund’s portfolio needs to be rebalanced. For example, if an UltraShort Fund’s benchmark has risen on a given day, net assets of such Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if a Short or UltraShort Fund’s benchmark has fallen on a given day, net assets of such Fund should rise. As a result, inverse exposure will need to be increased. For Ultra Funds, the Fund’s long exposure will need to be increased on days when such Fund’s benchmark rises and decreased on days when such Fund’s benchmark falls. Daily rebalancing and the compounding of each day’s return over time means that the return of each Geared Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from two times (2x), the inverse (-1x) or two times the inverse (-2x) of the return of the Geared Fund’s benchmark for the period. A Geared Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Geared Fund to lose money over time regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding.

The amount of exposure each Fund has to Financial Instruments differs with each particular Fund and may be changed without shareholder approval at any given time. Currently, the Funds anticipate that, in the normal course of business and absent any unforeseen circumstances, they will be exposed to the specific Financial Instruments below as follows:

	Swaps	Forwards	Futures
ProShares VIX Mid-Term Futures ETF	0%	0%	100%
ProShares Ultra Bloomberg Natural Gas	0%	0%	200%
ProShares UltraShort Bloomberg Natural Gas	0%	0%	-200%
ProShares UltraShort Silver	0%	-190 to -200%	0 to -10%
ProShares UltraShort Australian Dollar	0%	0%	-200%
ProShares Ultra Euro	0%	200%	0%
ProShares Short Euro	0%	0%	-100%
ProShares Ultra Yen	0%	200%	0%

Swap Agreements

Swap agreements are two-party contracts that have traditionally been entered into primarily by institutional investors in OTC markets for a specified period ranging from a day to more than a year. However, the Dodd-Frank Act provides for significant reforms of the OTC derivatives markets, including a requirement to execute certain swap transactions on a CFTC regulated market and/or to clear such transactions through a CFTC-regulated central clearing organization. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. The notional amount of the agreement reflects the extent of a Fund’s total investment exposure under the swap agreement. In the case of futures contracts-based indexes, such as those used by the VIX Futures Fund and the Natural Gas Funds, the reference interest rate is zero, although a financing spread or fee is normally still applied. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to the notional amount and the benchmark returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects a Fund’s total investment exposure under the swap agreement (i.e., the entire face amount or principal of a swap agreement), the net amount is a Fund’s current obligations (or rights) under the swap agreement, which is the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on the Statement of Financial Condition. The primary risks associated with the use of swap agreements arise from the inability of counterparties to perform. Each Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swap agreements only with major, global financial institutions; however, there are no limitations on the percentage of its assets each Fund may invest in swap agreements with a particular counterparty. Each Fund that invests in swaps may use various techniques to minimize credit risk.

Each Fund that invests in swaps generally collateralizes the swap agreements with cash and/or certain securities. Collateral posted in connection with uncleared derivatives transactions is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. The counterparty also may collateralize the uncleared swap agreements with cash and/or certain securities, which collateral is typically held for the benefit of the Fund in a segregated tri-party account at the Custodian. In the event of a default by the counterparty, and the Fund is owed money in the uncleared swap transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. These Funds remain subject to credit risk with respect to the amount it expects to receive from counterparties.

The Funds have sought to mitigate these risks in connection with the uncleared OTC swaps by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however there are no limitations on the percentage of its assets each Fund may invest in swap agreements with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

The counterparty risk for cleared derivatives transactions is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivatives contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. In addition, cleared derivatives transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a particular underlying asset at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the OTC markets and are not standardized contracts. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, there is generally no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency. The primary risks associated with the use of forward contracts arise from the inability of the counterparty to perform.

Each Fund that invests in forward contracts generally collateralizes the uncleared forward contracts with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. The counterparty also may collateralize the uncleared forward contracts with cash and/or certain securities, which collateral is typically held for the benefit of the Fund in a segregated tri-party account at the Custodian. In the event of a default by the counterparty, and the Fund is owed money in the uncleared forward transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. These Funds remain subject to credit risk with respect to the amount it expects to receive from OTC counterparties.

The Funds have sought to mitigate these risks with respect to uncleared OTC forwards by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however, there are no limitations on the percentage of its assets each Fund may invest in forward contracts with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. Forward contracts have traditionally not been cleared or guaranteed by a third party. As a result of the Dodd-Frank Act, the CFTC now regulates non-deliverable forwards (including deliverable forwards where the parties do not take delivery). Certain non-deliverable forward contracts, such as non-deliverable foreign exchange forwards, may be subject to regulation as swap agreements, including mandatory clearing. Changes in the forward markets may entail increased costs and result in burdensome reporting requirements.

Commercial banks participating in trading OTC foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties post margin.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash and/or securities with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearing house to protect the clearing house against non-payment by the Fund. The clearing house becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Funds to deposit collateral in excess of the clearing house’s margin requirements for the FCM’s own protection.

Certain futures contracts, including VIX futures contracts, stock index contracts and certain commodity futures contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that the Funds agree to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to the Funds since futures contracts are exchange traded and the exchange’s clearinghouse, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of variation margin.

Money Market Instruments

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

U.S. Derivatives Exchanges

Derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board Options Exchange, Incorporated (“CBOE”) (which includes the CFE), the Chicago Mercantile Exchange (“CME”) (which includes, among others, the Chicago Board of Trade (“CBOT”) and the NYMEX) and the Intercontinental Exchange (“ICE”)).

Each derivatives exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearing house do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

If a Fund decides to execute derivatives transactions through such derivatives exchanges–and especially if it decides to become a direct member of one or more exchanges or swap execution facilities–a Fund would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.

Regulations

Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate OTC derivatives markets, including certain OTC foreign exchange markets.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Risks Related to All Funds—Failure of the FCMs to segregate assets may increase losses in the Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Each Fund’s investments in Financial Instruments will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.

Non-U.S. Derivatives Exchanges

Foreign derivatives exchanges differ in certain respects from their U.S. counterparts. Non-U.S. derivatives exchanges are generally not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearing house, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. derivatives exchanges. The Sponsor does not anticipate that the Funds will hold futures traded on foreign exchanges.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of forward contracts, swap agreements and options on forward contracts) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

As of December 31, 2016, there were no daily price fluctuation limits in place for the futures contracts held by the VIX Futures Fund.

As of December 31, 2016, the maximum daily price fluctuation limit rule for Natural Gas futures contracts is as follows: If the lead contract month is bid or offered $1.00 per MMBtu above or below the previous day settlement price, it will be considered a triggering event that will begin a two (2) minute monitoring period in the lead contract month. If, at the end of the two (2) minute monitoring period, the lead contract month is not bid or offered at the applicable special price fluctuation limit, the special price fluctuation limit shall be expanded an additional $1.00 per MMBtu above or below the previous day’s settlement price for all contract months. If, however, at the end of the two (2) minute monitoring period, the lead contract month is bid or offered $1.00 per MMBtu above or below settlement, a two (2) minute temporary trading halt will commence in all contract months. Following the end of a temporary trading halt, Natural Gas contracts shall re-open simultaneously in all contract months. When trading resumes, the special price fluctuation limits shall be expanded an additional $1.00 per MMBtu above and below the previous day’s settlement price for all contract months, at which time the same set of rules will apply as above for subsequent triggering events and temporary trading halts. There shall be no temporary trading halts or expansion of special price fluctuation limits during the five (5) minutes preceding the end of the primary futures contract’s settlement price determination period. Details are set forth in NYMEX Rulebook, Rule 200102.D.

As of December 31, 2016, the maximum daily price fluctuation limit for COMEX Silver futures contracts was $3.00 per ounce above or below the previous day’s settlement price. If a market for any of the contract months is bid or offered at the upper or lower price fluctuation limit, as applicable, on Globex it will be considered a Triggering Event which will halt trading for a five (5) minute period in all contract months of the Silver futures contract.

As of December 31, 2016, there were no daily price fluctuation limits in place for the futures contracts held by the Currency Funds.

Margin

“Initial” or “original” margin is the minimum amount of funds that a counterparty to a cleared derivatives contract must deposit with their commodity broker in order to establish an open position. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker and the relevant exchange. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the customer’s position.

PERFORMANCE OF THE OFFERED COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. The performance of the Funds, which is presented herein, will differ materially from the performance of the other series of the Trust (the “Other Funds”) which is included in the section entitled “Performance of The Other Commodity Pools Operated by the Commodity Pool Operator” in Part Two of this Prospectus.

All summary performance information is as of December 31, 2016. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares VIX Mid-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$518,114,343
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$182,251,020
Net Asset Value as of December 31, 2016:	$45,818,914
Net Asset Value per Share[3] as of December 31, 2016:	$42.14
Worst Monthly Loss:[4]	-18.65%
(January 2013)
Worst Peak-to-Valley Loss:[5]	-88.24%
(September 2011—December 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	-10.88%	-9.76%	-18.65%	3.08%	6.98%	8.60%
February	-3.79%	1.25%	-3.13%	-4.27%	-10.54%	5.89%
March	-1.77%	-17.42%	-3.31%	-2.89%	0.83%	-15.06%
April	-6.98%	-0.83%	-6.78%	-3.29%	-5.10%	3.55%
May	-2.60%	13.10%	5.89%	-4.07%	-6.52%	-6.39%
June	1.15%	-12.30%	8.41%	-9.99%	.90%	1.71%
July	-3.41%	-5.77%	-16.71%	1.32%	-7.88%	-8.54%
August	28.73%	-2.59%	6.44%	-3.83%	27.18%	-0.56%
September	16.65%	-17.84%	-7.58%	6.37%	-.83%	-3.24%
October	-16.01%	-5.90%	-4.36%	-2.28%	-15.41%	-2.07%
November	7.47%	-10.69%	-5.42%	-2.64%	-.36%	-4.58%
December	-8.29%	-0.53%	-7.95%	4.43%	.30%	-1.41%
Annual	-7.31%	-53.21%	-44.38%	-17.61%	-15.16%	-21.91%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-21.91%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$618,763,437
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$96,294,512
Net Asset Value as of December 31, 2016:	$43,203,386
Net Asset Value per Share[3] as of December 31, 2016:	$18.85
Worst Monthly Loss:[4]	-51.14%
(December 2014)
Worst Peak-to-Valley Loss:[5]	-98.83%
(Inception—February 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January		-33.79%	-2.67%	33.18%	-16.96%	-6.84%
February		-7.98%	2.40%	-4.60%	-0.34%	-46.12%
March		-39.34%	29.13%	-8.53%	-10.49%	16.16%
April		-0.48%	13.20%	19.28%	2.42%	15.98%
May		-0.06%	-18.86%	-12.75%	-12.18%	-4.07%
June		21.89%	-21.95%	-4.13%	10.59%	47.36%
July		25.46%	-7.13%	-25.71%	-9.47%	-4.53%
August		-28.03%	3.79%	8.98%	-6.16%	-8.03%
September		23.97%	-7.10%	-0.68%	-17.03%	-7.09%
October	-3.23%	3.06%	-8.12%	-16.26%	-25.89%	-0.83%
November	-24.05%	-14.18%	16.00%	4.01%	-20.40%	8.57%
December	-30.62%	-13.68%	12.97%	-51.14%	-1.68%	20.88%
Annual	-49.01%	-61.71%	-0.54%	-60.32%	-69.88%	1.50%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	1.50%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$277,322,946
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$(19,302,649)
Net Asset Value as of December 31, 2016:	$4,038,794
Net Asset Value per Share[3] as of December 31, 2016:	$23.10
Worst Monthly Loss:[4]	-37.18%
(January 2014)
Worst Peak-to-Valley Loss:[5]	-81.64%
(March 2012—April 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January		30.13%	-1.67%	-37.18%	3.30%	1.27%
February		0.98%	-5.48%	-5.47%	-4.74%	71.49%
March		56.44%	-24.30%	5.67%	5.89%	-17.44%
April		-4.32%	-15.15%	-18.15%	-7.71%	-19.84%
May		-8.88%	17.55%	11.26%	8.57%	-.52%
June		-28.95%	23.56%	1.43%	-14.67%	-35.93%
July		-27.12%	3.81%	31.07%	6.87%	-2.13%
August		30.80%	-5.64%	-10.42%	3.54%	4.35%
September		-23.39%	5.64%	-2.73%	17.35%	4.33%
October	0.57%	-6.83%	5.95%	15.73%	30.43%	-3.38%
November	27.35%	11.11%	-15.20%	-13.02%	19.82%	-12.71%
December	39.41%	11.43%	-15.04%	80.09%	-8.04%	-24.57%
Annual	78.55%	7.26%	-31.50%	20.00%	66.27%	-50.35%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-50.35%

Name of Pool:	ProShares UltraShort Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$2,357,287,402
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$237,767,538
Net Asset Value as of December 31, 2016:	$23,017,656
Net Asset Value per Share[3] as of December 31, 2016:	$37.31
Worst Monthly Loss:[4]	-42.41%
(April 2011)
Worst Peak-to-Valley Loss:[5]	-99.20%
(Inception—November 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	17.54%	-32.75%	-14.21%	1.13%	-13.48%	-5.29%
February	-33.03%	-20.18%	21.21%	-18.74%	3.38%	-10.36%
March	-26.55%	27.37%	1.17%	12.13%	-2.16%	-9.47%
April	-42.41%	6.34%	28.38%	6.27%	-0.23%	-27.13%
May	20.59%	20.84%	14.53%	2.02%	-3.34%	22.15%
June	16.50%	3.78%	39.17%	-17.87%	12.17%	-24.93%
July	-26.91%	-9.59%	-11.88%	1.26%	14.72%	-18.65%
August	-13.79%	-15.77%	-31.22%	12.03%	-.50%	12.60%
September	38.68%	-25.12%	14.19%	28.17%	-3.90%	-8.04%
October	-28.46%	14.03%	-7.05%	9.83%	-14.19%	16.98%
November	15.21%	-12.57%	23.06%	0.22%	22.43%	10.18%
December	14.07%	29.28%	2.51%	-1.95%	2.41%	3.60%
Annual	-61.57%	-32.99%	74.69%	28.77%	11.72%	-42.24%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-42.24%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Australian Dollar
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$27,572,772
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$9,903,936
Net Asset Value as of December 31, 2016:	$16,613,473
Net Asset Value per Share[3] as of December 31, 2016:	$55.38
Worst Monthly Loss:[4]	-14.12%
(March 2016)
Worst Peak-to-Valley Loss:[5]	-22.77%
(September 2015—September 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

January			-1.26%	3.36%	9.00%	5.13%
February			3.60%	-4.43%	-1.36%	-2.33%
March			-4.35%	-8.03%	3.90%	-14.12%
April			0.10%	-0.98%	-8.19%	0.88%
May			16.30%	-0.94%	6.37%	9.89%
June			8.41%	-3.11%	-2.65%	-6.95%
July*		-4.17%	2.33%	2.29%	10.70%	-4.20%
August		2.68%	1.28%	-1.48%	4.60%	1.80%
September		-1.71%	-9.75%	12.91%	2.03%	-4.13%
October		-0.91%	-3.2%	-1.89%	-3.84%	0.94%
November		-1.76%	7.19%	6.17%	-3.38%	5.65%
December		0.15%	3.06%	7.76%	-2.26%	4.25%
Annual		-5.70%	23.53%	10.27%	13.94%	-5.45%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-5.45%

*	Represents rate of return from inception to July 31, 2012, as the inception of trading date for the pool was after July 1, 2012.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$54,417,915
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$14,444,275
Net Asset Value as of December 31, 2016:	$11,914,585
Net Asset Value per Share[3] as of December 31, 2016:	$14.02
Worst Monthly Loss:[4]	-13.16%
(September 2011)
Worst Peak-to-Valley Loss:[5]	-57.77%
(November 2009—December 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	4.70%	1.94%	5.71%	-4.00%	-13.00%	-0.90%
February	1.57%	3.62%	-7.71%	4.65%	-2.18%	0.54%
March	5.42%	0.05%	-3.75%	-0.48%	-8.11%	9.10%
April	9.16%	-1.62%	5.39%	1.35%	8.86%	1.03%
May	-5.62%	-12.87%	-2.75%	-3.52%	-4.57%	-5.83%
June	1.50%	4.59%	0.17%	0.84%	2.75%	-0.96%
July	-1.85%	-5.68%	4.27%	-4.48%	-3.17%	1.22%
August	-0.09%	4.30%	-1.42%	-3.81%	4.05%	-0.80%
September	-13.16%	4.23%	4.64%	-7.74%	-1.02%	1.13%
October	6.42%	1.53%	0.61%	-1.76%	-3.40%	-4.80%
November	-5.83%	0.53%	0.01%	-1.66%	-7.87%	-7.10%
December	-7.32%	2.79%	2.46%	-5.45%	5.33%	-1.76%
Annual	-7.28%	1.93%	6.91%	-23.66%	-21.95%	-9.63%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-9.63%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Short Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	June 26, 2012
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$44,141,870
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$12,855,294
Net Asset Value as of December 31, 2016:	$15,770,088
Net Asset Value per Share[3] as of December 31, 2016:	$45.06
Worst Monthly Loss:[4]	-4.43%
(March 2016)
Worst Peak-to-Valley Loss:[5]	-13.09%
(July 2012—April 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016
January		-2.88%	1.91%	6.92%	0.24%
February		3.91%	-2.39%	0.85%	-0.51%
March		1.70%	0.10%	3.79%	-4.43%
April		-2.76%	-0.78%	-4.41%	-0.64%
May		1.24%	1.69%	2.06%	2.92%
June*	-1.32%	-0.24%	-0.57%	-1.67%	0.18%
July	2.68%	-2.33%	2.19%	1.43%	-0.76%
August	-2.27%	0.58%	1.82%	-2.30%	0.25%
September	-2.23%	-2.40%	3.94%	.27%	-0.69%
October	-0.93%	-0.46%	0.67%	1.50%	2.39%
November	-0.40%	-0.15%	0.67%	3.96%	3.58%
December	-1.51%	-1.37%	2.61%	-2.89%	0.71%
Annual	-5.90%	-5.26%	12.33%	9.30%	3.04%
Year-to-Date	N/A	N/A	N/A	N/A	3.04%

*	Represents rate of return from inception to June 29, 2012, as the inception of trading date for the pool was after June 1, 2012.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$16,323,713
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$7,266,236
Net Asset Value as of December 31, 2016:	$5,540,957
Net Asset Value per Share[3] as of December 31, 2016:	$55.43
Worst Monthly Loss:[4]	-16.28%
(November 2016)
Worst Peak-to-Valley Loss:[5]	-64.98%
(August 2011—July 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	-2.25%	1.83%	-10.24%	6.04%	3.80%	-1.64%
February	0.55%	-12.23%	-2.89%	0.65%	-3.83%	14.96%
March	-3.51%	-3.77%	-3.21%	-2.91%	-0.66%	0.08%
April	4.97%	7.33%	-7.13%	1.82%	0.76%	11.41%
May	-1.08%	3.66%	-6.03%	0.72%	-7.61%	-7.91%
June	2.38%	-4.03%	2.26%	0.86%	2.63%	14.33%
July	9.24%	4.50%	2.39%	-3.14%	-2.67%	1.96%
August	0.78%	-0.57%	-0.77%	-2.34%	4.25%	-3.10%
September	-1.62%	0.57%	-0.41%	-10.17%	1.94%	3.70%
October	-2.89%	-4.61%	-0.20%	-4.92%	-1.35%	-6.77%
November	1.40%	-6.36%	-8.02%	-10.60%	-4.04%	-16.28%
December	1.29%	-9.85%	-5.48%	-2.11%	4.51%	-4.62%
Annual	8.90%	-22.73%	-33.90%	-24.21%	-3.05%	1.24%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	1.24%

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.	“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of December 31, 2016. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement–Net Asset Value (NAV)” for additional information regarding the pricing policies of the Trust.
4.	“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.
5.	“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end during such period. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.
6.	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the Trust and the other series of the Trust, which section is incorporated by reference to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. Those reports do not include information regarding the Funds, which have not commenced investment operations prior to the date of this Prospectus and which will not begin trading until after the initial Creation Units of each Fund are purchased by the initial Authorized Participant (all as described in the “Plan of Distribution” Section in Part Two of this Prospectus).

Except as noted below, there has not been a material change to the financial statements or the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016.

On March 30, 2016, ProShares Managed Futures Strategy was liquidated.

On July 1, 2016, the Trust announced a 3-for-1 forward split of the shares of beneficial interest (the “Gas Fund Shares”) of ProShares UltraShort Bloomberg Natural Gas (the “Natural Gas Fund”).

The forward stock split decreased the price per Gas Fund Share of the Natural Gas Fund with a proportionate increase in the number of Gas Fund Shares outstanding. For example, for a 3-for-1 split, every pre-split Gas Fund Shares resulted in the receipt of three post-split Gas Fund Shares, which was priced one-third the net asset value of a pre-split Share.

The split was effective for shareholders of record after the close of the markets on July 24, 2016. The split was effective at the market open on July 25, 2016, when the Natural Gas Fund began trading at their post-split price. The ticker symbol for the Natural Gas Fund did not change.

Ticker	Fund	Split Ratio
KOLD	ProShares UltraShort Bloomberg Natural Gas	3:1

On July 1, 2016, the Trust announced a 1-for-5 reverse split of the shares of beneficial interest (the “VIX Shares”) of ProShares VIX Short-Term Futures ETF and ProShares Ultra VIX Short-Term Futures ETF (collectively, the “VIX Funds”).

The reverse splits increased the price per VIX Share of each VIX Fund with a proportionate decrease in the number of VIX Shares outstanding. For example, for a 1-for-5 reverse split, every five pre-split VIX Shares resulted in the receipt of one post-split Share, which was priced five times higher than the NAV of a pre-split Share.

The reverse splits were effective for shareholders of record after the close of the markets on July 24, 2016. All reverse splits were effective at the market open on July 25, 2016, when the VIX Funds began trading at their post-split price. The ticker symbol for the VIX Funds did not change. Each of the VIX Funds undergoing a reverse split were issued a new CUSIP number, listed below.

Ticker	Fund	Split Ratio	Old CUSIP	New CUSIP
VIXY	ProShares VIX Short-Term Futures ETF	1:5	74347W361	74347W262
UVXY	ProShares Ultra VIX Short-Term Futures ETF	1:5	74347W312	74347W254

On September 1, 2016, ProShares Ultra Bloomberg Commodity and ProShares UltraShort Bloomberg Commodity were liquidated.

On December 22, 2016, the Trust announced a 2-for-1 forward split of the shares of beneficial interest (the “UltraShort Crude Oil Shares”) of ProShares UltraShort Bloomberg Crude Oil (the “UltraShort Crude Oil Fund”).

The forward stock split decreased the price per UltraShort Crude Oil Share of the UltraShort Crude Oil Fund with a proportionate increase in the number of UltraShort Crude Oil Shares outstanding. For example, for a 2-for-1 split, every pre-split UltraShort Crude Oil Shares resulted in the receipt of two post-split UltraShort Crude Oil Shares, which was priced one-half the net asset value of a pre-split Share.

The split was effective for shareholders of record after the close of the markets on January 11, 2017. The split was effective at the market open on January 12, 2017, when the UltraShort Crude Oil Fund began trading at their post-split price. The ticker symbol for the UltraShort Crude Oil Fund did not change.

Ticker	Fund	Split Ratio
SCO	ProShares UltraShort Bloomberg Crude Oil	2:1

On December 22, 2016, the Trust announced a 1-for-2 reverse split of the shares of beneficial interest (the “Ultra Crude Oil Shares”) of ProShares Ultra Bloomberg Crude Oil and a 1-for-5 reverse split of the shares of beneficial interest (the “VIX Short-Term Shares”) ProShares Ultra VIX Short-Term Futures ETF (collectively, the “Reverse Split Funds”).

The reverse splits increased the price per Ultra Crude Oil Share and VIX Short-Term Share, respectively, of each Reverse Split Fund with a proportionate decrease in the number of Ultra Crude Oil Shares and VIX Short-Term Shares outstanding. For example, for a 1-for-5 reverse split, every five pre-split VIX Short-Term Shares resulted in the receipt of one post-split Share, which was priced five times higher than the NAV of a pre-split Share.

The reverse splits were effective for shareholders of record after the close of the markets on January 11, 2017. All reverse splits were effective at the market open on January 12, 2017, when the Reverse Split Funds began trading at their post-split price. The ticker symbols for the Reverse Split Funds did not change. Each of the Reverse Split Funds undergoing a reverse split were issued a new CUSIP number, listed below.

Ticker	Fund	Split Ratio	Old CUSIP	New CUSIP
UCO	ProShares Ultra Bloomberg Crude Oil	1:2	74347W320	74347W247
UVXY	ProShares Ultra VIX Short-Term Futures ETF	1:5	74347W254	74347W239

The Shares outstanding and related Share information disclosed in the financial statements and notes to the financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016, for the Funds listed above were not retroactively adjusted to give effect to the forward splits or reverse splits, as permitted under applicable regulations. Presented below are pro forma Shares outstanding and Share information after giving retroactive effect for the respective forward splits or reverse splits.

Shares Outstanding

	UltraShort Bloomberg Natural Gas	VIX Short- Term Futures ETF	Ultra VIX Short- Term Futures ETF	UltraShort Bloomberg Crude Oil	Ultra Bloomberg Crude Oil
Shares outstanding, at December 31, 2015	224,856	1,589,962	780,098	1,439,888	31,163,934
Shares outstanding, at December 31, 2014	524,856	1,064,962	112,161	4,339,888	4,439,917

	Net income (loss) per weighted- average share	Weighted-average shares outstanding
UltraShort Bloomberg Natural Gas
For the year ended December 31, 2015	$21.61	399,099
For the year ended December 31, 2014	$4.03	2,787,183
For the year ended December 31, 2013	$(3.17)	681,405
VIX Short-Term Futures ETF
For the year ended December 31, 2015	$(16.06)	1,737,798
For the year ended December 31, 2014	$19.32	1,092,702
For the year ended December 31, 2013	$(180.58)	900,651

	Net income (loss) per weighted- average share	Weighted-average shares outstanding
Ultra VIX Short-Term Futures ETF
For the year ended December 31, 2015	$(1,041.42)	410,303
For the year ended December 31, 2014	$(1,100.11)	73,785
For the year ended December 31, 2013	$(33,946.09)	12,873
UltraShort Bloomberg Crude Oil
For the year ended December 31, 2015	$10.07	5,520,436
For the year ended December 31, 2014	$8.23	17,422,354
For the year ended December 31, 2013	$(0.52)	16,777,696
Ultra Bloomberg Crude Oil
For the year ended December 31, 2015	$(57.86)	15,073,003
For the year ended December 31, 2014	$(458.22)	808,191
For the year ended December 31, 2013	$85.40	770,999

Selected data for a Share outstanding throughout the year ended December 31:

	Net asset value	Net investment income (loss)	Net realized and unrealized gain (loss)	Change in net asset value from operations	Net asset value	Market value per share
UltraShort Bloomberg Natural Gas
For the year ended December 31, 2015	27.9859	-0.4438	18.9893	18.5455	46.5314	46.55
For the year ended December 31, 2014	23.3212	-0.1654	4.8301	4.6647	27.9859	27.34
For the year ended December 31, 2013	34.0467	-0.3072	-10.4183	-10.7255	23.3212	23.12
VIX Short-Term Futures ETF
For the year ended December 31, 2015	104.6604	-0.6622	-37.7873	-38.4495	66.2109	66.65
For the year ended December 31, 2014	142.6934	-1.0237	-37.0093	-38.0330	104.6604	104.95
For the year ended December 31, 2013	419.6874	-1.7589	-275.2351	-276.9940	142.6934	142.65
Ultra VIX Short-Term Futures ETF
For the year ended December 31, 2015	3,136.4730	-18.0602	-2,416.3103	-2,434.3705	702.1025	708.75
For the year ended December 31, 2014	8,385.5437	-72.6365	-5,176.4342	-5,249.0707	3,136.4730	3,143.75
For the year ended December 31, 2013	100,612.9834	-375.1077	-91,852.3320	-92,227.4397	8,385.5437	8,390.00
UltraShort Bloomberg Crude Oil
For the year ended December 31, 2015	38.9895	-0.3924	28.0038	27.6114	66.6009	66.82
For the year ended December 31, 2014	15.8651	-0.1387	23.2631	23.1244	38.9895	38.26
For the year ended December 31, 2013	20.1539	-0.1516	-4.1372	-4.2888	15.8651	15.79
Ultra Bloomberg Crude Oil
For the year ended December 31, 2015	101.4800	-0.5621	-75.7631	-76.3252	25.1548	25.08
For the year ended December 31, 2014	320.8990	-2.1856	-217.2334	-219.4190	101.4800	103.70
For the year ended December 31, 2013	293.9413	-2.8486	29.8063	26.9577	320.8990	322.20

CHARGES

Breakeven Table

The projected twelve-month breakeven analysis for the Funds is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Funds (other than ProShares VIX Mid-Term Futures ETF, ProShares UltraShort Silver, ProShares Ultra Euro and ProShares Ultra Yen) the analysis assumes that the average daily NAV per Fund is $40.00. For purposes of calculating the amounts in the Breakeven Table for ProShares VIX Mid-Term Futures ETF, the analysis assumes that the average daily NAV is $80.00. For purposes of calculating the amounts in the Breakeven Table for ProShares UltraShort Silver, ProShares Ultra Euro and ProShares Ultra Yen, the analysis assumes that the average daily NAV per Fund is $25.00.

	Dollar Amount and Percentage of Expenses per Fund
Expenses(1)	ProShares VIX Mid-Term Futures ETF
	$		%
Selling price per share	80.00
Management fee(2)	0.68		0.85%
Brokerage commissions and fees	0.06	(3)	0.08	%(3)
Variable create/redeem fees(4)	(0.05	)(3)	(0.06	)%(3)
Other expenses	0.00		0.00%
Total fees and expenses	0.69		0.87%
Interest income(5)	(0.20)		(0.25)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.49		0.62%

	Dollar Amount and Percentage of Expenses per Fund
Expenses(1)	ProShares Ultra Bloomberg Natural Gas		ProShares UltraShort Bloomberg Natural Gas
	$	%	$	%
Selling price per share	40.00		40.00
Management fee(2)	0.38	0.95%	0.38	0.95%
Brokerage commissions and fees	0.16	0.39%	0.28	0.70%
Variable create/redeem fees(4)	(0.01)	(0.03)%	(0.04)	(0.11)%
Other expenses	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.53	1.31%	0.62	1.54%
Interest income(5)	(0.09)	(0.21)%	(0.09)	(0.22)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.44	1.10%	0.53	1.32%

	Dollar Amount and Percentage of Expenses per Fund
Expenses(1)	ProShares UltraShort Silver
	$	%
Selling price per share	25.00
Management fee(2)	0.24	0.95%
Brokerage commissions and fees	0.18	0.72%
Variable create/redeem fees(4)	(0.01)	(0.05)%
Other expenses	0.00	0.00%
Total fees and expenses	0.41	1.62%
Interest income(5)	(0.06)	(0.25)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.35	1.37%

	Dollar Amount and Percentage of Expenses per Fund
Expenses(1)	ProShares Ultra Euro		ProShares Short Euro
	$	%	$	%
Selling price per share	25.00		40.00
Management fee(2)	0.24	0.95%	0.38	0.95%
Brokerage commissions and fees	0.02	0.06%	0.01	0.02%
Variable create/redeem fees(4)	0.00	0.00%	0.00	0.00%
Other expenses	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.26	1.01%	0.39	0.97%
Interest income(5)	(0.06)	(0.24)%	(0.08)	(0.20)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.20	0.77%	0.31	0.77%

	Dollar Amount and Percentage of Expenses per Fund
Expenses(1)	ProShares UltraShort Australian Dollar		ProShares Ultra Yen
	$	%	$	%
Selling price per share	40.00		25.00
Management fee(2)	0.38	0.95%	0.24	0.95%
Brokerage commissions and fees	0.03	0.08%	0.02	0.06%
Variable create/redeem fees(4)	0.00	0.00%	0.00	0.00%
Other expenses	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.41	1.03%	0.26	1.01%
Interest income(5)	(0.09)	(0.24)%	(0.06)	(0.26)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.32	0.79%	0.20	0.75%

(1)	The breakeven analysis set forth in this table assumes that the Shares have a constant month-end NAV and is based on: $40.00 as the NAV per Share of each of the Funds, other than ProShares VIX Mid-Term Futures ETF, ProShares UltraShort Silver, ProShares Ultra Euro and ProShares Ultra Yen; $80.00 as the NAV per Shares of ProShares VIX Mid-Term Futures ETF; and $25.00 as the NAV per Share of each ProShares UltraShort Silver, ProShares Ultra Euro and ProShares Ultra Yen. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses, which are anticipated to be incurred by each Fund during the first year of an investor’s investment.
(2)	From the Management Fee, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, ProFunds Distributors, Inc. (“PDI”), Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers and, for the VIX Futures Fund only, brokerage commissions on its VIX futures contracts that exceed variable create/redeem fees collected by more than 0.02% of the VIX Futures Fund’s average net assets annually. Please note that the fees and expenses paid by the Sponsor are not included in the above Breakeven Table.
(3)	The Sponsor will pay for any VIX Futures Fund brokerage commissions on VIX futures contracts that exceed the VIX Futures Fund’s variable create/redeem fees collected by more than 0.02% of the VIX Futures Fund’s average net assets annually.
(4)	Authorized Participants may be required to pay variable create and redeem fees of up to 0.10% of the value of each order they place with the Funds. These variable transaction fees offset brokerage commissions incurred by the Funds. Please see “Creation and Redemption of Shares–Creation and Redemption Transaction Fee.”
(5)	Based on prior year’s actual interest earned.
(6)	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The breakeven amount reflected in the Breakeven Table reflects the breakeven amount for investors in the secondary market. The breakeven amount for each Authorized Participant is equal to the sum of the breakeven amount for each applicable Fund plus the amount of transaction fees paid by each Authorized Participant for each applicable Fund.

Management Fee

The VIX Futures Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.85% per annum of its average daily net assets (calculated by summing the ending net assets of Fund and dividing by the number of calendar days in the month). Each other Fund pays the Sponsor a Management fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily net assets (calculated by summing the ending net assets of each Fund and dividing by the number of calendar days in the month).

No other Management Fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Licensing Fee

The Sponsor pays S&P a licensing fee for use of the Mid-Term VIX Index as the benchmark for the VIX Futures Fund. The Sponsor pays Bloomberg a licensing fee for the Bloomberg Natural Gas SubindexSM, which serves as the benchmark for each Natural Gas Fund.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, PDI and Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the net assets of the Funds, individual Schedule K-1 preparation and mailing fees not exceeding 0.10% per annum of the net assets of the Funds, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Funds pay all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

Each of the Geared Funds pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. The Sponsor is currently paying brokerage commissions on VIX futures contracts for the VIX Futures Fund in amounts that exceed variable create/redeem fees collected by more than 0.02% of the VIX Futures Fund’s average net assets annually.

Other Transaction Costs

The Funds bear other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements).

FUTURES COMMISSION MERCHANTS

Each of Goldman, Sachs & Co. (“Goldman Sachs”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and RBC Capital Markets, LLC (“RBC”) (formerly RBC Capital Markets Corporation), in its capacity as a registered FCM, serves as the

Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of Goldman Sachs, MLPF&S and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to Goldman Sachs, MLPF&S or RBC, as applicable.

Investors should be advised that neither Goldman Sachs, MLPF&S nor RBC is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, neither Goldman Sachs, MLPF&S nor RBC, in its capacity as FCM, is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.

Neither Goldman Sachs, MLPF&S nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, neither Goldman Sachs, MLPF&S nor RBC provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon Goldman Sachs, MLPF&S or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace Goldman Sachs, MLPF&S and/or RBC as the Funds’ clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

Goldman Sachs & Co. (“GS&Co.”)

GS&Co. is a subsidiary of The Goldman Sachs Group, Inc. (“Group Inc.”). Information that may be material with respect to GS&Co. for purposes of the Commission’s disclosure requirements may not be material to GS Group for purposes of applicable securities laws.

The firm is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the firm’s businesses. Many of these proceedings are in early stages, and many of these cases seek an indeterminate amount of damages.

Under ASC 450, an event is “reasonably possible” if “the chance of the future event or events occurring is more than remote but less than likely” and an event is “remote” if “the chance of the future event or events occurring is slight.” Thus, references to the upper end of the range of reasonably possible loss for cases in which the firm is able to estimate a range of reasonably possible loss mean the upper end of the range of loss for cases for which the firm believes the risk of loss is more than slight.

With respect to matters described below for which management has been able to estimate a range of reasonably possible loss where (i) actual or potential plaintiffs have claimed an amount of money damages, (ii) the firm is being, or threatened to be, sued by purchasers in a securities offering and is not being indemnified by a party that the firm believes will pay any judgment, or (iii) the purchasers are demanding that the firm repurchase securities, management has estimated the upper end of the range of reasonably possible loss as being equal to (a) in the case of (i), the amount of money damages claimed, (b) in the case of (ii), the difference between the initial sales price of the securities that the firm sold in such offering and the estimated lowest subsequent price of such securities prior to the action being commenced and (c) in the case of (iii), the price that purchasers paid for the securities less the estimated value, if any, as of September 2016 of the relevant securities, in each of cases (i), (ii) and (iii), taking into account any factors believed to be relevant to the particular matter or matters of that type. As of the date hereof, the firm has estimated the upper end of the range of reasonably possible aggregate loss for such matters and for any other matters described below where management has been able to estimate a range of reasonably possible aggregate loss to be approximately $1.7 billion in excess of the aggregate reserves for such matters.

Management is generally unable to estimate a range of reasonably possible loss for matters other than those included in the estimate above, including where (i) actual or potential plaintiffs have not claimed an amount of money damages, except in those instances where management can otherwise determine an appropriate amount, (ii) matters are in early stages, (iii) matters relate to regulatory investigations or reviews, except in those instances where management can otherwise determine an appropriate amount, (iv) there is uncertainty as to the likelihood of a class being certified or the ultimate size of the class, (v) there is uncertainty as to the outcome of pending appeals or motions, (vi) there are significant factual issues to be resolved, and/or (vii) there are novel legal issues presented.

For example, the firm’s potential liabilities with respect to future mortgage-related “put-back” claims described below may ultimately result in an increase in the firm’s liabilities, but are not included in management’s estimate of reasonably possible loss. As another example, the firm’s potential liabilities with respect to the investigations and reviews described below in “Regulatory Investigations and Reviews and Related Litigation” also generally are not included in management’s estimate of reasonably possible loss. However, management does not believe, based on currently available information, that the outcomes of such other matters will have a material adverse effect on the firm’s financial condition, though the outcomes could be material to the firm’s operating results for any particularperiod, depending, in part, upon the operating results for such period. See Note 18 for further information about mortgage-related contingencies.

Mortgage-Related Matters. Beginning in April 2010, a number of purported securities law class actions were filed in the U.S. District Court for the Southern District of New York challenging the adequacy of Group Inc.’s public disclosure of, among other things, the firm’s activities in the CDO market, the firm’s conflict of interest management, and the SEC investigation that led to GS&Co. entering into a consent agreement with the SEC, settling all claims made against GS&Co. by the SEC in connection with the ABACUS 2007-AC1 CDO offering (ABACUS 2007-AC1 transaction), pursuant to which GS&Co. paid $550 million of disgorgement and civil penalties. The consolidated amended complaint filed on July 25, 2011, which names as defendants Group Inc. and certain officers and employees of Group Inc. and its affiliates, generally alleges violations of Sections 10(b) and 20(a) of the Exchange Act and seeks unspecified damages. On June 21, 2012, the district court dismissed the claims based on Group Inc.’s not disclosing that it had received a “Wells” notice from the staff of the SEC related to the ABACUS 2007-AC1 transaction, but permitted the plaintiffs’ other claims to proceed. The district court granted class certification on September 24, 2015, but the appellate court granted defendants’ petition for review on January 26, 2016. On February 1, 2016, the district court stayed proceedings in the district court pending the appellate court’s decision.

In June 2012, the Board received a demand from a shareholder that the Board investigate and take action relating to the firm’s mortgage-related activities and to stock sales by certain directors and executives of the firm. On February 15, 2013, this shareholder filed a putative shareholder derivative action in New York Supreme Court, New York County, against Group Inc. and certain current or former directors and employees, based on these activities and stock sales. The derivative complaint includes allegations of breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement and corporate waste, and seeks, among other things, unspecified monetary damages, disgorgement of profits and certain corporate governance and disclosure reforms. On May 28, 2013, Group Inc. informed the shareholder that the Board completed its investigation and determined to refuse the demand. On June 20, 2013, the shareholder made a books and records demand requesting materials relating to the Board’s determination. The parties have agreed to stay proceedings in the putative derivative action pending resolution of the books and records demand.

In addition, the Board has received books and records demands from several shareholders for materials relating to, among other subjects, the firm’s mortgage servicing and foreclosure activities, participation in federal programs providing assistance to financial institutions and homeowners, loan sales to Fannie Mae and Freddie Mac, mortgage-related activities and conflicts management.

Various alleged purchasers of, and counterparties and providers of credit enhancement involved in transactions relating to, mortgage pass-through certificates, CDOs and other mortgage-related products (including IKB Deutsche Industriebank AG, Massachusetts Mutual Life Insurance Company and the Tennessee Consolidated Retirement System) have filed complaints in state and federal court against firm affiliates, generally alleging that the offering documents for the securities that they purchased contained untrue statements of material fact and material omissions and generally seeking rescission and/or damages. Certain of these complaints allege fraud and seek punitive damages. Certain of these complaints also name other firms as defendants.

As of the date hereof, the aggregate amount of mortgage related securities sold to plaintiffs in active cases described in the preceding paragraph where those plaintiffs are seeking rescission of such securities was approximately $1.5 billion (which does not reflect adjustment for any subsequent paydowns or distributions or any residual value of such securities, statutory interest or any other adjustments that may be claimed). This amount does not include the potential claims by these or other purchasers in the same or other mortgage-related offerings that have not been described above, or claims that have been dismissed.

The firm has entered into agreements with Deutsche Bank National Trust Company and U.S. Bank National Association to toll the relevant statute of limitations with respect to claims for repurchase of residential mortgage loans based on alleged breaches of representations related to $11.1 billion original notional face amount of securitizations issued by trusts for which they act as trustees.

On April 11, 2016, the firm reached a definitive agreement that resolved actual and potential civil claims by the U.S. Department of Justice, the Attorney General’s Offices for the States of California, Illinois and New York, the National Credit Union Administration (as conservator for several failed credit unions) and the Federal Home Loan Banks of Chicago and Des Moines (as a successor to the Federal Home Loan Bank of Seattle), relating to the firm’s securitization, underwriting and sale of residential mortgage-backed securities from 2005 to 2007. The firm has received subpoenas or requests for information, and is engaged in discussions with, other federal, state and local regulators or law enforcement authorities as part of inquiries or investigations relating to mortgage-related matters, and may become the subject of additional litigation, investor and shareholder demands, and regulatory and other investigations and actions with respect to mortgage-related matters. See Note 18 for information regarding mortgage-related contingencies not described in this Note 27.

Solazyme, Inc. Securities Litigation. GS&Co. is among the underwriters named as defendants in a putative securities class action filed on June 24, 2015 in the U.S. District Court for the Northern District of California. In addition to the underwriters, the defendants include Solazyme, Inc. and certain of its directors and officers. As to the underwriters, the complaints generally allege misstatements and omissions in connection with March 2014 offerings by Solazyme, Inc. of approximately $63 million of common stock and $150 million principal amount of convertible senior subordinated notes, assert claims under the federal securities laws, and seek compensatory damages in an unspecified amount and rescission. Plaintiffs filed an amended complaint on December 15, 2015, and defendants moved to dismiss on February 12, 2016. GS&Co. underwrote 3,450,000 shares of common stock and $150 million principal amount of notes for an aggregate offering price of approximately $187 million.

GT Advanced Technologies Securities Litigation. GS&Co. is among the underwriters named as defendants in several putative securities class actions filed in October 2014 in the U.S. District Court for the District of New Hampshire. In addition to the underwriters, the defendants include certain directors and officers of GT Advanced Technologies Inc. (GT). As to the underwriters, the complaints generally allege misstatements and omissions in connection with the December 2013 offerings by GT of approximately $86 million of common stock and $214 million principal amount of convertible senior notes, assert claims under the federal securities laws, and seek compensatory damages in an unspecified amount and rescission. On July 20, 2015, the plaintiffs filed a consolidated amended complaint. On October 7, 2015, the defendants moved to dismiss. GS&Co. underwrote 3,479,769 shares of common stock and $75 million principal amount of notes for an aggregate offering price of approximately $105 million. On October 6, 2014, GT filed for Chapter 11 bankruptcy.

FireEye Securities Litigation. GS&Co. is among the underwriters named as defendants in several putative securities class actions, filed beginning in June 2014 in the California Superior Court, County of Santa Clara. In addition to the underwriters, the defendants include FireEye, Inc. (FireEye) and certain of its directors and officers. The complaints generally allege misstatements and omissions in connection with the offering materials for the March 2014 offering of approximately $1.15 billion of FireEye common stock, assert claims under the federal securities laws, and seek compensatory damages in an unspecified amount and rescission. On July 11, 2016, thecourt certified a class of purchasers of FireEye stock in the March 2014 offering. On September 8, 2016, the California Court of Appeal denied FireEye’s and the director and officer defendants’ petition for a writ of mandate appealing the Superior Court’s denial of their motion for judgment on the pleadings for lack of subject matter jurisdiction. On September 16, 2016, FireEye and the director and officer defendants appealed to the California Supreme Court. GS&Co. underwrote 2,100,000 shares for a total offering price of approximately $172 million.

TerraForm Global and SunEdison Securities Litigation. GS&Co. is among the underwriters, placement agents and initial purchasers named as defendants in several putative class actions and individual actions filed beginning in October 2015 relating to the $675 million July 2015 initial public offering of the common stock of TerraForm Global, Inc. (TerraForm Global), the August 2015 public offering of $650 million of SunEdison, Inc. (SunEdison) convertible preferred stock, the June 2015 private placement of $335 million of TerraForm Global Class D units, and the August 2015 Rule 144A offering of $810 million principal amount of TerraForm Global senior notes. SunEdison is TerraForm Global’s controlling shareholder and sponsor. On October 4, 2016, the cases then pending in federal court were transferred to the U.S. District Court for the Southern District of New York. An additional case is currently pending in the Superior Court of California, San Mateo County. The defendants also include TerraForm Global, SunEdison and certain of their directors and officers. Defendants have moved to dismiss certain of the actions. The complaints generally allege misstatements and omissions in connection with the offerings, assert claims under federal securities laws and, in certain actions, state laws, and seek compensatory damages in an unspecified amount, as well as rescission or rescissory damages. TerraForm Global sold 154,800 Class D units,representing an aggregate offering price of approximately $155 million, to the individual plaintiffs. GS&Co., as underwriter, sold 138,890 shares of SunEdison convertible preferred stock in the offering, representing an aggregate offering price of approximately $139 million and sold 2,340,000 shares of TerraForm Global common stock in the initial public offering representing an aggregate offering price of approximately $35 million. GS&Co., as initial purchaser, sold approximately $49 million principal amount of TerraForm Global senior notes in the Rule 144A offering. On April 21, 2016, SunEdison filed for Chapter 11 bankruptcy.

Cobalt International Energy Securities Litigation. Cobalt International Energy, Inc. (Cobalt), certain of its officers and directors (including employees of affiliates of Group Inc. who served as directors of Cobalt), affiliates of shareholders of Cobalt (including Group Inc.) and underwriters (including GS&Co.) for certain offerings of Cobalt’s securities are defendants in a putative securities class action filed on November 30, 2014 in the U.S. District Court for the Southern District of Texas. The consolidated amended complaint, filed on May 1, 2015, asserts claims under the federal securities laws, seeks compensatory and rescissory damages in unspecified amounts and alleges material misstatements and omissions concerning Cobalt in connection with a $1.67 billion February 2012 offering of Cobalt common stock, a $1.38 billion December 2012 offering of Cobalt’s convertible notes, a $1.00 billion January 2013 offering of Cobalt’s common stock, a $1.33 billion May 2013 offering of Cobalt’s common stock, and a $1.30 billion May 2014 offering of Cobalt’s convertible notes. The consolidated amended complaint alleges that, among others, Group Inc. and GS&Co. are liable as controlling persons with respect to all five offerings. The consolidated amended complaint also seeks damages from GS&Co. in connection with its acting as an underwriter of 14,430,000 shares of common stock representing an aggregate offering price of approximately$465 million, $690 million principal amount of convertible notes, and approximately $508 million principal amount of convertible notes in the February 2012, December 2012 and May 2014 offerings, respectively, for an aggregate offering price of approximately $1.66 billion. On January 19, 2016, the court granted, with leave to replead, the underwriter defendants’ motions to dismiss as to claims by plaintiffs who purchased Cobalt securities after April 30, 2013, but denied the motions to dismiss in all other respects. Defendants’ ensuing motions to certify that order for an interlocutory appeal were denied on March 14, 2016. Cobalt, certain of its officers and directors (including employees of affiliates of Group Inc. who served as directors of Cobalt), certain shareholders of

Cobalt (including funds affiliated with Group Inc.), and affiliates of these shareholders (including Group Inc.) are defendants in a putative shareholder derivative action filed on May 6, 2016 in Texas District Court, Harris County. As to the director and officer defendants (including employees of affiliates of Group Inc. who served as directors of Cobalt), the petition alleges that they breached their fiduciary duties under state law by making materially false and misleading statements concerning Cobalt in disclosures filed in connection with a May 2013 common stock offering. As to the shareholder defendants and their affiliates (including Group Inc. and several affiliated funds), the petition also alleges that they breached their fiduciary duties by selling Cobalt securities in the May 2013 offering on the basis of inside information. The petition seeks, among other things, unspecified monetary damages and disgorgement of proceeds from the sale of Cobalt common stock. Defendants moved to dismiss on July 8, 2016.

Investment Management Services. Group Inc. and certain of its affiliates are parties to various civil litigation and arbitration proceedings and other disputes with clients relating to losses allegedly sustained as a result of the firm’s investment management services. These claims generally seek, among other things, restitution or other compensatory damages and, in some cases, punitive damages.

Libya-Related Litigation. GSI is the defendant in an action filed on January 21, 2014 with the High Court of Justice in London by the Libyan Investment Authority (LIA), relating to nine derivative transactions between the plaintiff and GSI and seeking, among other things, rescission of the transactions and unspecified equitable compensation and damages exceeding $1 billion. On October 14, 2016, the court ruled in favor of GSI on all counts. In doing so, the court dismissed the LIA’s claims that the transactions were (i) the result of undue influence by GSI over an unsophisticated LIA, in part noting (a) that the LIA had ‘greatly exaggerated’ the extent to which itspersonnel were ‘naïve and unworldly’ and (b) the dozens of transactions and billions of dollars of investments that the LIA had entered into with other financial institutions, hedge funds and private equity firms, and (ii) unconscionable bargains, finding no grounds for concluding that the level of profits earned by GSI on the transactions was excessive.

Financial Advisory Services. Group Inc. and certain of its affiliates are from time to time parties to various civil litigation and arbitration proceedings and other disputes with clients and third parties relating to the firm’s financial advisory activities. These claims generally seek, among other things, compensatory damages and, in some cases, punitive damages, and in certain cases allege that the firm did not appropriately disclose or deal with conflicts of interest.

Employment-Related Matters. On September 15, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by three female former employees alleging that Group Inc. and GS&Co. have systematically discriminated against female employees in respect of compensation, promotion, assignments, mentoring and performance evaluations. The complaint alleges a class consisting of all female employees employed at specified levels in specified areas by Group Inc. and GS&Co. since July 2002, and asserts claims under federal and New York City discrimination laws. The complaint seeks class action status, injunctive relief and unspecified amounts of compensatory, punitive and other damages. On July 17, 2012, the district court issued a decision granting in part Group Inc.’s and GS&Co.’s motion to strike certain of plaintiffs’ class allegations on the ground that plaintiffs lacked standing to pursue certain equitable remedies and denying Group Inc.’s and GS&Co.’s motion to strike plaintiffs’ class allegations in their entirety as premature. On March 21, 2013, the U.S. Court of Appeals for the Second Circuit held that arbitration should be compelled with one of the named plaintiffs, who as a managing director was a party to an arbitration agreement with the firm. On March 10, 2015, the magistrate judge to whom the district judge assigned the remaining plaintiffs’ May 2014 motion for class certification recommended that the motion be denied in all respects. On August 3, 2015, the magistrate judge denied plaintiffs’ motion for reconsideration of that recommendation and granted the plaintiffs’ motion to intervene two female individuals, one of whom was employed by the firm as of September 2010 and the other of whom ceased to be an employee of the firm subsequent to the magistrate judge’s decision. On June 6, 2016, the district court affirmed the magistrate judge’s decision on intervention. On September 28, 2015, and by a supplemental motion filed July 11, 2016 (after the second intervenor ceased to be an employee), the defendants moved to dismiss the claims of the intervenors for lack of standing and mootness.

Currencies-Related Litigation. GS&Co. and Group Inc. are among the defendants named in a putative class action filed in the U.S. District Court for the Southern District of New York on June 3, 2015 and most recently amended on July 15, 2016 on behalf of certain ERISA employee benefit plans. The claims brought against GS&Co. and Group Inc. generally allege that the defendants violated ERISA in connection with an alleged conspiracy to manipulate the foreign currency exchange markets, which caused losses to ERISA plans for which the defendants provided foreign exchange services or otherwise authorized the execution of foreign exchange services. Plaintiffs seek declaratory and injunctive relief as well as restitution and disgorgement in an unspecified amount. By an order dated September 20, 2016, plaintiffs’ claims against GS&Co., Group Inc. and other defendants who have settled in another action relating to an alleged conspiracy to manipulate foreign currency exchange markets were dismissed with prejudice, and plaintiffs appealed on October 20, 2016.

GS&Co. and Group Inc. are among the defendants named in a putative class action filed in the U.S. District Court for the Southern District of New York on September 26, 2016 on behalf of putative indirect purchasers of foreign exchange instruments. The complaint generally alleges that defendants violated federal antitrust laws in connection with an alleged conspiracy to manipulate the foreign currency exchange markets and asserts claims under federal and state antitrust laws and seeks injunctive relief as well as treble damages in an unspecified amount.

Group Inc., GS&Co. and Goldman Sachs Canada Inc. are among the defendants named in putative class actions related to trading in foreign exchange markets, filed beginning in September 2015 in the Superior Court of Justice in Ontario, Canada and the Superior Court of Quebec, Canada, on behalf of direct and indirect purchasers of foreign exchange instruments traded in Canada. The complaints generally allege a conspiracy to manipulate the foreign currency exchange markets and assert claims under Canada’s Competition Act and common law. The Ontario and Quebec complaints seek, among other things, compensatory damages in the amounts of 1 billion Canadian dollars and 100 million Canadian dollars, respectively, as well as restitution and 50 million Canadian dollars in punitive, exemplary and aggravated damages.

Municipal Securities Matters. GS&Co. (along with, in some cases, other financial services firms) is named by municipalities, municipal-owned entities, state-owned agencies or instrumentalities and non-profit entities in a number of FINRA arbitrations and federal court cases based on GS&Co.’s role as underwriter of the claimants’ issuances of an aggregate of approximately $1.11 billion of auction rate securities from 2001 through 2007 and as a broker-dealer with respect to auctions for these securities. The claimants generally allege that GS&Co. failed to disclose that it had a practice of placing cover bids in auctions, and/or failed to inform the claimant of the deterioration of the auction rate market beginning in the fall of 2007, and that, as a result, the claimant was forced to engage in a series of expensive refinancing and conversion transactions after the failure of the auction market in February 2008. Certain claimants also allege that GS&Co. advised them to enter into or continue with interest rate swaps in connection with their auction rate securities issuances, causing them to incur additional losses. The claims include breach of fiduciary duty, fraudulent concealment, negligent misrepresentation, breach of contract, violations of the Exchange Act and state securities laws, and breach of duties under the rules of the Municipal Securities Rulemaking Board and the NASD. Certain of the arbitrations have been enjoined in accordance with the exclusive forum selection clauses in the transaction documents. In addition, GS&Co. has filed motions with the FINRA Panels to dismiss the arbitrations, one of which has been granted, and has filed motions to dismiss three of the proceedings pending in federal court, one of which was granted but has been appealed and one of which was denied. GS&Co. has also reached settlements or settlements in principle in nine other actions and one other action was voluntarily dismissed.

U.S. Treasury Securities-Related Litigation. GS&Co. is among the primary dealers named as defendants in several putative class actions relating to the market for U.S. Treasury securities, filed beginning in July 2015 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege that the defendants violated the federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate the when-issued market and auctions for U.S. Treasury securities, as well as related futures and options, and seek declaratory and injunctive relief, treble damages in an unspecified amount and restitution.

Commodities-Related Litigation. GS&Co., GSI, J. Aron & Company and Metro, a previously consolidated subsidiary of Group Inc. that was sold in the fourth quarter of 2014, are among the defendants in a number of putative class actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief as well as unspecified monetary damages, including treble damages. On August 29, 2014, the court granted the Goldman Sachs defendants’ motion to dismiss. Certain plaintiffs appealed on September 24, 2014, and the Second Circuit affirmed the district court’s decision on August 9, 2016. The remaining plaintiffs filed amended complaints on April 9, 2015, and on October 5, 2016, the district court dismissed their claims based on the Second Circuit’s decision.

GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014 and most recently amended on July 27, 2015, in the U.S. District Court for the Southern District of New York. The complaints generally allege that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief as well as treble damages in an unspecified amount. On September 21, 2015, the defendants moved to dismiss.

Interest Rate Swap Antitrust Litigation. Group Inc., GS&Co., GSI, GS Bank USA and Goldman Sachs Financial Markets, L.P. (GSFM) are among the defendants named in putative antitrust class actions relating to the trading of interest rate swaps, filed beginning in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The consolidated amended complaint filed on September 9, 2016 generally alleges a conspiracy among the defendants since at least January 1, 2007 to preclude exchange trading of interest rate swaps. The complaints seek declaratory and injunctive relief as well as treble damages in an unspecified amount.

Group Inc., GS&Co., GSI, GS Bank USA and GSFM are among the defendants named in antitrust actions relating to the trading of interest rate swaps filed in the U.S. District Court for the Southern District of New York beginning in April 2016 by two operators of swap execution facilities and certain of their affiliates. These actions have been consolidated with the class action described above for pretrial proceedings. The consolidated amended complaint filed on September 9, 2016 generally asserts claims under federal and state antitrust laws and state common law in connection with an alleged conspiracy among the defendants to preclude trading of interest rate swaps on the plaintiffs’ respective swap execution facilities and seek declaratory and injunctive relief as well as treble damages in an unspecified amount.

ISDAFIX-Related Litigation. Group Inc. is among the defendants named in several putative class actions relating to trading in interest rate derivatives, filed beginning in September 2014 and most recently amended on February 12, 2015 in the U.S. District Court for the Southern District of New York. The plaintiffs assert claims under the federal antitrust laws and state common law in connection with an alleged conspiracy to manipulate the ISDAFIX benchmark and seek declaratory and injunctive relief as well as treble damages in an unspecified amount. On March 28, 2016, the district court denied defendants’ motion to dismiss as to the antitrust, breach of contract, and unjust enrichment claims, but dismissed the tortious interference and implied covenant of good faith claims with prejudice.

Compensation-Related Litigation. On June 9, 2015, Group Inc. and certain of its current and former directors were named as defendants in a purported shareholder derivative action in the Court of Chancery of the State of Delaware. The derivative complaint alleges that excessive compensation has been paid to such directors since 2012. The derivative complaint includes allegations of breach of fiduciary duty and unjust enrichment and seeks, among other things, unspecified monetary damages, disgorgement of director compensation and reform of the firm’s stock incentive plan. On September 30, 2015, the defendants moved to dismiss.

Regulatory Investigations and Reviews and Related Litigation. Group Inc. and certain of its affiliates are subject to a number of other investigations and reviews by, and in some cases have received subpoenas and requests for documents and information from, various governmental and regulatory bodies and self-regulatory organizations and litigation and shareholder requests relating to various matters relating to the firm’s businesses and operations, including:

•	The 2008 financial crisis;

•	The public offering process;

•	The firm’s investment management and financial advisory services;

•	Conflicts of interest;

•	Research practices, including research independence and interactions between research analysts and other firm personnel, including investment banking personnel, as well as third parties;

•	Transactions involving government-related financings and other matters, including those related to 1Malaysia Development Berhad (1MDB), a sovereign wealth fund in Malaysia, municipal securities, including wall-cross procedures and conflict of interest disclosure with respect to state and municipal clients, the trading and structuring of municipal derivative instruments in connection with municipal offerings, political contribution rules, municipal advisory services and the possible impact of credit default swap transactions on municipal issuers;

•	The offering, auction, sales, trading and clearance of corporate and government securities, currencies, commodities and other financial products and related sales and other communications and activities, including compliance with the SEC’s short sale rule, algorithmic, high-frequency and quantitative trading, the firm’s U.S. alternative trading system (dark pool), futures trading, options trading, when-issued trading, transaction reporting, technology systems and controls, securities lending practices, trading and clearance of credit derivative instruments and interest rate swaps, commodities activities and metals storage, private placement practices, allocations of and trading in securities, and trading activities and communications in connection with the establishment of benchmark rates, such as currency rates and the ISDAFIX benchmark rates;

•	Compliance with the U.S. Foreign Corrupt Practices Act;

•	The firm’s hiring and compensation practices;

•	The firm’s system of risk management and controls; and

•	Insider trading, the potential misuse and dissemination of material nonpublic information regarding corporate and governmental developments and the effectiveness of the firm’s insider trading controls and information barriers.

Goldman Sachs is cooperating with all such governmental and regulatory investigations and reviews.

CFTC Press Release PR6749-13. The CFTC filed and settled charges against Goldman, Sachs & Co. finding that it failed to supervise diligently its employees for several months in late 2007 when a then-Goldman trader was able to conceal an $8.3 billion trading position from the firm. The CFTC ordered Goldman, Sachs & Co. to pay a $1.5 million civil monetary penalty. In re Goldman Sachs & Co., CFTC Docket No. 13-08 (CFTC Dec. 7, 2012), Press Release 6450-12, and Press Release 6677-13 (regarding settlement by former Goldman employee Matthew Marshall Taylor for defrauding Goldman by intentionally concealing from Goldman the true position size, as well as the risk and potential profits or losses associated with a futures position in a firm account traded by him; CFTC v. Taylor, No. 1:12-cv-8170-RJS, Consent Order (S.D.N.Y. filed Aug. 29, 2013) (imposing $500,000 civil monetary penalty)). Goldman suffered a loss of over $118 million in unwinding Mr. Taylor’s position.

Merrill Lynch, Pierce, Fenner & Smith Incorporated (MLPF&S)

Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Company” or “MLPF&S”), a Delaware corporation, is registered with the U.S. Commodity Futures Trading Commission (“CFTC”) as a Futures Commission Merchant (“FCM”). The Company is a clearing member of the Chicago Board of Trade, and the Chicago Mercantile Exchange, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, the Company has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. The Company maintains its principal place of business at One Bryant Park, New York, NY10036.

Bank of America Corporation (the “Corporation” or “Bank of America”), the Company’s ultimate parent (the “Parent”) makes all required disclosures in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may be updated by Current Reports on Form 8-K, all of which are filed with the Securities and Exchange Commission (“SEC”) (“Regulatory Filings”). The Company makes all required disclosures in its Form BD and ADV filings (“Form BD and ADV Filings”) with the Financial Industry Regulatory Authority (“FINRA”). Those Regulatory Filings and Form BD and ADV Filings include disclosures of Regulatory Inquiries as required by federal law and applicable regulations. The Regulatory Filings are publicly available on the SEC’s website at www.sec.gov. The Form BD Filings are publicly available on the FINRA BrokerCheck system at http://brokercheck.finra.org/. The Form ADV filings are publicly available on the SEC’s Investment Adviser Search website at: http://www.adviserinfo.sec.gov/IAPD/default.aspx.

In the ordinary course of business, the Company is routinely a defendant in or party to many pending and threatened legal, regulatory and governmental actions and proceedings. In view of the inherent difficulty of predicting the outcome of such matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, the Company generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.

In accordance with applicable accounting guidance, the Company establishes an accrued liability for matters when those matters present loss contingencies that is both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. As a matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. Once the loss contingency related to a matter is deemed to be both probable and estimable, the Company will establish an accrued liability. The Company continues to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.

In some of the matters described below, loss contingencies are not both probable and estimable in the view of management, and accordingly, an accrued liability has not been established for those matters. Information is provided below regarding the nature of all these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, including the matters described herein, will have a material adverse effect on the Company’s consolidated financial position or liquidity. However, in light of the inherent uncertainties involved in these matters, some of which are beyond the Company’s control, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s results of operations or cash flows for any particular reporting period.

The actions against the Company include, but are not limited to, the following:

LITIGATION

Ambac Litigation

On April 16, 2012, Ambac Assurance Corp. and the Segregated Account of Ambac Assurance Corp. (together, “Ambac”) sued MLPF&S, First Franklin Financial Corp., Merrill Lynch Mortgage Lending, Inc.(“MLML”), Merrill Lynch Mortgage Investors, Inc. and a Bank of America entity in New York Supreme Court, New York County. Plaintiffs’ claims relate to guaranty insurance Ambac provided on a First Franklin securitization (Franklin Mortgage Loan Trust, Series 2007-FFC). The securitization was sponsored by MLML, and certain certificates in the securitization were insured by Ambac. The complaint alleges that defendants breached representations and warranties concerning the origination of the underlying mortgage loans and asserts claims for fraudulent inducement, breach of contract and indemnification. The complaint does not specify the amount of damages sought.

On July 19, 2013, the court denied defendants’ motion to dismiss Ambac’s contract and fraud causes of action but granted dismissal of Ambac’s indemnification cause of action. In addition, the court denied defendants’ motion to dismiss Ambac’s claims for attorneys’ fees and punitive damages.

On September 17, 2015, the court denied Ambac’s motion to dismiss defendants’ affirmative defense of in pari delicto and granted Ambac’s motion to dismiss defendants’ affirmative defense of unclean hands.

Auction Rate Securities Litigation

Beginning in October 2007, the Company and certain affiliates were named as defendants in a variety of lawsuits and other proceedings brought by customers, both individual and institutional investors, and issuers regarding auction rate securities (“ARS”). These actions generally alleged that defendants: (i) misled plaintiffs into believing that there was a deeply liquid market for ARS, and (ii) failed to adequately disclose their or their affiliates’ practice of placing their own bids to support ARS auctions. Plaintiffs asserted that ARS auctions started failing from August 2007 through February 2008 when defendants and other broker-dealers stopped placing those “support bids.” In addition to the matters described in more detail below, arbitrations and individual lawsuits were filed against the Company and certain affiliates by parties who purchased ARS and sought relief that included compensatory and punitive damages and rescission, among other relief.

Securities Actions

The Company and its former parent, Merrill Lynch & Co., Inc. (“ML&Co”), faced civil actions relating to the sales of ARS and management of ARS auctions, including two putative class action lawsuits in which the plaintiffs sought to recover the alleged losses in market value of ARS purportedly caused by the defendants’ actions. Plaintiffs also sought unspecified damages, including rescission, other compensatory and consequential damages, costs, fees and interest. The first action, In Re Merrill Lynch Auction Rate Securities Litigation, was the result of the consolidation of two class action suits in the U.S. District Court for the Southern District of New York. These suits were brought by two Company customers on behalf of all persons who purchased ARS in auctions managed by the Company and other affiliates, against ML&Co and the Company. On March 31, 2010, the U.S. District Court for the Southern District of New York granted defendants’ motion to dismiss. Plaintiffs appealed and on November 14, 2011, the U.S. Court of Appeals for the Second Circuit affirmed the district court’s dismissal. Plaintiffs’ time to seek a writ of certiorari to the U.S. Supreme Court expired on February 13, 2012 and, as a result, this action is now concluded.

The second action, Bondar v. Bank of America Corporation, was brought by a putative class of ARS purchasers against the Corporation and Banc of America Securities, LLC (“BAS,” which was merged into MLPF&S in 2009). On February 24, 2011, the U.S. District Court for the Northern District of California dismissed the amended complaint and directed plaintiffs to state whether they would file a further amended complaint or appeal the court’s dismissal. Following the Second Circuit’s decision in In Re Merrill Lynch Auction Rate Securities Litigation, plaintiffs voluntarily dismissed their action on January 4, 2012.

Benistar Litigation

In Gail A. Cahaly, et al. v. Benistar Property Exchange Trust Company, Inc, et al. a matter filed on August 1, 2001, in Massachusetts Superior Court, Suffolk County, plaintiffs alleged that the Company aided and abetted a fraud and breach of fiduciary duty allegedly perpetrated by Benistar, a former client of the Company. On June 25, 2009, the jury in the second trial in this matter found in favor of plaintiffs on all counts. Plaintiffs filed discovery-related sanctions motions, as well as a petition seeking attorneys’ fees and costs. On January 11, 2011, the court issued rulings denying plaintiffs’ request for sanctions and punitive damages but awarding consequential damages and attorneys’ fees to plaintiffs in an amount not material to the Company’s results of operations. Plaintiffs and the Company appealed the court’s January 11, 2011 rulings on damages and sanctions. On December 26, 2012, plaintiffs and the Company agreed to settle for an amount not material to the Company’s results of operations.

European Commission - Credit Default Swaps Antitrust Investigation

On July 1, 2013, the European Commission (“Commission”) announced that it had addressed a Statement of Objections (“SO”) to BAS, Bank of America and a related entity (together, the “Bank of America Entities”); a number of other financial institutions; Markit Group Limited; and the International Swaps and Derivatives Association (together, the “Parties”). The SO sets forth the Commission’s preliminary conclusion that the Parties infringed EU competition law by participating in alleged collusion to prevent exchange trading of credit default swaps and futures. According to the SO, the conduct of the Bank of America Entities took place between August 2007 and April 2009. As part of the Commission’s procedures, the Parties have been given the opportunity to review the evidence in the investigative file, respond to the Commission’s preliminary conclusions, and request a hearing before the Commission. If the Commission is satisfied that its preliminary conclusions are proved, the Commission has stated that it intends to impose a fine and require appropriate remedial measures. On December 4, 2015, the Commission announced that it was closing its investigation against the Bank of America Entities and the other financial institutions involved in the investigation.

“Good Reason” Litigation

Beginning in 2009, the Company and certain affiliates were named as defendants in lawsuits and arbitrations brought by former employees of the Company, primarily financial advisors, who participated in certain Merrill Lynch equity and contingent long term incentive compensation plans (the “Plans”). These actions generally alleged that the former employees had “good reason” to resign as that term is defined under the change in control provisions of the applicable Plans and, as such, were entitled to immediate vesting and payment of forfeited awards and/or monetary sums under those Plans.

In addition, a putative class action was filed in October 2009, entitled Chambers, et al. v. Merrill Lynch & Co., et al. in the U.S. District Court for the Southern District of New York, seeking certification of a putative class of financial advisors and seeking damages and other payments under the good reason provisions of certain contingent incentive compensation plans. On November 26, 2012, the parties entered into an agreement to settle Chambers, the amount of which was fully accrued. On April 26, 2013, the court granted final approval to the settlement.

Illinois Funeral Directors Association Matters

Commencing in 1979, the Illinois Funeral Directors Association (“IFDA”), an Illinois not-for-profit corporation that serves as a trade association representative for the Illinois funeral industry, began providing trust services to Illinois consumers for the deposit of payments for pre-paid funeral services. Illinois law regulates the sale of pre-paid funeral goods and services and requires that proceeds of those sales be held in trust. In 1986, the IFDA began offering a tax-advantaged pre-need trust administered by its subsidiary, IFDA Services, Inc. (“IFDA Services”). The tax-advantaged pre-need trust invested primarily in variable universal life insurance (“VUL”) policies written against the lives of “keymen” of IFDA, its members and its affiliates. In response to the stated investment objectives of IFDA’s executive director and its board of directors, the Company recommended the purchase of the VUL policies to IFDA for the tax-advantaged pre-need trust, and Merrill Lynch Life Agency, Inc. (“MLLA”), sold the pre-need trust approximately 270 VUL policies as investment vehicles.

During IFDA Services’ operation of the pre-need trust, it credited IFDA members with earnings on deposits into the pre-need trust based on a rate of return set by IFDA Services, even though the crediting rate sometimes exceeded the actual earnings on the trust investments. As a result, a deficit developed between the amounts that the IFDA credited to IFDA members and the actual earnings of the trust. The Illinois Office of the Comptroller, the trust’s regulator, removed IFDA Services as trustee of the trust in 2008, and asked Merrill Lynch Bank & Trust Company, FSB (“MLBTC”), to serve as successor trustee.

On February10, 2012, the State of Illinois Office of the Secretary of State, Securities Department (“ISD”) entered into a consent order with the Company to resolve the ISD’s investigation of the sale of life insurance policies to the pre-need trust. The consent order provided for payment by the Company of an amount not material to the Company’s results of operations as restitution to the tax-advantaged pre-need trust and its beneficiaries to mitigate any potential loss or injuries that Illinois pre-need patrons or funeral homes might otherwise suffer and fund the anticipated funeral costs of Illinois pre-need patrons. In addition, the consent order provided for payment by the Company of the costs of the ISD’s investigation and of administration and distribution of the ISD settlement funds.

On June 16, 2009, a purported class action on behalf of a proposed class of pre-need contract holders, David Tipsword as Trustee of Mildred E. Tipsword Trust, individually and on behalf of all others similarly situated v. I.F.D.A. Services Inc., et al., was filed in the U.S. District Court for the Southern District of Illinois against the Company, among other defendants. The complaint alleged that the Company breached purported fiduciary duties and committed negligence and seeks compensatory and punitive damages, reasonable attorneys’ fees, and costs. The court denied the Company’s motion to dismiss.

On June 30, 2009, a purported class action on behalf of a proposed class of funeral directors, Clancy-Gernon Funeral Home, Inc., et al. v. MLPF&S, et al., was filed in the Illinois Circuit Court, Cook County, Illinois, alleging that the Company and MLLA, among other defendants, committed consumer fraud, civil conspiracy, unjust enrichment, and conversion. The Company and MLLA removed the complaint to the U.S. District Court for the Northern District of Illinois, and the case was ultimately transferred to the U.S. District Court for the Southern District of Illinois. On November 9, 2010, plaintiff filed a third amended complaint, which added new parties, including MLBTC, and additional claims for fraud, breach of fiduciary duty, negligence and aiding and abetting fiduciary duty against the Company and MLLA, and breach of fiduciary duty and negligence against MLBTC. The third amended complaint sought disgorgement and remittance of all commissions, premiums, fees and compensation; an accounting; compensatory damages; pre-judgment and post-judgment interest; and reasonable attorneys’ and experts’ fees and costs. The court denied MLBTC’s motion to dismiss and permitted the Company and MLLA to withdraw their motions to dismiss.

On December 9, 2010, a purported class action on behalf of a proposed class of funeral directors, Pettett Funeral Home, Ltd., et al. v. MLPF&S, et al., was filed in the U.S. District Court for the Southern District of Illinois. The allegations and relief sought in the Pettett matter were virtually identical to the claims in Clancy-Gernon.

On July 28, 2010, Charles G. Kurrus, III, P.C., a funeral director and owner of a funeral home, filed an action in the Illinois Circuit Court, St. Clair County, against the Company, MLLA and MLBTC, among others, including present and former employees. The complaint, entitled Charles F. Kurrus, III, P.C. v. Merrill Lynch, Pierce, Fenner & Smith, Inc., et al., asserted causes of action for breach of the Illinois Consumer Fraud and Deceptive Business Practices Act and civil conspiracy against all defendants; breach of fiduciary duty against the Company and MLBTC; and negligence and aiding and abetting breach of fiduciary duty against the Company. The complaint sought declaratory relief; disgorgement of all commissions, fees and revenues received by the Company, MLLA and MLBTC; pre-judgment and post-judgment interest; an accounting; and attorneys’ fees.

On February 15, 2012, the parties to the above-referenced litigations executed a settlement agreement to fully resolve the claims asserted in the class action litigations and the Kurrus litigation, and fully release and bar any civil claims against the Company, its employees or affiliates with respect to the IFDA pre-need trust. The settlement agreement provided for a payment by the Company in an amount not material to its results of operations (which amount was fully accrued as of December 31, 2011). On June 12, 2012, the court entered a final order approving the class action settlement and entered judgments dismissing the three class action lawsuits (Tipsword, Clancy-Vernon and Pettett) with prejudice. On August 2, 2012, the court in Kurrus dismissed the matter with prejudice.

In re Initial Public Offering Securities Litigation

ML&Co, the Company, including BAS, and certain of their subsidiaries, along with other underwriters, and various issuers and others, were named as defendants in a number of putative class action lawsuits that were consolidated in the U.S. District Court for the Southern District of New York as In re Initial Public Offering Securities Litigation. Plaintiffs contended, among other things, that defendants failed to make certain required disclosures in the registration statements and prospectuses for applicable offerings regarding alleged agreements with institutional investors that tied allocations in certain offerings to the purchase orders by those investors in the aftermarket. Plaintiffs alleged that such agreements allowed defendants to manipulate the price of the securities sold in these offerings in violation of Section 11 of the Securities Act of 1933 (the “Securities Act”) and Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and SEC rules promulgated thereunder. The parties agreed to settle the matter, for which the court granted final approval, in an amount that was not material to the Company’s results of operations. Certain putative class members filed an appeal in the U.S. Court of Appeals for the Second Circuit seeking reversal of the final approval. On August 25, 2011, the district court, on remand from the U.S. Court of Appeals for the Second Circuit, dismissed the objection by the last remaining putative class member, concluding that he was not a class member. On January 9, 2012, that objector dismissed with prejudice an appeal of the court’s dismissal pursuant to a settlement agreement. On November 28, 2011, an objector whose appeals were dismissed by the Second Circuit filed a petition for a writ of certiorari with the U.S. Supreme Court that was rejected as procedurally defective. On January 17, 2012, the Supreme Court advised the objector that the petition was untimely and should not be resubmitted to the Supreme Court.

Lehman Brothers Holdings, Inc. Litigation

Beginning in September 2008, the Company, including BAS, along with other underwriters and individuals, were named as defendants in several putative class action lawsuits filed in federal and state courts. All of these cases were transferred or conditionally transferred to the U.S. District Court for the Southern District of New York under the caption In re Lehman Brothers Securities and ERISA Litigation. Plaintiffs alleged that the underwriter defendants violated Section 11 of the Securities Act, as well as various state laws, by making false or misleading disclosures about the real estate-related investments and mortgage lending practices of Lehman Brothers Holdings, Inc. (“LBHI”) in connection with various debt and convertible stock offerings of LBHI. Plaintiffs sought unspecified damages. On June 4, 2010, defendants filed a motion to dismiss the complaint. On July 27, 2011, the court granted in part and denied in part the motion. Certain of the allegations in the complaint that purported to support the Section 11 claim against the underwriter defendants were dismissed; others were not dismissed relating to alleged misstatements regarding LBHI’s leverage and financial condition, risk management and risk concentrations.

On September 23, 2011, the majority of the underwriter defendants, including BAS, the Company and approximately 40 others, reached an agreement in principle with the lead plaintiffs to settle the securities class action as to the settling underwriters. On May 2, 2012, the court gave final approval to the settlement. The Company’s portion of the settlement was not material to its results of operations or financial condition.

MBIA Insurance Corporation CDO Litigation

On April 30, 2009, MBIA Insurance Corporation (“MBIA”) and LaCrosse Financial Products, LLC filed a complaint in New York State Supreme Court, New York County, against the Company and Merrill Lynch International (“MLI”) under the caption MBIA Insurance Corporation and LaCrosse Financial Products, LLC v. Merrill Lynch Pierce Fenner and Smith Inc., and Merrill Lynch International. The complaint related to certain credit default swap and insurance agreements by which plaintiffs provided credit protection to the Company and MLI and other parties on CDO securities. Plaintiffs claimed that the Company and MLI did not adequately disclose the credit quality and other risks of the CDO securities and underlying collateral. The complaint alleged claims for fraud, negligent misrepresentation, breach of the implied covenant of good faith and fair dealing and breach of contract and seeks rescission and unspecified compensatory and punitive damages, among other relief. On April 9, 2010, the court granted defendants’ motion to dismiss as to the fraud, negligent misrepresentation, and breach of the implied covenant of good faith and fair dealing and rescission claims, as well as a portion of the breach of contract claim. Plaintiffs appealed the dismissal of their claims and MLI cross-appealed the denial of its motion to dismiss the breach of contract claim in its entirety. On February 1, 2011, the appellate court dismissed the case against MLI in its entirety. On July 11, 2011, the parties reached an agreement to settle the litigation. The settlement did not require any payment by the Company.

Mortgage-Backed Securities (“MBS”) Litigation

The Company and certain of its affiliates have been named as defendants in a number of cases relating to their various roles as issuer, originator, seller, depositor, sponsor, and/or underwriter in MBS offerings, pursuant to which the MBS investors were entitled to a portion of the cash flow from the underlying pools of mortgages. These cases generally include actions by individual MBS purchasers and governmental actions. Although the allegations vary by lawsuit, these cases generally allege that the registration statements, prospectuses and prospectus supplements for securities issued by securitization trusts contained material misrepresentations and omissions, in violation of the Securities Act and/or state securities laws and other state statutory and common laws.

These cases generally involve allegations of false and misleading statements regarding: (i) the process by which the properties that served as collateral for the mortgage loans underlying the MBS were appraised; (ii) the percentage of equity that mortgage borrowers had in their homes; (iii) the borrowers’ ability to repay their mortgage loans; (iv) the underwriting practices by which those mortgage loans were originated; (v) the ratings given to the different tranches of MBS by rating agencies; and (vi) the validity of each issuing trust’s title to the mortgage loans comprising the pool for the securitization (collectively, “MBS Claims”). Plaintiffs in these cases generally seek unspecified compensatory damages, unspecified costs and legal fees and, in some instances, seek rescission. A number of other entities threatened legal actions against the Company concerning MBS offerings.

On March 29, 2013, the Company and the National Credit Union Administration (the “NCUA”) agreed to resolve claims concerning certain MBS offerings that the NCUA had threatened to bring against the Company and certain of its affiliates. The settlement amount was covered by existing reserves.

AIG Litigation

On August 8, 2011, American International Group, Inc. and certain of its affiliates (collectively, “AIG”) filed a complaint in New York Supreme Court, New York County, in a case entitled American International Group, Inc. et al. v. Bank of America Corporation et al. AIG has named, among others, the Company and certain related entities as defendants. AIG’s complaint asserts certain MBS Claims pertaining to 142 MBS offerings and two MBS private placements relating to Merrill Lynch entities, in which AIG alleges that it purchased securities between 2005 and 2007. AIG seeks rescission of its purchases or a rescissory measure of damages or, in the alternative, compensatory damages of no less than $10 billion as to all defendants; punitive damages; and other unspecified relief. Defendants removed the case to the U.S. District Court for the Southern District of New York and the district court denied AIG’s motion to remand. On April 19, 2013, the U.S. Court of Appeals for the Second Circuit issued a decision vacating the order denying AIG’s motion to remand and remanded the case to district court for further proceedings concerning whether the court will exercise its jurisdiction on other grounds.

On July 15, 2014, the Company, Bank of America and related entities entered into a settlement agreement to resolve all RMBS claims asserted in the previously disclosed case entitled American International Group, Inc. et al. v. Bank of America Corporation et al (the “AIG Action”), among other matters. The settlement provides for dismissal with prejudice of the AIG Action and the release by American International Group, Inc. and certain of its affiliates (collectively, “AIG”) of the Company and its affiliates from the claims asserted therein. Bank of America paid AIG $650 million in this settlement, the Company’s portion of which was fully accrued.

Bayerische Landesbank, New York Branch (Merrill Lynch) Litigation

On May 2, 2012, Bayerische Landesbank, New York Branch, filed a complaint against ML & Co, the Company, Merrill Lynch Mortgage Investors, Inc. (“MLMI”) and Merrill Lynch Mortgage Lending, Inc. (“MLML”), in New York Supreme Court, New York County, entitled Bayerische Landesbank, New York Branch v. Merrill Lynch & Co., et al. The complaint asserted certain MBS Claims in connection with alleged purchases in thirteen offerings of Merrill Lynch-related MBS issued between 2006 and 2007. Plaintiff sought unspecified compensatory damages, punitive damages, interest and legal fees, and rescission or rescissory damages. On September 27, 2012, the case was settled for an amount not material to the Company’s results of operations.

Dexia (Merrill Lynch) Litigation

On March 29, 2012, Dexia SA/NV, Dexia Holdings, Inc., FSA Asset Management LLC and Dexia Crédit Local SA (“Dexia”) filed a complaint against ML & Co, the Company, MLMI, MLML and First Franklin Financial Corporation in New York Supreme Court, New York County, entitled Dexia, et al. v. Merrill Lynch & Co. et al. The complaint asserted certain MBS Claims in connection with its alleged purchase of fifteen MBS that were issued and/or underwritten by the Company and related entities between 2006 and 2007. Dexia sought unspecified compensatory damages, rescission, interest and legal fees. The action was removed to the U.S. District Court for the Southern District of New York. On September 27, 2012, the case was settled for an amount not material to the Company’s results of operations.

Federal Housing Finance Agency Litigation

On September 2, 2011, Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”), filed complaints in the U.S. District Court for the Southern District of New York against Bank of America, the Company and certain related entities, and certain current and former officers and directors of these entities. The actions are entitled Federal Housing Finance Agency v. Bank of America Corporation, et al., (the “FHFA Bank of America Litigation”) and Federal Housing Finance Agency v. Merrill Lynch & Co., Inc., et al. (the “FHFA Merrill Lynch Litigation”). The complaints assert certain MBS Claims relating to MBS issued and/or underwritten by Bank of America, the Company and related entities in 23 MBS offerings and in 72 MBS offerings, respectively, between 2005 and 2008 and allegedly purchased by either FNMA or FHLMC in their investment portfolios. FHFA seeks, among other relief, rescission of the consideration FNMA and FHLMC paid for the securities or alternatively damages allegedly incurred by FNMA and FHLMC, including consequential damages. FHFA also seeks recovery of punitive damages in the FHFA Merrill Lynch Litigation.

On November 8, 2012 and November 28, 2012, the court denied motions to dismiss in the FHFA Merrill Lynch Litigation and the FHFA Bank of America Litigation, respectively.

On December 16, 2013, the district court granted FHFA’s motion for partial summary judgment, ruling that loss causation is not an element of, or a defense to, FHFA’s claims under Virginia or Washington, D.C. blue sky laws.

On March 25, 2014, Bank of America entered into a settlement with FHFA and FHLMC to resolve all outstanding RMBS litigation between FHFA, FNMA and FHLMC, and Bank of America and its affiliates, including the Company, as well as other matters. The net cost of the settlement to Bank of America was $6.3 billion, the Company’s portion of which was fully accrued. The FHFA Settlement resolved all claims asserted in the FHFA Bank of America Litigation and FHFA Merrill Lynch Litigation, among other actions. Both actions have been dismissed and FHFA, FNMA and FHLMC have released Bank of America and its affiliates, including the Company, from the claims asserted therein.

Merrill Lynch MBS Litigation

ML&Co, the Company, MLMI and certain current and former directors of MLMI were named as defendants in a consolidated class action in the U.S. District Court in the Southern District of New York, entitled Public Employees’ Ret. System of Mississippi v. Merrill Lynch & Co. Inc. Plaintiffs assert certain MBS Claims in connection with their purchase of MBS. In March 2010, the court dismissed claims related to 65 of 84 offerings with prejudice due to lack of standing as no named plaintiff purchased securities in those offerings. On November 8, 2010, the court dismissed claims related to one additional offering on separate grounds. On May 7,

2012, the court granted final approval of a settlement providing for a payment in an amount not material to the Company’s results of operations (the Company’s portion of which was fully accrued as of December 31, 2011).

Prudential Insurance Litigation

On March 14, 2013, The Prudential Insurance Company of America and certain of its affiliates (collectively “Prudential”) filed a complaint in the U.S. District Court for the District of New Jersey, in a case entitled Prudential Insurance Company of America, et

al. v. Bank of America, N.A., et al. Prudential has named, among others, the Company and certain related entities as defendants. Prudential’s complaint asserts certain MBS Claims pertaining to 54 MBS offerings in which Prudential alleges that it purchased securities between 2004 and 2007. Prudential seeks, among other relief, compensatory damages, rescission or a rescissory measure of damages, treble damages, punitive damages, and other unspecified relief. On April 17, 2014, the court granted in part and denied in part defendants’ motion to dismiss the complaint. Prudential thereafter split its claims into two separate complaints, filing an amended complaint in the original action and a complaint in a separate action entitled Prudential Portfolios 2 et al. v. Bank of America, N.A., et al. Both cases are pending in the U.S. District Court for the District of New Jersey. On February 5, 2015, the court granted in part and denied in part defendants’ motion to dismiss those complaints, granting plaintiff leave to replead in certain respects.

The parties have agreed to resolve Prudential’s claims for an amount that is not material to the Company’s results of operations (the Company’s portion of which was fully accrued as of March 31, 2015). Pursuant to the settlement, Prudential has filed stipulations for dismissal of all claims with prejudice.

Regulatory and Governmental Investigations

The Company received a number of subpoenas and other requests for information from regulators and governmental authorities regarding MBS and other mortgage-related matters, including inquiries, investigations and potential proceedings related to a number of transactions involving the Company’s underwriting and issuance of MBS and its participation in certain CDO and SIV offerings. These inquiries and investigations included, among others: investigations by the RMBS Working Group of the Financial Fraud Enforcement Task Force, including the U.S. Department of Justice (“DOJ”) and state Attorneys General concerning the purchase, securitization and underwriting of mortgage loans and RMBS. The Company provided documents and testimony and continues to cooperate fully with these inquiries and investigations.

The staff of the NYAG advised that they intended to recommend filing an action against the Company as a result of their RMBS investigation. In addition, the staff of a U.S. Attorney’s office advised that they intended to recommend that the DOJ file a civil action against Merrill Lynch related to the securitization of RMBS.

On August 21, 2014, Bank of America announced a comprehensive settlement with the U.S. Department of Justice, certain federal agencies, and the states of California, Delaware, Illinois, Kentucky, Maryland, and New York. The settlement resolves, among other things, certain federal and state civil claims concerning the Company’s participation in the packaging, origination, marketing, sale, structuring, arrangement, and issuance of RMBS and CDOs. As part of the settlement, Bank of America agreed to make $9.65 billion in payments, $5 billion of which will serve as a penalty under the Financial Institutions Reform, Recovery and Enforcement Act. Additionally, Bank of America agreed to provide $7 billion worth of consumer relief, which could include, among other things, principal forgiveness and forbearance, loan modification, and targeted lending, to be completed by August 31, 2018.

Rosen Capital Partners LP & Rosen Capital Institutional LP’s FINRA Arbitration

On May 28, 2008, two former hedge fund clients of Merrill Lynch Professional Clearing Corp. (“MLPCC”), Rosen Capital Partners LP and Rosen Capital Institutional LP (collectively, the “Rosen Funds”), filed a statement of claim asserting claims for breach of contract, fraud, and negligence against MLPCC in connection with alleged losses in the fall of 2008. On July 5, 2011, a FINRA panel awarded the Rosen Funds $64 million plus pre-judgment interest. On December 23, 2011 the California Superior Court granted the Rosen Funds’ motion to confirm the award and on February 15, 2012 entered judgment on the award and pre-judgment interest, an amount that was fully accrued. On February 5, 2013, the Court of Appeal affirmed the decision of the California Superior Court.

REGULATORY ACTIONS

Multi-State Auction Rate Securities Settlement

On July 31, 2008, the Commonwealth of Massachusetts Office of the Secretary of the Commonwealth Securities Division (“MSD”) alleged that the Company violated the Massachusetts Uniform Securities Act, which, in part, prohibits unethical or dishonest conduct or practices in the securities business, concerning the sale of ARS to retail and other customers by the Company. Without admitting or denying the allegations, the Company entered into a settlement with the MSD, in which it agreed to certain undertakings, including offering to buy back eligible ARS from eligible investors. The Company agreed to pay the MSD a civil penalty of $1,598,650.90, as part of a $125,000,000 fine that will be allocated at the Commonwealth of Massachusetts and other states’ discretion to resolve all underlying conduct relating to the sale of ARS. Three states – Connecticut, Utah, and Washington have identified their respective state settlements as constituting a final order based on violations of any laws or regulations that prohibit fraudulent, manipulative, or deceptive conduct. The Company disagrees with their characterizations. Fifty-two (52) of the potential 54 multistate settlements have been completed to date.

Banc of America Investment Services, Inc./Banc of America Securities LLC Auction Rate Securities Settlement

As the result of the merger of Banc of America Investment Services, Inc. (“BAI”) with and into the Company on October 23, 2009 and the merger of BAS with and into the Company on November 1, 2010, the Company assumed the liabilities of BAI and BAS in the following matter: The SEC alleged that BAI and BAS (together, the “Firms”), misled customers regarding the fundamental nature and increasing risks associated with ARS that the Firms underwrote, marketed, and sold. The SEC also alleged that, by engaging in such conduct, the Firms violated Section 15(c) of the Exchange Act, as amended. The Firms neither admit nor deny these allegations. Among other undertakings, the Firms have, through their affiliate Blue Ridge Investments, L.L.C., offered to purchase at par from “Individual Investors” (as defined in the Consent of Defendants Banc of America Securities LLC and Banc of America Investment Services, Inc.) certain ARS, and have substantially completed the purchase of those ARS. The Firms have also agreed to pay a total civil penalty of $50,000,000 that will be distributed among the states and U.S. territories that enter into administrative or civil consent orders related to ARS. To the best of our knowledge and belief, two states – Idaho and Washington identified their respective state settlements as constituting a final order based on violations of any laws or regulations that prohibit fraudulent, manipulative, or deceptive conduct. Please note that BAI and BAS are no longer registered broker-dealers and this information is no longer available for verification. The Company disagrees with their characterizations. Fifty-one (51) of the potential 54 multistate settlements have been completed to date.

Multi-State Client Associate Registration Settlement

On September 8, 2009, the Texas State Securities Board (the “Board”) alleged that in connection with the sale of securities in Texas by certain of the Company’s Client Associates who were not registered in Texas, the Company failed to establish a supervisory system reasonably designed to achieve compliance with the Texas Securities Act and Rules and Regulations of the Texas State Securities Board (the “Board Rules”) and failed to enforce its established written procedures in violation of §§ 115.10(a) and (b)(1) of the Board Rules, respectively. Without admitting or denying the findings of fact or conclusions of law, the Company entered into a Consent Order with the Board in which it agreed to a reprimand, to cease and desist from engaging in the sale of securities in Texas through unregistered agents, and to comply with certain undertakings. The Company agreed to pay the State of Texas $1,568,985.00, as part of a total payment, consisting of fines, penalties and any other monetary sanctions, of $26,563,094.50 that will be allocated among the 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. The Company also agreed to pay $25,000.00 to the North American Securities Administrators Association (“NASAA”) as consideration for financial assistance provided by NASAA in connection with the multi-state investigation. Fifty-one (51) of the potential 53 multistate settlements have been completed to date.

CBOT Business Conduct Committee Decision 1/24/2013

Between June 5, 2009 and May 17, 2012, Applicant executed block trades for customers in CBOT Interest Rate futures contracts that were not reported to the Chicago Board of Trade (“CBOT”) within the applicable time limit following execution. In addition, Applicant misrepresented the true and accurate time of execution of block trades to the CBOT thereby violating legacy CBOT Rules 526.F and 432.I. Further, Applicant failed to maintain accurate written or electronic records of the block trade transactions (specifically, the order tickets and other records Applicant employed to record block trades contained inaccurate timing information) and did not have accurate and reliable time-keeping mechanisms in place upon which to base the time of execution in violation of CBOT Rule 536. By failing to diligently supervise its employees or agents in the conduct of Applicant’s business relating to the CBOT as outlined above, the Applicant violated legacy CBOT Rule 432.W. Without admitting or denying the rule violations, the Applicant consented to the entry of the CBOT’s Decision and agreed to pay a fine of $190,000.

CME Business Conduct Committee Decision 10/24/2013

Between June 4, 2009 and August 8, 2011, Applicant executed block trades for customers in the Eurodollars futures market that were not reported to the Chicago Mercantile Exchange (“CME”) within the applicable time limit following execution. In addition, Applicant misrepresented the true and accurate time of execution of block trades to the CME thereby violating legacy CME Rules 526.F and 432.I. Further, Applicant failed to maintain accurate written or electronic records of the block trade transactions (specifically, the order tickets and other records Applicant employed to record block trades contained inaccurate timing information) and did not have accurate and reliable time-keeping mechanisms in place upon which to base the time of execution in violation of CME Rule 536. By failing to diligently supervise its employees or agents in the conduct of the Applicant’s business relating to the CME as outlined above, the Applicant violated legacy CME Rule 432.W. Without admitting or denying the rule violations, the Applicant consented to the entry of the CME’s Decision and agreed to pay a fine of $60,000.

CDO Settlement 12/12/2013

Pursuant to an Offer of Settlement made by the Company on December 12, 2013, the SEC issued an order (“Order”) stating that the Company violated the federal securities laws in connection with its structuring and marketing of a series of collateralized debt obligation transactions (“CDOs”) in 2006 and 2007. According to the Order, the Company failed to inform investors in two CDOs that a hedge fund firm that bought the equity in the transactions but whose interests were not necessarily the same as those of the CDOs’ other investors, had undisclosed rights relating to, and exercised significant influence over, the selection of the CDOs’ collateral. The Order stated that, as a result of its conduct, the Company violated Sections 17(a)(2) and 17(a)(3) of the Securities Act and section 17(a)(1) of the Exchange Act and Rule 17a-3(a)(2) thereunder. The Company consented to the entry of the Order without admitting or denying the findings therein. The Order (1) required that the Company cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act and Section 17(a)(1) of the Exchange Act and Rule 17a-3(a)(2) thereunder; (2) censured the Company; and (3) required that the Company pay disgorgement of $56,286,000 and prejudgment interest of $19,228,027 and a civil money penalty in the amount of $56,286,000 (for a total payment of $131,800,027).

CFTC ORDER 8/26/2014

From at least January 1, 2010 through April 2013 (the “Relevant Period”), MLPF&S failed to supervise diligently its officers’, employees’, and agents’ processing of exchange and clearing fees charged to its customers, in violation of CFTC Regulation 166.3. As a result, MLPF&S’s reconciliation process for identifying and correcting discrepancies between the invoices from the exchange clearinghouses and the amounts charged to customers has been inaccurate and faulty since at least January 1, 2010, and led to instances in which MLPF&S appears to have overcharged some customers and undercharged others. Where MLPF&S has confirmed that there was an overcharge to a customer, the customer’s account has been adjusted, but MLPF&S has been unable to fully resolve some discrepancies. Additionally, during the Relevant Period, MLPF&S did not hire qualified personnel to conduct and oversee the fee reconciliations or provide adequate training to existing personnel regarding fee reconciliations. Without admitting or denying any of the findings or conclusions, MLPF&S agreed to the entry of the order, agreed to pay a civil monetary penalty of $1,200,000, cease and desist from further violations of CFTC Regulation 166.3, and undertake to implement strengthened processes and procedures related to futures exchange and clearing fee reconciliations that will not only improve accuracy, but will detect when MLPF&S’s customers have been charged inaccurate futures exchange and clearing fees. MLPF&S self-identified this matter before the CFTC began its investigation and has fully cooperated with the CFTC’s review of this matter.

SEC RMBS INJUNCTION 11/25/2014

On November 25, 2014, the U.S. District Court for the Western District of North Carolina issued a Final Judgment as to MLPF&S as successor by merger to Banc of America Securities LLC (the “ SEC Final Judgment”) in the civil injunctive action for which a complaint was filed by the Securities and Exchange Commission on August 6, 2013 against MLPF&S, and other entities (collectively the “Entities”) (the “SEC Complaint”). The SEC Complaint alleged that the Entities made material misrepresentations and omissions in connection with the sale of Residential Mortgage-Backed Securities (“RMBS”). Specifically, the SEC Complaint alleged that the Entities failed to disclose the disproportionate concentration of wholesale loans underlying the RMBS as compared to prior RMBS offerings. The SEC Complaint also alleged that the concentration of wholesale loans in the RMBS included higher likelihood that the loans would be subject to material underwriting errors, become severely delinquent, fail early in the life of the loan, or prepay. The SEC Complaint further alleged that the Entities violated Regulation S-K and Subpart Regulation AB of the Securities Act of 1933 by failing to disclose material characteristics of the pool of loans underlying the RMBS, that the Entities made material misrepresentations and omissions in their public files and in the loan tapes provided to investors and rating agencies, and that MLPF&S violated section 5(b)(1) of the Securities Act by failing to file with the SEC certain loan tapes that were provided only to select investors. MLPF&S consented to the entry of the SEC Final Judgment in the SEC without admitting or denying the allegations in the SEC Complaint. The SEC Final Judgment states that MLPF&S was permanently restrained and enjoined from violating Sections 5(b)(1), 17(a)(2) and 17(a)(3) of the Securities Act of 1933, and jointly and severally with the other Entities liable for disgorgement of $109,220,000, prejudgment interest of $6,620,000 and a civil penalty of $109,220,000 (together the “Funds”); the District Court retained jurisdiction over the administration of any distribution of the Funds.

SEC Reg SHO Settlement 6/01/2015

On June 1, 2015, pursuant to SEC Administrative Release 34-75083, the SEC announced that public administrative and cease and desist proceedings were instituted against MLPF&S and Merrill Lynch Professional Clearing Corp. (“MLPro”) (collectively, “Merrill’) for violations of Rule 203(b) of Regulation SHO in connection with its practices related to its execution of short sales. The violations arose from two separate issues with respect to Merrill’s use of its easy to borrow list (“ETB List”) in connection with the execution of short sale transactions. First, Merrill’s execution platforms continued to accept short sales orders in reliance on the firm’s ETB list as the source of the locate after having learned of facts indicating that such reliance was no longer reasonable. As a consequence, Merrill’s conducted violated Rule 203(b) of Reg SHO in that Merrill lacked the requisite reasonable grounds to believe the affected securities could be borrowed for delivery on delivery date as required by the rule. In addition, by recording the ETB list as the locate source in instances where Merrill had determined that such was no longer reasonable, Merrill failed to document an appropriate locate as required by the rule. Second, there were in certain instances in which Merrill utilized data that was more than 24 hours old to construct its ETB List, which, at times, resulted in securities being included on the ETB List when they otherwise should not have been. MLPF&S and MLPro have consented to (a) cease and desist from committing or causing any violations and any future violations of Rule 203(b) of Regulation SHO; (b) be censured; (c) pay disgorgement of $1.56 million plus prejudgment interest; (d) pay a civil monetary penalty of $9 million; and (e) comply with certain undertakings, including retaining an independent consultant within thirty (30) days of entry of the Administrative Order to conduct a review of their policies, procedures and practices with respect to their acceptance of short sale orders for execution in reliance on the firm’s ETB List and procedures to monitor compliance therewith to satisfy certain of its obligations under Rule 203(b) of Regulation SHO. In anticipation of the institution of these proceedings, Merrill has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Merrill admits the findings, acknowledges that its conduct violated the federal securities laws, admits the commission’s jurisdiction over it and the subject matter of these proceedings, and consents to the entry of this order instituting administrative and cease-and-desist proceedings pursuant to Sections 15(b) and 21c of the Securities Exchange Act of 1934, making findings, and imposing remedial sanctions and a cease-and-desist order. Accordingly, it is hereby ordered that the Merrill cease and desist from committing or causing any violations and any future violations of Rule 203(b) of Regulation SHO and is censured. Merrill shall pay disgorgement, which represents profits gained as a result of the conduct, of $1,566,245.67 and prejudgment interest of $334,564.65 to the SEC. Merrill shall pay a civil money penalty in the amount of $9 million to the SEC. Merrill shall comply with the undertakings enumerated in the offer of settlement.

SEC MCDC Settlement 6/18/2015

The SEC deems it appropriate and in the public interest that public administrative and cease-and-desist proceedings be, and hereby are, instituted against MLPF&S. MLPF&S willfully violated section 17(a)(2) of the Securities Act. MLPF&S, a registered broker-dealer, conducted inadequate due diligence in certain offerings and as a result, failed to form a reasonable basis for believing the truthfulness of the assertions by these issuers and/or obligors regarding their compliance with previous continuing disclosure undertakings pursuant to Rule 15c2-12. This resulted in MLPF&S offering and selling municipal securities on the basis of materially misleading disclosure documents. The violations were self-reported by MLPF&S to the Commission pursuant to the Division of Enforcement’s (the “Division”) Municipalities Continuing Disclosure Cooperation (MCDC) initiative. In anticipation of the institution of these proceedings, MLPF&S has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, which are admitted, MLPF&S consents to the entry of this order instituting administrative and cease-and-desist proceedings pursuant to Section 8a of the Securities Act of 1933 and Section 15(b) of the Securities Exchange Act of 1934, making findings, and imposing remedial sanctions and a cease-and-desist order. In view of the foregoing, the Commission deems it appropriate and in the public interest to impose the sanctions agreed to in MLPF&S’s Offer. Accordingly, it is hereby ordered that MLPF&S shall, cease and desist from committing or causing any violations and any future violations of 17(a)(2) of the Securities Act; pay a civil money penalty in the amount of $500,000 to the SEC; and retain an independent consultant to conduct a review of MLPF&S’s policies and procedures as they relate to municipal securities underwriting due diligence.

SEC 15c3-3 Order 6/23/2016

On June 23, 2016, the SEC issued an administrative order in which it found that MLPF&S and Merrill Lynch Professional Clearing Corp. (“MLPro”) had willfully violated Section 15(c)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 15c3-3 thereunder and Section 17(a)(1) of the Exchange Act and Rules 17a-3(a)(10) and 17a-5(a) thereunder, and that MLPF&S willfully violated Section 17(a)(1) of the Exchange Act and Rules 17a-5(d)(3) (as it existed prior to amendments to Rule 17a-5 in 2014), 17a-5(d)(2)(ii), 17a-5(d)(3) and 17a-11(e) thereunder, and Exchange Act Rule 21F-17. Specifically, the order found that (i) MLPF&S and MLPro engaged in a series of complex trades that allowed it to use customer cash to finance firm inventory, (ii) MLPF&S allowed certain of its clearing banks to hold liens on customer securities, and (iii) MLPF&S used language in certain of its policies, procedures, and agreements with employees that unduly limited the disclosure of confidential information. In determining to accept MLPF&S’s and MLPro’s offer, the SEC considered remedial acts promptly undertaken by MLPF&S and MLPro and substantial cooperation afforded the SEC staff during the course of its investigation. In the order, (i) MLPF&S and MLPro were censured, (ii) MLPF&S was ordered to cease and desist from committing or causing any violations and any future violations of Sections 15(c)(3) and 17(a)(1) of the Exchange Act and Rules 15c3-3, 17a-3(a)(10), 17a-5(a), 17a-5(d)(2)(ii), 17a-5(d)(3), 17a-11(e) and 21F-17 thereunder, (iii) MLPro was ordered to cease and desist from committing or causing any violations and any future violations of Sections 15(c)(3) and 17(a)(1) of the Exchange Act and Rules 15c3-3, 17a-3(a)(10) and 17a-5(a) thereunder, (iv) MLPF&S and MLPro were ordered to pay disgorgement of $50,000,000 and prejudgment interest in the amount of $7,000,000, and (v) MLPF&S was ordered to pay a civil monetary penalty of $358,000,000.

SEC Strategic Return Notes Settlement 6/23/2016

On June 23, 2016, the SEC issued an administrative order in which it found that MLPF&S, without admitting or denying any allegations, violated Section 17(a)(2) of the Securities Act of 1933 (“Securities Act”). Specifically, the order found that MLPF&S failed to adequately disclose certain fixed costs in a proprietary volatility index linked to structured notes known as Strategic Return Notes (“SRNs”) of Bank of America Corporation, which resulted in materially misleading disclosures in the offering materials of the fixed costs associated with the SRNs. In the order, MLPF&S was ordered to (i) cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) of the Securities Act, and (ii) to pay a civil monetary penalty of $10,000,000.

RBC Capital Markets LLC (RBC)

RBC is a large broker-dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC with respect to issues raised in various investigations. RBC complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC complies fully with its all settlements it reaches and all orders, awards and judgments made against it.

RBC has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities as a broker-dealer. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

RBC contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC.

On June 18, 2015, in connection with the SEC’s Municipalities Continuing Disclosure Cooperation (MCDC) initiative, the SEC commenced and settled an administrative proceeding against RBC Capital Markets, LLC for willful violations of Sections 17(a)(2) of the 1933 Act after the firm self-reported instances in which it conducted inadequate due diligence in certain municipal securities offerings and as a result, failed to form a reasonable basis for believing the truthfulness of certain material representations in official statements issued in connection with those offerings. RBC paid a fine of $500,000.

On July 31, 2015, RBC Capital Markets, LLC was added as a new defendant in a pending putative class action initially filed in November 2013 in the United States District Court for the Southern District of New York. The action is brought against multiple foreign exchange dealers and alleges collusive behavior, among other allegations, in foreign exchange trading. The action is in its initial stages as it relates to the new defendants, including RBC Capital Markets, LLC. On September 11, 2015, a class action lawsuit was filed in the Ontario Superior Court of Justice and a motion for authorization of a class action was filed in the Quebec Superior Court, both on behalf of an alleged class of Canadian investors, against Royal Bank of Canada, RBC Capital Markets, LLC and a number of other foreign exchange dealers. The Canadian class actions allege that the defendants conspired to manipulate the prices of currency trades and are in their initial stages. Based on the facts currently known, it is not possible to predict the ultimate outcome of the Foreign Exchange Matters or the timing of their ultimate resolution.

On October 14, 2014, the Delaware Court of Chancery (the Court of Chancery) in a class action brought by former shareholders of Rural/Metro Corporation, held RBC Capital Markets, LLC liable for aiding and abetting a breach of fiduciary duty by three Rural/Metro directors, but did not make an additional award for attorney’s fees. A final judgment was entered on February 19, 2015 in the amount of US$93 million plus post judgment interest. RBC Capital Markets, LLC appealed the Court of Chancery’s determination of liability and quantum of damages, and the plaintiffs cross-appealed the ruling on additional attorneys’ fees. On November 30, 2015, the Delaware Supreme Court affirmed the Court of Chancery with respect to both the appeal and cross-appeal. RBC Capital Markets, LLC is cooperating with an investigation by the U.S. Securities and Exchange Commission relating to this matter.

On March 11, 2013, the New Jersey Bureau of Securities entered a consent order settling an administrative complaint against RBC, which alleged that RBC failed to follow its own procedures with respect to monthly account reviews and failed to maintain copies of the monthly account reviews with respect to certain accounts that James Hankins Jr. maintained at the firm in violation of N.J.S.A. 49:3-58(a)(2)(xi) and 49:3-59(b). Without admitting or denying the findings of fact and conclusions of law, RBC consented to a civil monetary penalty of $150,000 (of which $100,000 was suspended as a result of the firm’s cooperation) and to pay disgorgement of $300,000.

On June 12, 2012, the State of Illinois Secretary of State Securities Department consented to entry of a judgment enjoining the firm for violation of the Illinois Securities Law of 1953. RBC undertook to repurchase auction rate securities from certain customers before June 30, 2009. RBC also undertook to use best efforts to provide, by December 31, 2009, liquidity opportunities for customers ineligible for the buyback. RBC undertook to provide periodic reports to regulator. RBC paid a penalty of $1,400,139.82.

On May 10, 2012, FINRA commenced and settled an administrative proceeding against RBC for violations of FINRA Rules 1122 and 2010 and NASD Rules 2110 and 3010 for failing to establish, maintain and enforce written supervisory procedures reasonably designed to achieve compliance with applicable rules concerning short-term transactions in closed end funds. RBC paid a fine of $200,000.

On May 2, 2012, the Massachusetts Securities Division entered a consent order settling an administrative complaint against RBC, which alleged that RBC recommended unsuitable products to its brokerage and advisory clients and failed to supervise its registered representatives’ sales of inverse and leveraged ETFs in violation of Section 204(a)(2) of the Massachusetts Uniform Securities Act (“MUSA”). Without admitting or denying the allegations of fact, RBC consented to permanently cease and desist from violations of MUSA, pay restitution of $2.9 million to the investors who purchased the inverse and leveraged ETFs and pay a civil monetary penalty of $250,000.

On September 27, 2011, the SEC commenced and settled an administrative proceeding against RBC for willful violations of Sections 17(a)(2) and 17(a)(3) of the 1933 Act for negligently selling the collateralized debt obligations to five Wisconsin school districts despite concerns about the suitability of the product. The firm agreed to pay disgorgement of $6.6 million, prejudgment interest of $1.8 million, and a civil monetary penalty of $22 million.

RBC Capital Markets, LLC, RBC Europe, Ltd. and RBC USA Holdco Corporation are defendants in a lawsuit relating to their role in transactions involving investments made by a number of Wisconsin school districts in certain collateralized debt obligations. These transactions were also the subject of a regulatory investigation. In September 2011, we reached a settlement with the Securities and Exchange Commission which was paid to the school districts through a Fair Fund. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of this proceeding or the timing of its resolution; however, management believes the ultimate resolution of this proceeding will not have a material adverse effect on our consolidated financial position or results of operations.

Please see RBC’s Form BD for more details.

Margin Levels Expected to be Held at the FCMs

The following is based on how the Funds have been managed as of the date of this Prospectus. While the portfolio composition may vary over time, it is not expected that, as of any daily rebalance, the Matching Funds and the Short Fund will ever have futures exposure greater than one times (1x) the Fund’s assets or that the Ultra Funds or UltraShort Funds will ever have futures exposure greater than two times (2x) the Fund’s assets. Thus, the maximum margin held at an FCM would not exceed the margin requirement for the Matching Fund or the Short Fund or two times the margin requirement for the Ultra Funds or UltraShort Funds. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that the Funds’ FCMs will require margins greater than the levels set by the relevant exchange and it is also possible that the Funds may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Funds are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

As of December 31, 2016, ProShares VIX Mid-Term Futures ETF had futures contracts with notional amounts equal to approximately 100% of Fund assets. As of December 31, 2016, the minimum margin requirement as a percentage of futures notional was approximately 15.5%. Thus, the minimum margin held at FCMs was approximately 15.5% of Fund assets for ProShares VIX Mid-Term Futures ETF.

As of December 31, 2016, ProShares Ultra Bloomberg Natural Gas and ProShares UltraShort Bloomberg Natural Gas each had futures contracts with notional amounts equal to approximately 200% of Fund assets. As of December 31, 2016, the minimum margin requirement as a percentage of futures notional was approximately 8.8%. Thus, the minimum margin held at FCMs was approximately 17.6% of Fund assets for each of ProShares Ultra Bloomberg Natural Gas and ProShares UltraShort Bloomberg Natural Gas.

As of December 31 2016, ProShares UltraShort Silver had futures contracts with a notional amount equal to approximately 0.7% of Fund assets. The minimum margin requirement as a percentage of futures notional was approximately 8.9%. Thus, the minimum margin held at FCMs was approximately 0.0% of Fund assets for ProShares UltraShort Silver.

As of December 31, 2016, ProShares Ultra Australian Dollar and ProShares UltraShort Australian Dollar each had futures contracts with notional amounts equal to approximately 200% of the Fund’s assets. As of January 31, 2015, the minimum margin requirement as a percentage of futures notional was approximately 2.6%. Thus, the minimum margin held at FCMs was approximately 5.2% of the Fund’s assets for each of ProShares Ultra Australian Dollar and ProShares UltraShort Australian Dollar.

As of December 31, 2016, ProShares Ultra Euro did not hold futures contracts. ProShares Ultra Euro may hold futures contracts in the future.

As of December 31, 2016, ProShares Short Euro had futures contracts with notional amounts equal to approximately 100% of the Fund’s assets. As of October 21, 2014, the minimum margin requirement as a percentage of futures notional was approximately 2.2%. Thus, the minimum margin held at FCMs was approximately 2.2% of the Fund’s assets for ProShares Short Euro.

As of December 31, 2016, ProShares Ultra Yen did not hold futures contracts. ProShares Ultra Yen may hold futures contracts in the future.

The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a non-resident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax advisor.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. Each Fund is a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Sidley Austin LLP has acted as counsel to the Trust in connection with this registration statement. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by each Fund, in the opinion of Sidley Austin LLP, each Fund is classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Sidley Austin LLP has relied are: (1) the Funds have not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of a Fund’s gross income has been and is expected to continue to be qualifying income. Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. The Sponsor will use its best efforts to operate each Fund in such manner as is necessary for a Fund to continue to meet the qualifying income exception.

While it is expected that each Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities of a Fund is undertaking and the possibility of future changes in a Fund’s circumstances, it is possible that a Fund will not so qualify for any particular year. Sidley Austin LLP has no obligation to advise a Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. A Fund’s taxation as a partnership will depend on such Fund’s ability to meet, on a continuing basis, through actual operating results, the qualifying income exception, the compliance of which will not be reviewed by Sidley Austin LLP. Accordingly, no assurance can be given that the actual results of a Fund’s operations for any taxable year will satisfy the qualifying income exception.

If for any reason a Fund becomes taxable as a corporation for U.S. federal income tax purposes, such Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Fund would be required to pay income tax at corporate rates on its net income. Distributions by the Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on the Fund, the Fund’s shareholders and the value of the Shares.

If at the end of any taxable year a Fund fails to meet the qualifying income exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether a Fund would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving a Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and a Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that each Fund qualifies to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a Fund is required to include in income its allocable share of a Fund’s income, gain, loss, deduction and other items for a Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if a Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of a Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in a Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in such Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in such Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such Fund. Income or loss from transactions involving certain derivative instruments, such as periodic and certain non-periodic payments in swap transactions, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As the Funds pass through their items of income, gain and loss to shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts (defined herein). A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts. The Sponsor expects substantially all of a Fund’s futures contracts and foreign currency forward contracts to qualify as Section 1256 Contracts. Swap agreements and non-currency forward contracts are generally not Section 1256 Contracts. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for U.S. federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by a Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Funds’ investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Funds with respect to non-Section 1256 Contracts will be short-term.

Allocation of the Funds’ Profits and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items is determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “–Monthly Allocation and Revaluation Conventions” and “–Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of a Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the Exchange on the first business day of the next succeeding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month of a Fund’s operations, the shareholders at the close of trading at month-end received that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in that Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by such Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally uses a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in a Fund’s assets based on a calculation utilizing the creation/redemption price of a Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S.

federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchaser of newly issued Shares will not be allocated its entire share in the loss in a Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the Members under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in that Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in that Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in that Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to a Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund interests and its share of inside basis.

Constructive Termination

A Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in that Fund within a twelve-month period. A constructive termination results in the closing of a Fund’s taxable year for all holders of Shares in that Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending December 31), the early closing of a Fund’s taxable year may result in more than twelve months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. A Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. See “—U.S. Shareholders—Tax Basis in Shares” below. Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “—U.S. Shareholders—Disposition of Shares” below. The Funds do not currently expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If a Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. The maximum rate is currently 20%. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Medicare Tax on Investment Income

Certain U.S. shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income.” U.S. Shareholders should consult their own tax advisors regarding the effect, if any, of this tax on their investment in the Funds.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of a Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of a Fund’s losses and deductions, (3) the U.S. Shareholder’s share of a Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of a Fund’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of a Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct a Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (4) a non-corporate U.S. Shareholder may deduct its share of expenses of a Fund only to the extent that such share, together with such non-corporate U.S. Shareholder’s other miscellaneous itemized deductions, exceeds 2% of such non-corporate U.S. Shareholder’s adjusted gross income. In addition, in the case of individuals whose U.S. federal adjusted gross income exceeds a certain inflation-adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of U.S. federal adjusted gross income over the applicable threshold; or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (determined after giving effect to the 2% limitation described above and any other applicable limitations). It is anticipated that Management Fees that each Fund will pay will constitute miscellaneous itemized deductions. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares. Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in a Fund.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. Each Fund has elected to treat such expenses as ratably deductible over 180 months, beginning with the month the Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among a Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the Exchange on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of a Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by Each Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Under the Code, adjustments in tax liability with respect to a Fund’s items generally will be made at the Fund level in a partnership proceeding rather than in separate proceedings with each shareholder. Pursuant to the Trust Agreement, the Sponsor will represent each Fund as such Fund’s “Tax Matters Partner” during any audit and in any dispute with the IRS. Each shareholder will be informed of the commencement of an audit of a Fund. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the shareholders.

Adjustments resulting from an IRS audit may require each shareholder to adjust a prior year’s liability, and possibly may result in an audit of its return. Any audit of a shareholder’s return could result in adjustments not related to a Fund’s returns as well as those related to the Fund’s returns.

The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against shareholders for items in a Fund’s returns. The Tax Matters Partner may bind a shareholder with less than a 1% profits interest in a Fund to a settlement with the IRS unless that shareholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the shareholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any shareholder having at least a 1% interest in profits or by any group of shareholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each shareholder with an interest in the outcome may participate.

The Bipartisan Budget Act of 2015 implements a new regime for the U.S. federal income tax audit of partnerships that generally applies for taxable years of partnerships beginning after December 31, 2017. The Sponsor will be appointed the “partnership representative” of each Fund.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, a Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisors regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisors could be required to maintain a list of persons investing in that Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, each Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant Fund with a timely and properly completed and executed IRS Form W-8BEN, W-8BEN-E or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) and gross proceeds from the sale or other disposal of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The withholding rules generally apply to Withholdable Payments (other than gross proceeds of the type described above) and beginning January 1, 2019, payments of gross proceeds of the type described above with respect to a sale or disposition.

The rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by a Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Although the application of the withholding rules to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of an interest in a Fund will be subject to tax under the new withholding rules if such proceeds are treated as an indirect disposal of the non-U.S. Shareholder’s interest in assets that can produce U.S. source interest or dividends, unless the selling non-U.S. Shareholder provides appropriate reporting information. Prospective shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.

Regulated Investment Companies (“RICs”)

The treatment of a RIC’s investment in a Fund will depend, in part, on whether a Fund is classified as a qualified publicly traded partnership (“PTP”) for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat gross income and gross gains derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification or gross income tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s gross assets and earning its proportionate share of the partnership’s gross income and gross gains for purposes of the asset and income tests relevant to determining whether an entity qualifies as a RIC.

It is intended that the VIX Futures Fund, the Natural Gas Funds and the Silver Fund are and will continue to be qualified PTPs and that the Currency Funds are not and will not be qualified PTPs. Prospective RIC investors should consult a tax advisor regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with a Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisors to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Euroclear System

Any participant of the Euroclear System that holds Shares in the Euroclear System will be deemed to have represented to and agreed with the Funds and Euroclear Bank as a condition to Shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in the Shares and related income distributions of such participant.

PART TWO:

GENERAL POOL DISCLOSURE

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

PERFORMANCE OF THE OTHER COMMODITY POOLS OPERATED

BY THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. The performance of the Funds will differ materially in certain respects from the performance of the Other Funds which is included herein. The performance of the Other Funds which is summarized herein is materially different from the Funds and the past performance summaries of the Other Funds below are generally not representative of how the Funds might perform in the future.

All summary performance information is as of December 31, 2016, unless otherwise noted. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Bloomberg Crude Oil
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$9,483,803,081
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$1,572,919,850
Net Asset Value as of December 31, 2016:	$933,731,860
Net Asset Value per Share[3] as of December 31, 2016:	$23.34
Worst Monthly Loss:[4]	-38.93%
(July 2015)
Worst Peak-to-Valley Loss:[5]	-98.42%
(Inception – February 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	-0.76%	-1.50%	11.40%	-2.52%	-21.61%	-24.75%
February	-0.93%	16.39%	-12.31%	11.74%	4.51%	-16.75%
March	16.17%	-8.66%	10.30%	-0.94%	-17.91%	14.14%
April	11.89%	1.99%	-8.84%	-1.60%	43.29%	31.14%
May	-21.14%	-32.85%	-4.07%	7.17%	-2.26%	9.78%
June	-15.38%	-5.48%	8.91%	7.33%	-4.80%	-6.05%
July	-1.08%	5.40%	18.13%	-12.40%	-38.93%	-28.95%
August	-16.65%	18.59%	7.04%	-4.12%	0.96%	9.10%
September	-22.33%	-9.61%	-9.00%	-8.50%	-20.34%	11.46%
October	35.20%	-13.83%	-10.16%	-20.49%	3.83%	-7.66%
November	15.54%	4.23%	-8.24%	-33.62%	-23.74%	6.48%
December	-4.15%	4.52%	12.14%	-36.15%	-28.92%	12.93%
Annual	-18.23%	-28.11%	9.17%	-68.37%	-75.21%	-7.23%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-7.23%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Crude Oil
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$4,870,143,017
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$39,624,689
Net Asset Value as of December 31, 2016:	$200,958,303
Net Asset Value per Share[3] as of December 31, 2016:	$31.70
Worst Monthly Loss:[4]	-35.22%
(April 2015)
Worst Peak-to-Valley Loss:[5]	-87.86%
(February 2009—June 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	-1.93%	-0.18%	-10.82%	1.19%	13.70%	17.85%
February	-1.17%	-15.40%	12.92%	-11.09%	-14.92%	1.14%
March	-16.39%	7.52%	-10.12%	-0.21%	14.97%	-18.27%
April	-12.36%	-3.25%	7.27%	0.71%	-35.22%	-29.23%
May	17.41%	45.59%	2.47%	-7.31%	-1.23%	-11.42%
June	13.87%	-0.84%	-9.37%	-7.36%	2.38%	0.72%
July	-0.90%	-8.47%	-16.56%	13.04%	55.07%	33.66%
August	11.34%	-17.32%	-8.08%	3.35%	-13.62%	-13.03%
September	21.29%	8.99%	8.57%	6.99%	14.99%	-16.03%
October	-30.03%	12.73%	9.94%	23.12%	-8.93%	5.69%
November	-15.40%	-6.95%	7.90%	41.23%	26.63%	-13.39%
December	1.48%	-5.36%	-11.62%	45.65%	31.98%	-13.41%
Annual	-23.66%	3.84%	-21.28%	145.78%	70.82%	-52.41%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-52.41%

Name of Pool:	ProShares Ultra Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$583,109,172
Aggregate Net Capital Subscriptions[2] as of Decemeber 31, 2016:	$113,054,841
Net Asset Value as of December 31, 2016:	$92,127,200
Net Asset Value per Share[3] as of Decemeber 31, 2016:	$32.90
Worst Monthly Loss:[4]	-27.55%
(June 2013)
Worst Peak-to-Valley Loss:[5]	-73.12%
(August 2011—December 2015)

See accompanying Footnotes to Performance Information.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	-11.26%	28.64%	0.48%	7.49%	8.78%	9.75%
February	12.66%	2.55%	-9.22%	12.19%	-7.45%	22.46%
March	3.57%	-12.33%	1.03%	-5.49%	-4.70%	-0.20%
April	13.40%	-1.83%	-16.74%	-0.77%	-1.44%	7.59%
May	-0.32%	-11.53%	-10.49%	-6.04%	1.62%	-11.52%
June	-4.33%	4.62%	-27.55%	10.33%	-3.70%	18.01%
July	16.53%	2.48%	20.84%	-4.74%	-12.35%	2.86%
August	22.50%	2.91%	12.07%	-0.15%	6.39%	-5.20%
September	-21.35%	15.51%	-10.09%	-10.69%	-3.97%	1.70%
October	12.10%	-6.65%	-1.02%	-8.75%	4.81%	-7.84%
November	2.19%	0.43%	-10.70%	2.95%	-13.85%	-14.67%
December	-23.82%	-8.05%	-8.02%	3.63%	-0.69%	-5.81%
Annual	9.71%	10.35%	-50.75%	-3.05%	-25.68%	10.68%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	10.68%

Name of Pool:	ProShares UltraShort Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$803,251,816
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$124,033,657
Net Asset Value as of December 31, 2016:	$63,653,647
Net Asset Value per Share[3] as of December 31, 2016:	$91.33
Worst Monthly Loss:[4]	-24.37%
(January 2012)
Worst Peak-to-Valley Loss:[5]	-88.74%
(Inception—September 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	11.62%	-24.37%	-1.47%	-8.02%	-9.28%	-9.65%
February	-11.95%	-3.48%	9.42%	-11.43%	7.27%	-20.47%
March	-4.43%	12.18%	-1.44%	4.69%	4.01%	-1.45%
April	-12.72%	0.60%	14.63%	0.00%	0.59%	-8.04%
May	-0.84%	11.02%	9.24%	5.61%	-2.32%	11.92%
June	3.70%	-6.17%	34.26%	-9.92%	3.00%	-16.76%
July	-15.13%	-3.57%	-19.13%	4.17%	12.87%	-3.43%
August	-21.72%	-3.63%	-12.23%	-0.49%	-7.05%	4.85%
September	21.16%	-14.63%	8.79%	11.32%	3.00%	-2.22%
October	-12.90%	6.40%	-1.16%	8.36%	-5.55%	7.78%
November	-3.74%	-1.39%	11.00%	-3.59%	15.18%	15.76%
December	28.00%	8.09%	7.09%	-4.56%	-0.43%	5.16%
Annual	-27.18%	-22.78%	62.07%	-6.64%	19.90%	-21.19%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-21.19%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$2,867,795,644
Aggregate Net Capital Subscriptions[2] as of December 31, 2016	$1,216,578,358
Net Asset Value as of December 31, 2016:	$275,779,940
Net Asset Value per Share[3] as of December 31, 2016:	$33.44
Worst Monthly Loss:[4]	-50.93%
(September 2011)
Worst Peak-to-Valley Loss:[5]	-96.33%
(April 2011—December 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	-19.29%	39.92%	13.30%	-2.45%	10.95%	2.96%
February	44.19%	21.64%	-18.79%	20.54%	-5.20%	8.87%
March	25.05%	-25.33%	-2.67%	-12.40%	0.19%	7.86%
April	62.43%	-8.23%	-29.79%	-7.29%	-1.57%	33.68%
May	-43.56%	-19.70%	-15.45%	-3.41%	1.07%	-19.67%
June	-19.37%	-8.46%	-31.08%	20.02%	-11.68%	29.58%
July	25.13%	7.40%	10.94%	-2.11%	-14.58%	17.59%
August	6.12%	16.30%	38.75%	-11.89%	-2.57%	-13.33%
September	-50.93%	27.12%	-17.19%	-23.25%	2.35%	5.61%
October	22.20%	-13.81%	3.68%	-11.00%	12.78%	-16.49%
November	-17.46%	11.96%	-19.82%	-3.87%	-19.22%	-13.12%
December	-21.78%	-24.27%	-5.11%	-0.86%	-4.31%	-5.94%
Annual	-44.69%	-0.52%	-63.16%	-37.84%	-31.25%	23.57%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	23.57%

Name of Pool:	ProShares UltraShort Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$2,595,824,896
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$144,957,093
Net Asset Value as of December 31, 2016:	$349,392,650
Net Asset Value per Share[3] as of December 31, 2016:	$27.08
Worst Monthly Loss:[4]	-8.81%
(April 2011)
Worst Peak-to-Valley Loss:[5]	-36.77%
(November 2008—April 2011)

See accompanying Footnotes to Performance Information.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	-5.04%	-2.49%	-5.76%	3.83%	14.22%	0.51%
February	-1.95%	-3.88%	7.90%	-4.66%	1.64%	-1.04%
March	-5.56%	-0.47%	3.51%	0.22%	7.50%	-8.72%
April	-8.81%	1.33%	-5.46%	-1.53%	-8.70%	-1.26%
May	5.21%	14.31%	2.46%	3.44%	4.12%	5.90%
June	-2.15%	-4.86%	-0.50%	-1.04%	-3.42%	0.28%
July	1.32%	5.50%	-4.58%	4.48%	2.76%	-1.42%
August	-0.58%	-4.52%	1.15%	3.75%	-4.61%	0.51%
September	14.26%	-4.43%	-4.73%	8.01%	0.52%	-1.32%
October	-6.97%	-1.83%	-0.92%	1.29%	2.94%	4.77%
November	5.48%	-0.81%	-0.29%	1.32%	8.11%	7.26%
December	7.49%	-2.97%	-2.64%	5.33%	-5.84%	1.38%
Annual	0.22%	-6.49%	-10.29%	26.58%	18.28%	6.05%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	6.05%

Name of Pool:	ProShares UltraShort Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$1,823,693,848
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$52,636,008
Net Asset Value as of December 31, 2016:	$276,781,747
Net Asset Value per Share[3] as of December 31, 2016:	$80.24
Worst Monthly Loss:[4]	-13.65%
(February 2016)
Worst Peak-to-Valley Loss:[5]	-47.04%
(March 2009—January 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	1.85%	-2.11%	10.61%	-6.14%	-4.19%	1.18%
February	-0.87%	13.43%	2.19%	-0.93%	3.62%	-13.65%
March	2.79%	3.44%	2.86%	2.61%	0.32%	-0.43%
April	-5.14%	-7.26%	6.29%	-2.09%	-0.99%	-11.15%
May	0.74%	-3.88%	5.69%	-0.91%	7.88%	8.16%
June	-2.64%	3.81%	-3.30%	-1.07%	-3.00%	-13.59%
July	-8.79%	-4.54%	-2.97%	3.00%	2.34%	-3.07%
August	-1.49%	0.25%	0.08%	2.18%	-4.79%	2.67%
September	1.33%	-0.86%	-0.11%	10.91%	-2.22%	-4.04%
October	2.26%	4.51%	-0.16%	4.36%	1.08%	6.84%
November	-1.62%	6.38%	8.32%	11.44%	3.95%	18.56%
December	-1.51%	10.53%	5.35%	1.40%	-4.69%	4.42%
Annual	-12.90%	23.92%	39.61%	26.07%	-1.55%	-8.76%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-8.76%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$12,952,589,665
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$3,570,038,512
Net Asset Value as of December 31, 2016:	$515,758,754
Net Asset Value per Share[3] as of December 31, 2016:	$43.48
Worst Monthly Loss:[4]	-57.41%
(March 2012)
Worst Peak-to-Valley Loss:[5]	-100.00%
(Inception - December 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January		-44.29%	-42.22%	33.26%	24.24%	34.25%
February		-18.65%	-3.28%	-27.25%	-43.79%	5.64%
March		-57.41%	-32.67%	-7.29%	-13.32%	-51.67%
April		-6.68%	-17.72%	-10.58%	-28.53%	-13.26%
May		55.72%	4.28%	-30.55%	-25.98%	-36.41%
June		-53.69%	10.79%	-29.08%	10.78%	-14.07%
July		-20.88%	-48.79%	23.53%	-42.05%	-45.21%
August		-30.01%	25.79%	-24.12%	169.93%	-21.67%
September		-42.97%	-25.54%	19.63%	-17.82%	-13.70%
October	-55.10%	8.79%	-27.85%	-14.78%	-50.29%	-1.25%
November	-4.14%	-41.80%	-22.65%	-18.82%	-6.33%	-35.39%
December	-28.30%	4.64%	-12.99%	21.81%	5.41%	-19.36%
Annual	-69.14%	-97.28%	-91.67%	-62.59%	-77.62%	-93.81%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-93.81%

Name of Pool:	ProShares VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$2,717,525,626
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$698,630,718
Net Asset Value as of December 31, 2016:	$174,160,146
Net Asset Value per Share[3] as of December 31, 2016:	$21.21
Worst Monthly Loss:[4]	-32.69%
(March 2012)
Worst Peak-to-Valley Loss:[5]	-99.27%
(September 2011—December 2016)

See accompanying Footnotes to Performance Information.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	-12.84%	-24.92%	-22.82%	17.09%	14.74%	19.62%
February	-6.37%	-8.04%	0.85%	-13.37%	-24.30%	4.01%
March	-1.88%	-32.69%	-17.16%	-2.59%	-6.04%	-29.41%
April	-21.52%	-1.14%	-5.88%	-4.97%	-14.83%	-5.45%
May	-8.52%	28.89%	2.55%	-16.45%	-13.40%	-19.23%
June	-1.13%	-29.23%	7.12%	-15.10%	7.28%	1.63%
July	11.10%	-9.26%	-28.01%	12.63%	-21.45%	-25.53%
August	65.31%	-15.50%	13.12%	-11.98%	71.07%	-11.04%
September	38.45%	-22.58%	-13.20%	10.50%	-4.95%	-4.60%
October	-24.39%	5.59%	-12.96%	-2.57%	-27.10%	0.02%
November	1.68%	-21.88%	-11.75%	-9.56%	-1.15%	-17.88%
December	-14.06%	7.09%	-6.05%	14.09%	6.43%	-9.47%
Annual	-4.53%	-78.02%	-66.00%	-26.66%	-36.73%	-67.96%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-67.96%

Name of Pool:	ProShares Short VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2016:	$6,399,816,796
Aggregate Net Capital Subscriptions[2] as of December 31, 2016:	$(433,253,536)
Net Asset Value as of December 31, 2016:	$228,075,387
Net Asset Value per Share[3] as of December 31, 2016:	$91.23
Worst Monthly Loss:[4]	-47.89%
(August 2015)
Worst Peak-to-Valley Loss:[5]	-60.98%
(July 2015—February 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January		31.19%	25.87%	-17.67%	-18.32%	-22.30%
February		4.50%	-6.34%	11.30%	29.43%	-6.58%
March		39.60%	18.25%	0.01%	4.26%	37.26%
April		-3.41%	-2.00%	3.83%	15.50%	2.22%
May		-26.85%	-3.39%	18.89%	13.75%	20.79%
June		29.53%	-10.35%	15.77%	-11.31%	-20.28%
July		5.11%	36.57%	-13.79%	19.86%	32.73%
August		16.20%	-13.36%	10.93%	-47.89%	11.27%
September		23.02%	13.40%	-11.50%	-4.22%	-1.33%
October	27.51%	-7.76%	9.11%	-8.50%	28.56%	-1.36%
November	-10.40%	22.09%	12.30%	9.50%	-3.31%	17.32%
December	13.17%	-13.67%	4.91%	-18.10%	-13.34%	8.55%
Annual	29.29%	155.84%	104.06%	-9.03%	-17.24%	79.54%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	79.54%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Managed Futures Strategy†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 1, 2014
Aggregate Gross Capital Subscriptions[1] as of March 30, 2016:	$19,699,612
Aggregate Net Capital Subscriptions[2] as of March 30, 2016:	$7,378,135
Net Asset Value as of March 30, 2016:	$0.00
Net Asset Value per Share[3] as of March 30, 2016:	$0.00
Worst Monthly Loss:[4]	-3.56%
(April 2015)
Worst Peak-to-Valley Loss:[5]	-7.96%
(January 2015—March 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016
January				3.06%	-1.53%
February				-2.12%	1.62%
March				0.69%	-2.42%
April				-3.56%	N/A
May				0.67%	N/A
June				-1.66%	N/A
July				-.04%	N/A
August				-.57%	N/A
September				1.04%	N/A
October*			0.58%	-1.45%	N/A
November			3.16%	1.43%	N/A
December			1.85%	-.21%	N/A
Annual			5.68%	-2.85%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	-2.36%

†	ProShares Managed Futures Strategy was liquidated on March 30, 2016 and is no longer in operations.
*	Represents rate of return from inception to October 31, 2014, as the inception of trading date for the pool was after October 1, 2014.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Bloomberg Commodity†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of September 1, 2016:	$57,464,446
Aggregate Net Capital Subscriptions[2] as of September 1, 2016:	$1,435,107
Net Asset Value as of September 1, 2016:	$0.00
Net Asset Value per Share[3] as of September 1, 2016:	$0.00
Worst Monthly Loss:[4]	-27.91%
(September 2011)
Worst Peak-to-Valley Loss:[5]	-84.25%
(April 2011—February 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	1.63%	4.65%	4.64%	0.37%	-6.90%	-3.71%
February	2.58%	5.24%	-8.17%	12.63%	4.84%	-3.64%
March	4.06%	-8.43%	0.76%	0.63%	-10.29%	7.39%
April	6.11%	-1.16%	-5.52%	4.74%	11.50%	17.25%
May	-10.53%	-17.71%	-4.66%	-5.82%	-5.61%	-.72%
June	-10.87%	10.78%	-9.44%	1.03%	3.20%	8.02%
July	6.50%	12.77%	2.51%	-9.88%	-20.40%	-10.28%
August	1.52%	2.35%	6.68%	-2.24%	-2.35%	1.62%
September	-27.91%	3.16%	-5.25%	-12.27%	-7.00%	N/A
October	13.16%	-7.85%	-3.12%	-1.84%	-1.13%	N/A
November	-4.74%	-0.16%	-1.77%	-8.30%	-14.22%	N/A
December	-7.73%	-5.34%	2.31%	-14.97%	-6.47%	N/A
Annual	-28.84%	-5.78%	-20.32%	-32.92%	-45.47%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	14.23%

†	ProShares Ultra Bloomberg Commodity was liquidated on September 1, 2016 and is no longer in operations.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Commodity†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of September 1, 2016:	$95,173,249
Aggregate Net Capital Subscriptions[2] as of September 1, 2016:	$1,803,000
Net Asset Value as of September 1, 2016:	$0.00
Net Asset Value per Share[3] as of September 1, 2016:	$0.00
Worst Monthly Loss:[4]	-15.82%
(April 2016)
Worst Peak-to-Valley Loss:[5]	-74.41%
(February 2009—April 2011)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015	2016
January	-2.66%	-5.44%	-4.91%	-0.99%	6.23%	2.68%
February	-3.16%	-5.47%	8.48%	-11.70%	-5.78%	2.49%
March	-5.66%	8.11%	-1.25%	-1.10%	10.43%	-7.86%
April	-6.50%	0.31%	4.61%	-4.94%	-11.13%	-15.82%
May	9.15%	20.41%	4.27%	5.77%	4.96%	-.22%
June	11.01%	-11.11%	9.63%	-1.42%	-3.88%	-8.44%
July	-6.96%	-12.82%	-3.05%	10.50%	24.17%	10.33%
August	-2.99%	-3.00%	-6.86%	1.90%	.58%	-2.25%
September	35.06%	-3.84%	4.94%	13.23%	6.48%	N/A
October	-13.06%	7.73%	2.71%	1.17%	.37%	N/A
November	3.77%	-0.57%	1.38%	7.82%	15.74%	N/A
December	7.04%	5.15%	-2.66%	16.32%	5.65%	N/A
Annual	18.60%	-4.97%	17.00%	38.64%	61.71%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-19.58%

†	ProShares UltraShort Bloomberg Commodity was liquidated on September 1, 2016 and is no longer in operations.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Australian Dollar†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of June 29, 2015:	$4,000,200
Aggregate Net Capital Subscriptions[2] as of June 29, 2015:	$1,476,774
Net Asset Value as of June 29, 2015:	$0
Net Asset Value per Share[3] as of June 29, 2015:	$0.00
Worst Monthly Loss:[4]	-14.54%
(May 2013)
Worst Peak-to-Valley Loss:[5]	-43.55%
(March 2013—June 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013	2014	2015
January			0.94%	-3.72%	-8.78%
February			-3.77%	4.21%	0.99%
March			4.28%	8.27%	-4.96%
April			-0.56%	0.71%	8.12%
May			-14.54%	0.68%	-6.57%
June			-8.63%	2.93%	-1.86%
July*		4.03%	-3.08%	-2.53%	N/A
August		-2.91%	-1.69%	1.30%	N/A
September		1.27%	10.07%	-11.93%	N/A
October		0.59%	2.97%	1.32%	N/A
November		1.50%	-7.09%	-6.37%	N/A
December		-0.42%	-3.42%	-7.59%	N/A
Annual		3.98%	-23.77%	-13.58%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	-13.20%

†	ProShares Ultra Australian Dollar was liquidated on June 29, 2015 and is no longer in operations.
*	Represents rate of return from inception to July 31, 2012, as the inception of trading date for the pool was after July 1, 2012.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of December 31, 2016. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement–Net Asset Value (NAV)” for additional information regarding the pricing policies of the Trust.

4.

“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

5.

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end during such period. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.

6.	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

USE OF PROCEEDS

Each Fund invests principally in any one of or combinations of Financial Instruments, including swap agreements, futures contracts or forward contracts with respect to the applicable Fund’s benchmark to the extent determined appropriate by the Sponsor. The types of commodity or currency interests in which the relevant Natural Gas Funds, Silver Fund or Currency Funds invest may vary daily. The Funds do not currently intend to invest directly in any commodity or currency. Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) as collateral for Financial Instruments and pending investment in Financial Investments. Each Fund may invest up to 100% of its assets in any of these types of cash or cash equivalent securities. In the event position, price or accountability limits are reached with respect to Futures Contracts, the Sponsor may, in its commercially reasonable judgment, cause each Fund to obtain exposure to its Benchmark through investment in Financial Instruments. The Funds may also invest in Financial Instruments if the market for a specific Futures Contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent or make it impractical for a Fund from obtaining the appropriate amount of investment exposure using Futures Contracts. To the extent that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account.

To the extent that the Funds trade in futures contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments-principally U.S. government obligations to margin futures and forward contract positions.

The Sponsor has selected Goldman, Sachs & Co. (Goldman Sachs), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and RBC Capital Markets, LLC (RBC) as its FCMs. Each of Goldman Sachs, MLPF&S and RBC, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of Goldman Sachs, MLPF&S and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to Goldman Sachs, MLPF&S or RBC, as applicable. Each of Goldman Sachs, MLPF&S and RBC is registered as an FCM with the CFTC and is a member of the NFA. Goldman Sachs, MLPF&S and RBC are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. Neither Goldman Sachs, MLPF&S nor RBC is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee or BBH&Co. (the Administrator and the Custodian). Neither Goldman Sachs, MLPF&S nor RBC, in its capacity as FCM, is acting as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering. Neither Goldman Sachs, MLPF&S nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Neither Goldman Sachs, MLPF&S s nor RBC provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon Goldman Sachs, MLPF&S or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective investors should also note that the Sponsor may select additional clearing brokers or replace Goldman Sachs, MLPF&S and/or RBC as the Funds’ clearing broker.

To the extent, if any, that the Funds enter into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

The Sponsor, a registered commodity pool operator, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the Financial Instruments as described above.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares (25,000 with respect to the VIX Futures Fund). Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook, and all such procedures are at the discretion of the Sponsor. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds (unless as provided otherwise in this Prospectus).

If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant may also agree to enter into or arrange for an exchange of a futures contract for related position (“EFCRP”) or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.

An EFCRP is a technique permitted by the rules of certain futures exchanges that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to a Fund. A block trade is a technique that permits certain Funds to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit in order to compensate BBH&Co., as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Funds of up to 0.10% (and a variable transaction fee to the VIX Futures Fund of 0.05%) of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors. Further detail on the fees is set forth in the Authorized Participant Handbook.

The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by FINRA, or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” for each Fund means any day on which the NAV of such Fund is determined.

Purchase orders must be placed by the cut-off time shown on page 4, or earlier if the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 25,000 Shares of the VIX Futures Fund or 50,000 Shares of the applicable Geared Fund, on the purchase order date plus the applicable transaction fee. For each Fund, Authorized Participants have create/redeem cut-off times prior to the NAV calculation time, which may be different from the close of U.S. markets, as shown in the table on page 4.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (T+1), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the third Business Day following the purchase order date (T+3). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of Exchange of Futures Contract for Related Position (EFCRP) Futures Contracts or Block Trades

In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the third Business Day following the purchase order date (T+3); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized

Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (1) for any period during which the Exchange, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying Reference Assets; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to a Fund or its shareholders;

•	the order would be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. If a redemption order is received prior to the applicable cut-off time, or earlier if the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the third Business Day following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement.

Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to a Fund, an EFCRP or block trade with the relevant Fund as described in “Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from the Fund’s account at its FCM to the account of the Authorized Participant at its FCM.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date: (1) for any period during which the Exchange, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying Reference Assets; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate BBH&Co. for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to BBH&Co. of up to $500 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.10% (and a variable transaction fee to the VIX Futures Fund of 0.05%) of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding, other than ordinary routine litigation incidental to the business of the Trust and that which is described below, to which the Trust or a Fund is a claimant or defendant or to which any of their property is the subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within five years preceding the date of the Prospectus, against the Sponsor. Louis Mayberg and Michael Sapir, both principals of the Sponsor, were named as defendants in a purported class action lawsuit in the United States District Court for the Southern District of New York, styled In re ProShares Trust Securities Litigation, Civ. No. 09-cv-6935. The Trust was also a defendant in this action, along with several others. The action was initially brought by Steven Novick, on behalf of himself and all others similarly situated, in a complaint filed August 5, 2009, and was consolidated on April 28, 2011, with 33 related putative class actions. The second amended complaint alleged that the defendants violated Sections 11 and 15 of the 1933 Act by including untrue statements of material fact and omitting material facts in the Registration Statement for one or more of ProShares’ exchange-traded funds (“ETFs”) and allegedly failing to adequately disclose the funds’ investment objectives and risks. Claimants, all purchasers of shares of ETFs sold by the Trust or ProShares Trust, sought class certification, compensatory damages, punitive damages, litigation costs, expectation damages and declaratory judgment. The six other series of the Trust named in the complaint were ProShares Ultra Silver, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares UltraShort DJ-UBS Crude Oil (n/k/a ProShares UltraShort Bloomberg DJ-UBS Crude Oil), ProShares Ultra DJ-UBS Crude Oil (n/k/a ProShares Ultra Bloomberg Crude Oil), and ProShares UltraShort Silver. On September 10, 2012, the District Court issued an Opinion and Order dismissing the class action lawsuit in its entirety. On July 22, 2013, the United States Court of Appeals for the Second Circuit issued an Opinion affirming the District Court’s decision and dismissing the class action lawsuit in its entirety.

Goldman Sachs, MLPF&S and RBC are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. From time to time, each of Goldman Sachs, MLPF&S and RBC (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchants–Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 58, each of Goldman Sachs, MLPF&S and RBC has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisors concerning the implications to such prospective investors of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by BBH&Co., 50 Post Office Square, Boston, Massachusetts 02110.

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

Trust books and records located at the foregoing addresses are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to a Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

ProShare Capital Management LLC is the Sponsor of the Trust, the Funds and the other series of the Trust. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator.

Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM and Financial Instrument counterparties, if any;

•	manages the Funds’ portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Background and Principals

The Sponsor currently serves as the commodity pool operator of the Trust and the Funds, and previously also served as the commodity trading advisor to the Trust and the Funds. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its membership with the NFA on August 31, 2000 but later re-applied and had its membership subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999. On February 17, 2013, the Sponsor’s commodity trading advisor registration was withdrawn. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The NFA approved the Sponsor as a Swaps Firm on January 4, 2013. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814 and its telephone number is (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of the Offered Commodity Pools Operated by the Commodity Pool Operator” beginning on page 46 and the section entitled “Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” beginning on page 82.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Timothy N. Coakley	Chief Financial Officer and Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust and Principal of the Sponsor
Todd B. Johnson*	Principal Executive Officer of the Trust and Chief Investment Officer and Principal of the Sponsor
Hratch Najarian	Director, Portfolio Management and Principal of the Sponsor
Alexander Illyasov	Senior Portfolio Manager of the Sponsor
Jeffrey Ploshnick	Senior Portfolio Manager and Associated Person of the Sponsor
Ryan Dofflemeyer	Portfolio Manager and Associated Person of the Sponsor
Benjamin McAbee	Portfolio Manager of the Sponsor
Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who supervises persons who participate in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisors registered under the Investment Advisers Act of 1940 (the “Advisers Act”) and commodity pool operators registered under the CEA. PFA is also a commodity trading advisor registered under the CEA.

Michael L. Sapir, Co-Founder, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Co-Founder, Chief Executive Officer and a member of PFA since April 1997, and a listed principal of PFA since November 26, 2012; and Co-Founder, Chief Executive Officer and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. As Chief Executive Officer of the Sponsor, PFA and PSA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PFA and PSA, respectively.

Louis M. Mayberg, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997 and a listed principal of PFA since November 26, 2012; and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. Mr. Mayberg served as Principal Executive Officer of the Trust from June 2008 to December 2013. Mr. Mayberg no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA.

William E. Seale, Ph.D., a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997 and a listed principal of PFA since November 8, 2013; and a member of PSA since April 2005 and a listed principal of PSA since January 14, 2014. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and as Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA, or PSA. Dr. Seale is a former commissioner of the CFTC.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has an ownership interest in the Sponsor and PSA. The Sapir Family Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has an ownership interest in the Sponsor and PFA. Northstar Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Timothy N. Coakley, Chief Financial Officer and a listed principal of the Sponsor since March 7, 2014; Chief Financial Officer and a listed principal of PFA since March 11, 2014; and Chief Financial Officer and a listed principal of PSA since March 11, 2014. As Chief Financial Officer of the Sponsor, Mr. Coakley’s responsibilities include oversight of the financial matters of the Sponsor. Prior to becoming a listed principal of the Sponsor, Mr. Coakley has served as Chief Financial Officer of PCM and PFA since January of 2000 and PSA since October of 2005.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008 and a listed principal of the Sponsor since September 18, 2013. Mr. Karpowicz has been employed by PFA since July 2002 and PSA since its inception as Vice President of Financial Administration.

Todd B. Johnson, Principal Executive Officer of the Trust since January 2014; Chief Investment Officer of the Sponsor since February 27, 2009, a registered swap associated person of the Sponsor since January 4, 2013, a registered associated person of the Sponsor since January 29, 2010, and a listed principal of the Sponsor since January 16, 2009. As Principal Executive Officer of the Trust, Mr. Johnson’s responsibilities include oversight of the operations of the Trust. As Chief Investment Officer of the Sponsor, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PFA and PSA since December 2008 and has been registered as an associated person of PFA since December 5, 2012 and listed as a principal of PFA since November 26, 2012. In addition, Mr. Johnson has been listed as a principal and associated person of PSA since January 14, 2014. Mr. Johnson served from 2002 to December 2008 at World Asset Management (a financial services firm), working as President and Chief Investment Officer from January 2006 to December 2008, and as Managing Director and Chief Investment Officer of Quantitative Investments of Munder Capital Management, an asset management firm, from January 2002 to December 2005.

Hratch Najarian, Director, Portfolio Management of the Sponsor since August 2013 and a listed principal of the Sponsor since October 15, 2013. In these roles, Mr. Najarian’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Najarian also serves as Director, Portfolio Management of PFA and PSA since August 2013, and is listed as a principal of PFA since January 8, 2014 and a principal and associated person of PSA since January 14, 2014. Mr. Najarian served as Senior Portfolio Manager of PSA from December 2009 through September 2013. He also served as Senior Portfolio Manager of PFA from December 2009 through September 2013, as Portfolio Manager of PFA from May 2007 through November 2009, and as Associate Portfolio Manager of PFA from November 2004 through April 2007.

Alexander Illyasov, Senior Portfolio Manager of the Sponsor since August 22, 2016, a registered associated person and an NFA associate member of the Sponsor since August 22, 2016. In these roles, Mr. Illyasov’s responsibilities include oversight of the investment management activities of the VIX Futures Funds and certain other series of the Trust. Mr. Illyasov also serves as a Senior Portfolio Manager of PFA since October 2013 and has served as Portfolio Manager of PSA since October 2013.

Jeffrey Ploshnick, Senior Portfolio Manager of the Sponsor since April 12, 2011, a registered associated person and an NFA associate member of the Sponsor since April 12, 2011. In these roles, Mr. Ploshnick’s responsibilities include oversight of the Currency Funds and certain other series of the Trust. Mr. Ploshnick has been registered as an associated person of PFA since December 5, 2012. Mr. Ploshnick also serves as a Senior Portfolio Manager of PFA since May 2007 and has served as Portfolio Manager from February 2001 to April 2007. In addition, Mr. Ploshnick serves as a Senior Portfolio Manager of PSA since March 2011.

Ryan Dofflemeyer, Portfolio Manager of the Sponsor since January 3, 2011, a registered associated person and an NFA associate member of the Sponsor since October 26, 2010. In these roles, Mr. Dofflemeyer’s responsibilities include day-to-day portfolio management of the VIX Futures Funds and certain other series of the Trust. Mr. Dofflemeyer has been registered as an associated person of PFA since December 5, 2012. Mr. Dofflemeyer also serves as a Portfolio Manager of PFA since August 2007 and was a Portfolio Analyst between October 2003 and August 2007. In addition, Mr. Dofflemeyer also served as Portfolio Manager for Horizon BetaPro Funds (investment funds) from May 2008 through August 2015 and served as a Portfolio Manager of PSA from March 2010 through September 2013. Mr. Dofflemeyer worked as a Research Assistant for the Investment Company Institute (investment funds trade organization) from September 2001 to August 2003.

Benjamin McAbee, Portfolio Manager of the Sponsor since August 22, 2016, a registered associated person and an NFA associate member of the Sponsor since December 29, 2010. In these roles, Mr. McAbee’s responsibilities include day-to-day portfolio management of the Currency Funds and certain other series of the Trust. Mr. McAbee has been registered as an associated person of PFA since December 5, 2012. Mr. McAbee also serves as a Portfolio Manager of PFA since August 2016 and has served as an Associate Portfolio Manager from December 2011 to August 2016. In addition, Mr. McAbee serves as a Portfolio Manager of PSA since August 2016.

Victor Frye, a listed principal of the Sponsor since December 2, 2008, a listed principal of PFA since November 26, 2012, and a listed principal of PSA since January 14, 2014. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed as Chief Compliance Officer of PFA since October 2002 and of PSA since December 2004.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor did not own any Shares of ProShares VIX Mid-Term Futures ETF, ProShares Ultra Bloomberg Natural Gas, ProShares UltraShort Bloomberg Natural Gas, ProShares UltraShort Silver, ProShares UltraShort Australian Dollar, ProShares Ultra Euro, ProShares Short Euro and ProShares Ultra Yen. As of the date of this Prospectus, none of the principals of the Sponsor has an ownership or beneficial interest in any Fund.

Although the Sponsor and its trading principals (i.e., those principals that are responsible for or oversee the Funds’ trading decisions) do not currently trade or hold commodity interests that could be held by the Funds for their own accounts as of the date of this Prospectus, the Sponsor and its principals reserve the right to trade commodity interests for their own accounts. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund trade on the Exchange and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on its Exchange like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as any reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.ProShares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (NAV)

The NAV in respect of a Fund means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on open Financial Instruments, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. Each Fund’s NAV is calculated on each day other than a day when the Exchange is closed for regular trading. The Funds compute their NAVs at the times set forth below, or an earlier time as set forth on www.ProShares.com, if necessitated by the Exchange or other exchange material to the valuation or operation of such Fund closing early. Each Fund’s NAV is calculated only once each trading day.

Fund	NAV Calculation Time
ProShares VIX Mid-Term Futures ETF	4:15 p.m. (Eastern Time)
ProShares Ultra Bloomberg Natural Gas	2:30 p.m. (Eastern Time)
ProShares UltraShort Bloomberg Natural Gas
ProShares UltraShort Silver	7:00 a.m. (Eastern Time)
ProShares UltraShort Australian Dollar	4:00 p.m. (Eastern Time)
ProShares Ultra Euro	4:00 p.m. (Eastern Time)
ProShares Short Euro
ProShares Ultra Yen	4:00 p.m. (Eastern Time)

In calculating the NAV of a Fund, the settlement value of the Fund’s non-exchange-traded Financial Instruments is determined by applying the then-current disseminated levels for the applicable benchmark to the terms of such Fund’s non-exchange-traded Financial Instruments. However, in the event that an underlying Reference Asset is not trading due to the operation of daily limits or otherwise, the Sponsor may, in its sole discretion, choose to fair value the index level in order to value the Fund’s non-exchange-traded Financial Instruments for purposes of the NAV calculation. Such fair value prices would generally be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

Futures contracts traded on a U.S. exchange are calculated at their then-current market value, which is based upon the settlement price (for the VIX Futures Fund, the Natural Gas Funds and the Silver Fund) or the last traded price before the NAV time (for the Currency Funds), for that particular futures contract traded on the applicable U.S. exchange on the date with respect to which the NAV is being determined. If a futures contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would generally be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

The Funds may use a variety of money market instruments to invest excess cash. Money Market instruments used in this capacity generally will be valued using market prices or at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of the Financial Instruments held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares. The IOPV for Funds based on the Bloomberg Natural Gas SubindexSM will not update following the determination of the 2:30 p.m. settlement price of the futures contracts underlying that index. The IOPVs for Funds based on the Bloomberg Commodity IndexSM will receive progressively more limited updates during a trading day as the settlement price for each individual component is determined, and such IOPVs will not update after all of the underlying components have determined settlement prices.

The Exchange disseminates the IOPV. In addition, the IOPV is published on the Exchange’s website and is available through on-line information services such as Bloomberg Finance L.P. and/or Reuters.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its Shares of such Fund in a taxable year.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of the Funds, have appointed BBH&Co. as the Administrator of the Funds and BBH&Co. has entered into an administrative agency agreement (the “Administrative Agency Agreement”) with the Trust (for itself and on behalf of the Funds) and the Sponsor in connection therewith. In addition, BBH&Co. serves as Transfer Agent of the Funds pursuant to the Administrative Agency Agreement. A copy of the Administrative Agency Agreement is available for inspection at BBH&Co.’s offices identified above.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, BBH&Co. prepares and files certain regulatory filings on behalf of the Funds. BBH&Co. may also perform other services for the Funds pursuant to the Administrative Agency Agreement as mutually agreed to from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

BBH&Co., a private bank founded in 1818, is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§ 160–181, and is subject to regulation, supervision, and examination by the New York State Banking Department. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

THE CUSTODIAN

BBH&Co. serves as the Custodian of the Funds and has entered into a custodian agreement (the “Custodian Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor.

THE TRANSFER AGENT

BBH&Co. serves as the Transfer Agent of the Funds for Authorized Participants and has entered into the Administrative Agency Agreement referred to above in connection therewith. Pursuant to the terms of the Administrative Agency Agreement, BBH&Co. is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor.

THE DISTRIBUTOR

SEI serves as the Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

SEI retains all marketing materials separately for the Funds, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; and its telephone number is (610) 676-1000.

The Sponsor pays SEI for performing its duties on behalf of the Funds.

Description of SEI

SEI is a wholly owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Any participant of the Euroclear System that holds shares of a Fund in the Euroclear System will be deemed to have represented to and agreed with the Fund and Euroclear Bank as a condition to such Fund shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in such Fund shares and related income distributions of such participant.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.

CONFLICT OF INTEREST

Sponsor

In the course of providing services, the Sponsor may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with each client’s investment strategies. The Sponsor also may recommend the purchase or sale of investment positions that may also be recommended by ProShare Advisors LLC and/or ProFund Advisors LLC, affiliate of the Sponsor.

The Sponsor, its principals, officers and employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as the Fund. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its officers, employees or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.

In addition, the Sponsor, its affiliates and principals may trade for their own accounts. Consequently, non-customer and proprietary trades may be executed and cleared through any prime broker or other broker utilized by clients. It is possible that officers or employees of the Sponsor may buy or sell investment positions or other instruments that the Sponsor has recommended to, or purchased for, its clients and may engage in transactions for their own accounts in a manner that is inconsistent with the Sponsor’s recommendations to a client. Personal transactions by employees may raise potential conflicts of interest when such persons trade in an investment positions that is owned by, or considered for purchase or sale for, a client. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any fiduciary duty owned by the Sponsor to its clients and in accordance with applicable law.

FCMs

An FCM or its affiliates may own stock in, or have some other form of ownership interest in, one or more U.S. or foreign exchanges or swap execution facilities (each, a “Trading Facility”) or CFTC-registered derivatives clearing organization (“Clearing House”) where the Fund’s transactions in futures, options on futures, swaps (as defined in the Commodity Exchange Act), forwards or other commodity derivatives (“Contracts”) may be executed and/or cleared. As a result, an FCM or its affiliates may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearing House, and the FCM would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading Facility or cleared by that Clearing House. In addition, employees and officers of an FCM or its affiliates may also serve on the board of directors or on one or more committees of a Trading Facility or Clearing House.

In addition, Trading Facilities and Clearing Houses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearing House. An FCM or its affiliates may participate in and obtain financial benefits from such incentive programs.

When providing execution services to the Fund (either in conjunction with clearing services or in an execution-only capacity), an FCM may direct orders to affiliated or unaffiliated market-makers, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, an FCM may solicit a counterparty to trade opposite your order or enter into transactions for its own account or the account of other counterparties that may, at times, be adverse to your interests in a Contract. In such circumstances, that counterparty may make payments and/or pay a commission to the FCM in connection with that transaction. The results of the Fund’s transactions may differ significantly from the results achieved by the FCM for its own account, its affiliates, or for other customers.

In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, its directors, officers, employees and affiliates may act on the other side of the Fund’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may effect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Contracts or other products. In cases where an FCM has offered the Fund a discounted commission or clearing fee for Contracts executed through the FCM as agent or with the FCM or its affiliate acting as counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty.

An FCM or its affiliates may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker or clearing broker. In those and other capacities, an FCM, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a Contract or with a related financial instrument that may not be consistent with, or may be contrary to, the Fund’s interests . Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Fund’s best interest and are not assessing the suitability for the Fund of any Contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.

MATERIAL CONTRACTS

Administrative Agency Agreement

BBH&Co. serves as the Funds’ Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.

BBH&Co. serves as the Funds’ Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Transfer Agent and the Sponsor, the Transfer Agent serves as the Funds’ transfer agent and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Administrative Agency Agreement has an initial term of one year and, after the initial term, will continue in effect for successive one-year periods unless terminated on at least seventy-five (75) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Administrative Agency Agreement at any time upon thirty (30) days’ prior written notice to the other party if either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

In its capacity as Administrator and Transfer Agent, BBH&Co. is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

BBH&Co. serves as the Funds’ Custodian. Pursuant to the Custodian Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a sub-custodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custodian Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

The Custodian Agreement had an initial term of one year. After the initial term, the Custodian Agreement continued and will continue in effect for successive one-year periods unless the Trust, on behalf of the Funds, independently, or the Custodian terminates the Custodian Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than seventy-five (75) days after the date of such notice. In the event of the appointment of a successor custodian, the parties agree that the investment assets of the Funds held by the Custodian or any sub-custodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custodian Agreement. The parties further agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian is appointed, the Custodian shall in like manner transfer the Funds’ investment assets in accordance with the instructions set forth in the Custodian Agreement. If no instructions are given as of the effective date of termination, the Custodian may, at any time on or after such termination date and upon ten (10) consecutive calendar days’ written notice to the Fund, either: (1) deliver the investment assets held under the Custodian Agreement to the Fund; or (2) deliver any investment assets held under the Custodian Agreement to a bank or trust company that meets the criteria set forth in the Custodian Agreement, with such delivery being at the risk of the Funds. In the event that investment assets or moneys of the Funds remain in the custody of the Custodian or its sub-custodians after the date of termination of the Custodian Agreement due to the failure of the Fund to issue instructions with respect to its disposition or the fact that such disposition could not be accomplished in accordance with such instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such investments and moneys during such period as the Custodian or its sub-custodians retain possession of such items, and the provisions of the Custody Agreement shall remain in full force and effect until the disposition of the investment assets.

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement became effective on the date of the offering of the Shares of the Funds and the Distribution Agreement will continue until December 19, 2014, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

Futures Account Agreement

Each of Goldman Sachs, MLPF&S and RBC, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Pursuant to futures account agreements (each, a “Futures Account Agreement”) between Goldman Sachs, MLPF&S and the Funds and RBC and the Funds, the Funds agree to indemnify and hold harmless each of Goldman Sachs, MLPF&S and RBC, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by Goldman Sachs, MLPF&S or RBC, as applicable, in connection with: (1) any failure by the Funds to perform its obligations under the Futures Account Agreement and any exercise by Goldman Sachs, MLPF&S or RBC, as applicable, of its rights and remedies thereunder; (2) any failure by the Funds to comply with the applicable law; (3) any action reasonably taken by Goldman Sachs, MLPF&S or RBC, as applicable, or its affiliates or agents to comply with the applicable law; and (4) any reliance by Goldman Sachs, MLPF&S or RBC, as applicable, on any instruction, notice or communication that Goldman Sachs, MLPF&S or RBC, as applicable reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to Goldman Sachs, MLPF&S or RBC, as applicable, on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify Goldman Sachs, MLPF&S or RBC, as applicable, for any and all costs, losses, penalties, fines, taxes and damages that Goldman Sachs, MLPF&S or RBC, as applicable may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Funds, or Goldman Sachs, MLPF&S or RBC, as applicable, by written notice to the other.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly offered security” (the “Publicly Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant.

The Publicly Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares of the Funds trade on the Exchange under the ticker symbols listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units to Authorized Participants. Shares of the Funds are to be offered to Authorized Participants in Creation Units at each Fund’s respective NAV.

Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on its Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, ABN AMRO Clearing Chicago LLC, Banca IMI Securities Corp., Barclays Capital Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., EWT, LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., HRT Financial LLC, Jefferies LLC, J.P. Morgan Securities Inc., Knight Clearing Services LLC, Merrill Lynch Professional Clearing Corp., Mizuho Securities USA Inc., Newedge USA LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, Timber Hill LLC, UBS Securities LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Creation Units to Authorized Participants from time to time generally in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including to SEI and PDI, in connection with the offering of the Shares by a Fund will not exceed 10% of gross offering proceeds.

LEGAL MATTERS

Sidley Austin LLP has advised the Sponsor in connection with the Shares being offered. Sidley Austin LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Funds. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust, the Funds or the shareholders in matters relating to the Trust or the Funds and no other counsel has been engaged to act on their behalf.

Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The combined financial statements of ProShares Trust II, the individual financial statements of each of the funds comprising ProShares Trust II, management’s assessment of the effectiveness of internal control over financial reporting of ProShares Trust II, and management’s assessment of the effectiveness of internal control over financial reporting of each of the individual funds comprising ProShares Trust II (which assessments are included in Management’s Report of Internal Control over Financial Reporting), incorporated in this Prospectus by reference to ProShares Trust II’s Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015, the Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, the Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and the Trust’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, along with any amendments thereto, which have been incorporated by reference into this Prospectus and, subsequent to the date of this Prospectus, future filings with the SEC will be automatically deemed incorporated into this Prospectus, including subsequent financial statements, data and related notes with respect to all of the Funds. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this Prospectus. The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus. The Trust incorporates by reference the documents listed below as filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

This filing incorporates by reference the following document:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016;

•	Our Current Reports on Form 8-K filed on February 18, 2016, July 20, 2016, July 26, 2016 and December 22, 2016;

•	All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2015, except for information furnished on Form 8-K, which is not deemed filed and not incorporated herein by reference; and

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. In addition, the Trust will also provide you with information regarding the other series of the Trust upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.ProShares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

APPENDIX A—GLOSSARY

The Glossary below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended
1934 Act	Securities Exchange Act of 1934, as amended
1940 Act	Investment Company Act of 1940, as amended
Administrator	Brown Brothers Harriman & Co., as administrator for the Funds
Advisers Act	The Investment Advisers Act of 1940
Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units directly from the Funds
BBH&Co.	Brown Brothers Harriman & Co.
Business Day	Any day on which the NAV of a specified Fund is determined.
CBOE	Chicago Board Options Exchange
CBOT	Chicago Board of Trade
CEA	Commodity Exchange Act, as amended
CFE	CBOE Futures Exchange
CFTC	United States Commodity Futures Trading Commission
CME	Chicago Mercantile Exchange
Creation Unit	A block of 25,000 or 50,000 Shares, as applicable, that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.
Custodian	Brown Brothers Harriman & Co., as custodian for the Funds
Distributor	SEI Investments Distribution Co., as distributor for the Funds
DSTA	Delaware Statutory Trust Act
DTC	Depository Trust Company
Exchange	The exchange on which a Fund is primarily listed and traded (i.e., NYSE Arca)
FCM	Futures Commission Merchant
Financial Instrument	Instruments whose value is derived from the value of an underlying asset, rate or benchmark, including futures contracts, swap agreements, forward contracts and other instruments.
FINRA	Financial Industry Regulatory Authority, Inc.
Fund(s)	One or more of the series of the Trust offered herein.
Goldman Sachs	Goldman, Sachs & Co.
ICE	Intercontinental Exchange
IRS	United States Internal Revenue Service
LME	London Metal Exchange
NAV	Net Asset Value
NFA	National Futures Association
NSCC	National Securities Clearing Corporation
NYMEX	New York Mercantile Exchange
NYSE	New York Stock Exchange
NYSE Arca	NYSE Arca Equities, Inc.
Other Fund	A series of the Trust that is not being offered pursuant to this Prospectus.
PDI	ProFunds Distributors, Inc.
PTP	Publicly traded partnership
RBC	RBC Capital Markets, LLC
Reference Asset	The underlying asset that is used to determine the value of a Financial Instrument.
S&P	Standard & Poor’s

SEC	United States Securities & Exchange Commission
SEI	SEI Investments Distribution Co.
Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Funds.
Sponsor	ProShare Capital Management LLC
Transfer Agent	Brown Brothers Harriman & Co., as transfer agent for the Funds
Trust	ProShares Trust II
Trustee	Wilmington Trust Company
U.S.	United States of America
VIX	CBOE Volatility Index
VIX Index	CBOE Volatility Index

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares.

	Approximate Amount
Securities and Exchange Commission Registration Fee	$448,738	*
FINRA Filing Fee	$0
Printing Expenses	$15,000
Fees of Certified Public Accountants	$7,500
Fees of Counsel	$20,000
Miscellaneous Offering Costs	$0

Total	$477,738

*	Previously paid in connection with the filing of an earlier Registration Statement on Form S-1 (Registration No. 333-202724).

Item 14.	Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

4.1	Amended and Restated Trust Agreement of ProShares Trust II(1)

4.2	Form of Authorized Participant Agreement(2)

5.1	Opinion of Richards, Layton & Finger, P.A. as to legality

8.1	Opinion of Sidley Austin LLP as to income tax matters

10.1	Form of Sponsor Agreement(3)

10.2	Form of Administration and Transfer Agency Services Agreement(2)

10.3	Form of Custodian Agreement(4)

Exhibit Number	Description of Document

10.4	Form of Distribution Agreement(2)

10.5	Form of Futures Account Agreement(2)

10.6	Form of Institutional Master Futures Client Account Agreement(5)

23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)

23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney(6)

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on September 18, 2008.
(2)	Incorporated by reference to the Trust’s Registration Statement, filed on November 17, 2008.
(3)	Incorporated by reference to the Trust’s Registration Statement, filed on August 15, 2008.
(4)	Incorporated by reference to the Trust’s Registration Statement, filed on October 22, 2008.
(5)	Incorporated by reference to the Trust’s Registration Statement filed on September 16, 2011.
(6)	Previously filed with Registration Statement on March 13, 2015.

(b) The following financial statements are included in the Prospectus:

None.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 13th day of February 2017.

ProShares Trust II

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

/s/ Todd B. Johnson Name: Todd B. Johnson	Principal Executive Officer	February 13, 2017

/s/ Edward Karpowicz Name: Edward Karpowicz	Principal Financial Officer Principal Accounting Officer	February 13, 2017

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Sponsor in the capacities and on the date indicated.

/s/ Louis M. Mayberg* Name: Louis M. Mayberg	Member of the Sponsor (Director)	February 13, 2017

/s/ Michael L. Sapir* Name: Michael L. Sapir	Member of the Sponsor (Director)	February 13, 2017

*	Signed by Todd B. Johnson pursuant to powers of attorney date March 6, 2015.

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